Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO LLC

(Originator of the Trusts described herein)

(Exact Name of Registrant as Specified in Its Charter)
A Delaware Limited Liability Company

IRS Employer Number:

One American Road
Dearborn, Michigan 48126
(313) 322-3000

R. P. CONRAD, ESQ.

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
(313) 594-7765
(Name and Address of Agent for Service)

Copy to:

SUSAN M. CURTIS, ESQ.

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

    Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Aggregate	Maximum Aggregate	Amount of
to be Registered(1)	Registered(1)	Price Per Unit(2)	Offering Price(2)	Registration Fee

Asset Backed Securities	$1,000,000	100%	$1,000,000	$250

(1)	This Registration Statement also relates to market-making transactions that may be made by Ford Financial Services, Inc., an affiliate of the Registrant.

(2)	Estimated solely for the purpose of calculating the registration fee.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-17 of this prospectus supplement and on page 9 of the attached prospectus.

These securities are asset backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

Subject to Completion, dated [          ]

Prospectus Supplement to Prospectus Dated [          ]

$[                        ]

Ford Credit Auto Owner Trust [             ], Issuer

Ford Credit Auto

Receivables Two LLC
Seller
Ford Motor Credit
Company
Servicer

The trust will issue the following securities:

				Targeted	Final
				Scheduled	Scheduled
	Principal			Distribution	Distribution
	Amount	Interest Rate		Date	Date

Class A-1 Notes	$[ ]	[ ]%		[ ]	[ ]

Class A-2 Notes	$[ ]	[ ]%		[ ]	[ ]

Class A-3 Notes	$[ ]	[ ]%		[ ]	[ ]

Class A-4 Notes	$[ ]	[ ]%		[ ]	[ ]

Class A-5 Notes	$[ ]	[ ]%		[ ]	[ ]

Variable Pay Term Notes (1)(2)	$[ ]		(3)	n/a	[ ]

Class B Notes	$[ ]	[ ]%		n/a	[ ]

Class C Certificates	$[ ]	[ ]%		n/a	[ ]

Class D Certificates (1)(4)	$[ ]	[ ]%		n/a	[ ]

(1)	The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

(2)	A Variable Pay Term Note will be issued on the closing date in a principal amount of $[ ]. Additional Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on the targeted scheduled distribution date for each subclass of Class A Notes in a principal amount generally equal to the amount required to pay such subclass of Class A Notes in full. To the extent that a subclass of Class A Notes is not paid in full on its targeted scheduled distribution date, Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on any distribution date thereafter in a principal amount equal to the amount required to pay that subclass in full.

(3)	The interest rate for the Variable Pay Term Note issued on the closing date is one-month LIBOR plus [ ]%, and the interest rate for each additional Variable Pay Term Note will be determined at the date of issuance and will be equal to one-month LIBOR plus a spread which shall not exceed [ ]%.

(4)	The Class D Certificates will initially be retained by the seller.

•	The trust will pay interest on the securities on the 15th day of each month (or if the 15th is not a business day, the next business day). The first payment date on which interest will be paid will be [ ].

•	The trust expects to pay principal on each subclass of Class A Notes on its targeted scheduled distribution date subject to the provisions described in this prospectus supplement. Principal payments on the Class B Notes will be paid on the 15th day of each month after the Class A Notes and any Variable Pay Term Notes have been paid in full, and principal payments on the Class C Certificates will be paid on the 15th day of each month after the Class A Notes, any Variable Pay Term Notes and the Class B Notes have been paid in full.

The underwriters are offering the following securities by this prospectus supplement:

Proceeds to
	Initial Public	Underwriting	the
	Offering Price(1)	Discount	Seller(1)(2)

Per Class A-1 Note	[ ]%	[ ]%	[ ]%

Per Class A-2 Note	[ ]%	[ ]%	[ ]%

Per Class A-3 Note	[ ]%	[ ]%	[ ]%

Per Class A-4 Note	[ ]%	[ ]%	[ ]%

Per Class A-5 Note	[ ]%	[ ]%	[ ]%

Per Class B Note	[ ]%	[ ]%	[ ]%

Per Class C Certificate	[ ]%	[ ]%	[ ]%

Total	$[ ]	$[ ]	$[ ]

(1)	The price of the offered notes and certificates will also include interest accrued, if any, from [ ].
(2)	Before deducting expenses payable by the seller estimated to be $[ ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is [            ]

WHERE TO FIND INFORMATION IN THIS DOCUMENT
SUMMARY OF TERMS OF THE SECURITIES
STRUCTURAL SUMMARY
RISK FACTORS
THE TRUST
THE RECEIVABLES POOL
Certain Other Characteristics of the Receivables as of the Cutoff Date
Delinquency Experience(1)
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES OR CERTIFICATES
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS
FEDERAL INCOME TAX MATTERS
STATE TAX MATTERS
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL OPINIONS
GLOSSARY OF TERMS
FORM OF INVESTMENT LETTER -- CLASS C CERTIFICATES

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
SUMMARY OF TERMS OF THE SECURITIES
STRUCTURAL SUMMARY
RISK FACTORS
THE TRUST
THE RECEIVABLES POOL
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES OR CERTIFICATES
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE CERTIFICATES
DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS
[FLOW CHART DESCRIBING SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY DISTRIBUTION DATE]
[FLOW CHART DESCRIBING HOW THE TRUST DISTRIBUTES AVAILABLE FUNDS ON A DISTRIBUTION DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED]
FEDERAL INCOME TAX MATTERS
STATE TAX MATTERS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL OPINIONS
GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT
FORM OF INVESTMENT LETTER -- [CLASS C] CERTIFICATES

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT
SUMMARY
RISK FACTORS
THE TRUSTS
The Receivables
The Trustee
FORD CREDIT
PRIMUS
THE RECEIVABLES POOLS
Property of the Trusts
Origination
Underwriting
Subvention
Servicing and Collections
Repossession and Write-offs
Criteria for Selecting the Receivables
Simple Interest Receivables
Actuarial Receivables
Final Payment Receivables
We Will Provide More Specific Information About the Receivables in the Prospectus Supplement
MATURITY AND PREPAYMENT CONSIDERATIONS
USE OF PROCEEDS
THE SELLER
Description of the Seller
Insolvency of the Seller May Result in Consolidation of Its Assets with the Trust
Trust Assets May be Adversely Affected if Sale of Receivables to the Seller Were Treated as a Loan
DESCRIPTION OF THE NOTES
The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes
Principal and Interest on the Notes
The Indenture
The Indenture Trustee
DESCRIPTION OF THE CERTIFICATES
The Trusts Might Not Issue Physical Certificates Representing Certificates
Distributions of Principal and Interest
List of Certificateholders
CERTAIN INFORMATION REGARDING THE SECURITIES
Fixed Rate Securities
Floating Rate Securities
Physical Securities
Book-Entry Registration
Reports to Securityholders
DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS
Sale and Assignment of Receivables
Accounts
Servicing Procedures
Collections
Actuarial and Simple Interest Advances
Servicing Compensation and Expenses
Distributions
Credit and Cash Flow Enhancement
Net Deposits
Statements to Trustees and Trusts
Evidence as to Compliance
Certain Matters Regarding the Servicer
Events of Servicing Termination
Rights Upon Event of Servicing Termination
Waiver of Past Events of Servicing Termination
Amendment
Insolvency Event or Dissolution
Payment of Notes
Termination
Administration Agreement
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES
Security Interests in Vehicles
Repossession
Notice of Sale; Cure Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Other Limitations
Transfers of Vehicles
TAX MATTERS
Scope of the Tax Opinions
ERISA CONSIDERATIONS
Prohibited Transaction Considerations
Investment in Notes
Investment in Certificates
Special Considerations Applicable to Insurance Company General Accounts
Plans Not Subject to ERISA or the Tax Code
General Investment Considerations
PLAN OF DISTRIBUTION
LEGAL OPINIONS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
GLOSSARY OF TERMS FOR THE PROSPECTUS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX
Form S-3
Powers of Attorney

Where to Find Information in This Document	S-3

Summary of Terms of the Securities	S-4

Structural Summary	S-9

Risk Factors	S-17

The Trust	S-27

Limited Purpose and Limited Assets	S-27

Capitalization of the Trust	S-27

The Owner Trustee and the Delaware Trustee	S-28

The Receivables Pool	S-28

Criteria Applicable to Selection of the Receivables	S-28

Characteristics of the Receivables	S-29

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios	S-32

How You Can Compute Your Portion of the Amount Outstanding on the Notes or Certificates	S-33

Notes	S-33

Certificates	S-33

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates	S-33

Maturity and Prepayment Considerations	S-34

Description of the Notes	S-36

Form of Registration	S-36

Payments of Interest on Class A Notes and Variable Pay Term Notes	S-36

Payments of Principal of Class A Notes and Variable Pay Term Notes	S-37

Variable Pay Term Notes	S-39

Interest Rate Swap	S-40

Payments of Interest on Class B Notes	S-42

Payments of Principal of Class B Notes	S-42

The Indenture	S-43

Optional Redemption	S-44

Description of the Certificates	S-44

Distributions of Interest Income on Class C Certificates	S-45

Distributions of Principal Payments on Class C Certificates	S-45

Optional Prepayment	S-46

Description of the Receivables Transfer and Servicing Agreements	S-46

Accounts	S-46

Servicing Compensation and Expenses	S-47

Rights Upon Event of Servicing Termination	S-47

Waiver of Past Events of Servicing Termination	S-47

Distributions	S-48

Accumulation Account	S-55

VPTN Proceeds Account	S-55

Reserve Account	S-55

Reports to Securityholders	S-57

Federal Income Tax Matters	S-58

The Class A Notes and Class B Notes	S-58

Scope of the Tax Opinions	S-59

Tax Characterization of the Trust	S-59

Tax Consequences to Holders of the Class A Notes and Class B Notes	S-60

Tax Consequences to Holders of Class C Certificates	S-64

Certain U.S. Federal Income Tax Documentation Requirements	S-69

State Tax Matters	S-71

Michigan Tax Consequences	S-71

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes	S-71

Michigan Tax Consequences With Respect to the Class C Certificates	S-71

ERISA Considerations	S-72

The Notes	S-72

The Class C Certificates	S-72

Special Considerations Applicable to Insurance Company General Accounts	S-73

Underwriting	S-74

Legal Opinions	S-76

Glossary of Terms	S-77

ANNEX I	I-1

Form of Investment Letter — Class C Certificates	I-1

S-2

WHERE TO FIND INFORMATION IN THIS DOCUMENT

This prospectus supplement and the attached prospectus provide information about the trust, Ford Credit Auto Owner Trust [     ], including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes and certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each class of securities

•	Structural Summary — gives a brief introduction to the key structural features of the trust

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities

Cross references are contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page S-77 of this prospectus supplement and on page 60 of the prospectus.

S-3

SUMMARY OF TERMS OF THE SECURITIES

       The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in their entirety.

Issuer

Ford Credit Auto Owner Trust [     ], a Delaware business trust, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts which constitute the receivables. Ford Motor Credit Company acquired the receivables directly, or indirectly through PRIMUS. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus supplement:

•	$[ ] Class A-1 [ ]% Asset Backed Notes

•	$[ ] Class A-2 [ ]% Asset Backed Notes

•	$[ ] Class A-3 [ ]% Asset Backed Notes

•	$[ ] Class A-4 [ ]% Asset Backed Notes

•	$[ ] Class A-5 [ ]% Asset Backed Notes

•	$[ ] Class B [ ]% Asset Backed Notes

•	$[ ] Class C [ ]% Asset Backed Certificates

Other Securities

On the closing date, the trust is also issuing a Variable Pay Term Note in a principal amount of $[     ] and Class D Certificates in an aggregate principal amount of $[     ]. The trust expects to issue additional Variable Pay Term Notes, which are described below, beginning on the targeted scheduled distribution date for each subclass of the Class A Notes. If issued, the proceeds from the additional Variable Pay Term Notes will be applied to principal payments on the subclass or subclasses of Class A Notes targeted for payment on that date. The Variable Pay Term Notes generally will be paid interest and principal pari passu with the Class A Notes. The Class D Certificates will initially be retained by the seller. The Class D Certificates and the Variable Pay Term Notes are not being offered by this prospectus supplement.

The Class A Notes, the Class B Notes and the Variable Pay Term Notes are collectively referred to as the “notes” in this prospectus supplement, and the Class C Certificates and the Class D Certificates are collectively referred to as the “certificates.” The notes and the certificates are together referred to as the “securities.”

Trustees

Notes	The indenture trustee for the notes will be [ ].

Certificates	The trustees for the certificates will be [ ].

Important Dates

Closing Date

The trust expects to issue the securities on [     ].

Interest and Principal Distribution Dates

The trust will pay interest and principal on the securities on the 15th day of each month (or if the 15th day is not a business day, the next business day). These payment dates are referred to as “distribution dates” in this prospectus supplement.

S-4

First Scheduled Distribution Date

The first scheduled distribution date will be [     ].

Record Dates

On each distribution date, the trust will pay interest and principal, as applicable, to the holders of the securities as of the related record date. The record date for the securities will be as follows:

Notes	The day immediately preceding the distribution date.

Certificates	The last day of the month immediately preceding the month of the distribution date.

Targeted Scheduled Distribution Dates

The targeted scheduled distribution date for each subclass of Class A Notes is listed on the cover page. The trust expects that no payments of principal will be made on any subclass of Class A Notes until its targeted scheduled distribution date. The trust expects that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date from the proceeds of issuance of a Variable Pay Term Note and other funds available. Failure to pay a subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default under the indenture and in such event such subclass will receive monthly allocations of principal until paid in full.

Final Scheduled Distribution Dates

The trust is required to pay the outstanding principal amount of each Class of notes and certificates, to the extent not previously paid, in full on its final scheduled distribution date specified on the cover page of this prospectus supplement.

Interest Rates

The trust will pay interest on each class and subclass of securities at the rates specified on the cover of this prospectus supplement. Interest rates on any additional Variable Pay Term Notes to be issued on targeted scheduled distribution dates will be determined at the time of issuance, but will not exceed one-month LIBOR plus [     ]%.

Interest Accrual

The offered securities will accrue interest on a [“30/360”] basis from the 15th day of the previous month to the 15th day of the current month. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

1.	the outstanding principal balance;

       2.  the interest rate; and

3.	[30 (or in the case of the first distribution date, [ ]) divided by 360)].

For a more detailed description of the payment of interest, you should refer to “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes”, “— Payments of Interest on Class B Notes” and “Description of the Certificates — Distributions of Interest Income on Class C Certificates” in this prospectus supplement.

Sequential Principal Payments

The trust will allocate all payments of principal to the Variable Pay Term Notes issued at closing until the earlier of payment in full and the first targeted scheduled distribution date. The trust expects to issue a Variable Pay Term Note on each targeted scheduled distribution date sufficient to pay the related subclass of Class A Notes in full. If this occurs, the trust will pay principal sequentially to the Variable Pay Term Notes until paid in full and then to the earliest maturing Class B Notes, the Class Certificates and the Class D Certificates until each such class is paid in full. For a more detailed description of the payment of principal, you should refer to “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” and to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority in which the Trust Makes Principal

S-5

Payments on the Notes and Certificates” in this prospectus supplement.

Optional Redemption

The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust. The price will be equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at the time this redemption option becomes available to the servicer only the [     ] Notes and the certificates will be outstanding.

For further discussion of optional redemption, you should refer to “Description of the Notes — Optional Redemption” and “Description of the Certificates — Optional Prepayment” in this prospectus supplement.

Ratings

It is a condition to the issuance of the securities on the closing date that:

•	the Class A Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

•	the Class B Notes be rated “A” or its equivalent by at least two nationally recognized rating agencies;

•	the Class C Certificates be rated “BBB” or its equivalent by at least two nationally recognized rating agencies; and

•	the Variable Pay Term Note issued on the closing date be rated “AAA” by S&P and “Aaa” by Moody’s.

It is a condition to the issuance of any additional Variable Pay Term Note that such Variable Pay Term Note also be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

A rating is not a recommendation to purchase, hold or sell the Class A Notes, Class B Notes or Class C Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Notes, Class B Notes and Class C Certificates address the likelihood of the payment of principal and interest on such securities according to their terms. A rating agency rating the Class A Notes, Class B Notes or Class C Certificates may lower or withdraw its rating in the future, in its discretion.

Minimum Denominations

Class A Notes and Class B Notes	$1,000 and integral multiples thereof.

Class C Certificates	$20,000 and integral multiples of $1,000 in excess thereof.

Registration, Clearance and Settlement

Class A Notes and Class B Notes	DTC/ Clearstream Luxembourg/ Euroclear

Class C Certificates	Issued in fully registered, certificated form

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes:

•	the Class A Notes will be characterized as debt;

•	the Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

S-6

[                         ], will deliver an opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Offered Notes	If you purchase the Class A Notes or Class B Notes, you agree by your purchase that you will treat such notes as indebtedness.

Class C Certificates	If you purchase the Class C Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.

Investor Restrictions

The Class C Certificates may not be purchased by persons who are not U.S. persons.

If you are considering purchasing the Class C Certificates, you should refer to “Federal Income Tax Matters — Tax Consequences to Holders of Class C Certificates” in this prospectus supplement for more details.

ERISA Considerations

Class A Notes and Class B Notes	The Class A Notes and Class B Notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations — The Notes” in this prospectus supplement and the attached Prospectus.

Class C Certificates	The Class C Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class C Certificates subject to the considerations discussed under “ERISA Considerations — The Class C Certificates” in this prospectus supplement and the attached Prospectus.

Required Representations from Purchasers of the Class C Certificates

To purchase Class C Certificates, you (and anyone to whom you assign or sell the Class C Certificates) must:

(1)	represent and certify under penalties of perjury that you are a United States person; and

(2)	represent and certify that you

(a)	are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing Class C Certificates on behalf of such a plan or arrangement; or

(b)	are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the Class C Certificates will have to sign in Annex I to this prospectus supplement.

S-7

Investor Information — Mailing Address, Telephone Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two LLC is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP Numbers

Class	CUSIP

A-1 Notes
A-2 Notes
A-3 Notes
A-4 Notes
A-5 Notes
B Notes
C Certificates

S-8

STRUCTURAL SUMMARY

       This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

Ford Credit Auto Receivables Two LLC, the seller, will purchase certain eligible motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS, which constitute the receivables, and then will sell the receivables with an aggregate principal balance of $[          ] as of the opening of business on [          ] to Ford Credit Auto Owner Trust [          ] on the closing date.

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•	other rights under documents relating to the receivables; and

•	rights under an interest rate swap.

Composition of the Receivables

The composition of the receivables as of [          ] is as follows:

•	Aggregate Principal Balance	$[ ]

•	Number of Receivables	$[ ]

•	Average Principal Balance	$[ ]

	(Range)	$[ ] to $[ ]

•	Average Original Amount Financed	$[ ]

	(Range)	$[ ] to $[ ]

•	Weighted Average APR	[ ]%

	(Range)(1)	[ ]% to [ ]%

•	Weighted Average Original Term	[ ] months

	(Range)	[ ] months to
[ ] months

•	Weighted Average Remaining Term	[ ] months

	(Range)	[ ] month to
[ ] months

•	Scheduled Weighted Average Life(2)	[ ] years

(1)	Includes receivables with APRs below the interest rates on the securities.

(2)	From [ ], assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from [ ] and (3) no prepayments on the receivables are made.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each distribution date equal to [          ] of the principal balance of the receivables at the beginning of the related collection period. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during the related collection period and any reinvestment earnings on any payments received on the receivables.

S-9

Issuance of Variable Pay Term Notes

Variable Pay Term Notes

•	On the closing date, the trust will issue a Variable Pay Term Note in a principal amount of $[ ]. This Variable Pay Term Note will receive all monthly payments allocable to principal on the notes and certificates until the earlier of the targeted scheduled distribution date for the Class A-1 Notes or until such Variable Pay Term Note is paid in full.

•	On the targeted scheduled distribution date for each subclass of the Class A Notes, the trust will issue and sell a Variable Pay Term Note to the extent needed to repay the related subclass of Class A Notes if all of the conditions to issuance are met and one or more purchasers agree to purchase such Variable Pay Term Note.

•	If a Variable Pay Term Note cannot be issued on the targeted scheduled distribution date of any subclass of Class A Notes in an amount sufficient to repay such subclass of Class A Notes in full, Ford Credit, as administrator, will use reasonable efforts to locate purchasers for a Variable Pay Term Note to be issued on a future distribution date. If purchasers are located and if all the conditions to issuance have been met, the trust will issue the Variable Pay Term Note.

•	[A Variable Pay Term Note will only be issued if the proceeds of its issuance and sale, taken together with the other amounts allocable to principal on the Class A Notes on such issuance date, are sufficient to repay sequentially and in their entirety one or more subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates.]

•	FCAR Owner Trust, a commercial paper conduit administered by Ford Credit, may purchase any Variable Pay Term Note issued by the Trust, however, none of FCAR Owner Trust, Ford Credit or any other person is obligated to purchase any Variable Pay Term Note.

•	The conditions to the issuance of a Variable Pay Term Note will include, among other things, that:

—	there be in effect an interest rate swap with a notional amount equal to the aggregate principal balance of all of the Variable Pay Term Notes outstanding after giving effect to such issuance;

—	the interest rate on each Variable Pay Term Note not exceed [one-month LIBOR plus [ ]%] [ ]%;

—	the Variable Pay Term Note be issued at par;

—	the aggregate proceeds of the Variable Pay Term Note issued on such distribution date will be sufficient (when taken together with other amounts allocable to the payment of principal on the Class A Notes on such distribution date) to repay in full and in sequential order one or more subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates;

—	no event of default or event of servicing termination shall have occurred and be continuing; and

—	the Variable Pay Term Notes shall be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

For further discussion of the Variable Pay Term Notes, see “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes,” “— Payments of Principal of Class A Notes and Variable Pay Term Notes” and “— Variable Pay Term Notes” in this prospectus supplement.

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Interest Rate Swaps

•	On the closing date, the trust will enter into an interest rate swap with [ ] as the swap counterparty which will have an initial notional amount equal to the principal amount of the Variable Pay Term Note issued at closing. The notional amount will increase by the principal amount of any additional variable pay term notes issued on future distribution dates and will decrease by any principal payments on the Variable Pay Term Notes.

•	The trust will not be permitted to issue a Variable Pay Term Note after the closing date unless the trust has interest rate swaps in place on that distribution date with a notional amount equal to the principal balance of such Variable Pay Term Note and any outstanding Variable Pay Term Notes.

•	Under the interest rate swap agreement, on each distribution date, the trust will be obligated to pay to the swap counterparty fixed monthly payments on notional amounts equal to the outstanding balance of the Variable Pay Term Notes, and the swap counterparty will be obligated to pay floating rate monthly payments to the trust on the same notional amounts.

•	The net amount owed by the trust to the swap counterparty on a Distribution Date, if any, is the “net swap payment,” and the net amount owed by the swap counterparty to the trust, if any, is the “net swap receipt.”

•	The obligations of the trust under the interest rate swap agreement are secured under the indenture and the obligations of the swap counterparty are unsecured.

•	In the event that the swap counterparty’s long-term senior unsecured debt or commercial paper ceases to be rated at a level acceptable to the S&P and Moody’s, the swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to the rating agencies to secure its obligations under the interest rate swap agreements or arrange for an eligible substitute swap counterparty satisfactory to the trust.

For further discussion of the Interest Rate Swaps, see “Description of the Notes — Interest Rate Swap” in this prospectus supplement.

Accumulation Account

•	If, on any distribution date, all previously issued Variable Pay Term Notes are or have been paid in full and none of the outstanding Class A Notes have reached their targeted scheduled distribution dates, amounts allocable to payment of principal on the notes and certificates will be deposited in the accumulation account.

•	No funds will be deposited in the accumulation account (i) on any distribution date after the notes have been accelerated following the occurrence of an event of default, unless the event of default has been cured or waived or (ii) on any distribution date after the Class A Notes have been paid in full.

•	Amounts deposited in the accumulation account generally will be distributed on the next targeted scheduled distribution date to pay principal of the related subclass of Class A Notes.

•	Amounts on deposit in the accumulation account will be invested in permitted investments.

Priority of Distributions

From collections on the receivables during the prior collection period, amounts withdrawn from the reserve account and payahead account, any net swap receipt, advances made by the servicer for payments due from obligors but not received and any interest rate

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swap termination payment paid by the swap counterparty, unless certain events of default have occurred which will result in a change in the priority of distributions as further described in this prospectus supplement, the trust will pay the following amounts on each distribution date in the following order of priority, after reimbursement of any advances made in prior months by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Swap Payment — any net swap payment payable to the swap counterparty;

(3)	Class A Note and Variable Pay Term Note Interest and Swap Termination Payments — interest due on the Class A Notes, interest due on the Variable Pay Term Notes and any interest rate swap termination payments owed by the trust to the swap counterparty pro rata based on the principal balance of the Class A Notes, the principal balance of the Variable Pay Term Notes and the amount of any interest rate swap termination payment;

(4)	First Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and Variable Pay Term Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount;

(5)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(6)	Second Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, Variable Pay Term Notes and Class B Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

(7)	Class C Certificate Interest — interest due on the Class C Certificates to the holders of the Class C Certificates;

(8)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(9)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the specified reserve account balance;

(10)	Regular Principal Distribution Amount — to the principal distribution account, an amount equal to the excess of (x) the sum of the aggregate principal balances of the notes and certificates less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the sum of (A) the specified overcollateralization amount, and (B) the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above; and

(11)	any amounts remaining after the above distributions shall be paid to the seller.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

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Priority in Which Principal Payments Are Made on the Notes and Certificates

On each distribution date, from amounts on deposit in the principal distribution account, the accumulation account and the VPTN proceeds account, the indenture trustee will make payments to the holders of the notes and certificates in the following order of priority:

(1)	to the Class A Notes and Variable Pay Term Notes as follows:

•	if the distribution date is a targeted scheduled distribution date upon which the trust is able to issue and does issue a Variable Pay Term Note, then

—	first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any (excluding any Variable Pay Term Note issued on such targeted scheduled distribution date) until paid in full and then to such subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates;

—	second, from amounts, if any, in the accumulation account, to such subclass of Class A Notes that has reached its targeted scheduled distribution date until paid in full;

—	third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until paid in full; and

—	fourth, any remaining amounts on deposit in the principal distribution account will be deposited to the accumulation account if any Class A Notes are outstanding that have not reached or passed their targeted scheduled distribution dates;

•	if the distribution date (1) is a targeted scheduled distribution date upon which the trust is unable to issue a Variable Pay Term Note, or (2) is not a targeted scheduled distribution date but upon such distribution date a subclass or subclasses of Class A Notes are outstanding that have reached or passed their targeted scheduled distribution dates, then

—	first, from amounts on deposit in the principal distribution account, to the Class A Notes and any Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, with payments allocable to the Class A Notes applied to the subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until such subclass or subclasses are paid in full;

—	second, from amounts, if any, in the accumulation account to such subclass or subclasses of Class A Notes that have reached their targeted scheduled distribution dates until paid in full;

—	third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until paid in full; and

—	fourth, from any remaining amounts on deposit in the principal distribution account, to the Variable Pay Term Notes until paid in full and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if such distribution date is not a targeted scheduled distribution date and the trust has paid in full each subclass of Class A Notes which has reached or passed its targeted scheduled distribution date, then

—	first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any, until paid in full; and

—	second, any remaining amounts will be deposited to the accumulation

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account if any Class A Notes are outstanding;

(2)	to the Class B Notes until they are paid in full;

(3)	to the Class C Certificates until they are paid in full;

(4)	to the Class D Certificates until they are paid in full; and

(5)	to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

Change of Priority of Distributions Upon Certain Events of Default and Insolvency Events

Following the occurrence of one of the events of default listed below:

•	a default in the payment of principal which has resulted in an acceleration of the notes;

•	a default for five days or more in the payment of interest on a class or subclass of notes which has resulted in an acceleration of the notes;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes;

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes and payment of any interest rate swap termination payments, no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes and no distributions of principal or interest on the Class D Certificates until payment in full of principal and interest on the Class C Certificates.

Following the occurrence of any other event of default which has resulted in an acceleration of the notes, no change will be made in the priority of payment of interest on the notes on each distribution date until a liquidation, if any, of the property of the trust. However, the trust will pay the notes in full and any interest rate swap termination payments before paying any principal or interest on the certificates upon a liquidation.

For a more detailed description of events of default and rights of investors in such a circumstance, you should refer to“Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes” in this prospectus supplement and “Description of the Notes — The Indenture” in the prospectus.

Credit Enhancement

Credit enhancement for the notes and certificates will be provided by

•	the reserve account,

•	overcollateralization and

•	the subordinated class or classes of notes and certificates (the Class D Certificates will not have the benefit of any subordinated class of securities).

Reserve Account

•	On the closing date, the seller will deposit $[ ] into the reserve account. On each distribution date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first eight items listed in “Priority of Distributions” above are satisfied.

•	The balance required to be on deposit in the reserve account will be the lesser of (a) $[ ] and (b) the outstanding principal balance of the notes and certificates. In addition, if amounts are on deposit in the

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accumulation account, the balance required to be on deposit in the reserve account will be increased to compensate for any “negative carry” that may occur if the interest rates on the permitted investments in the accumulation account are lower than [ ]%.

•	To the extent that funds are not sufficient on any distribution date to pay the servicing fee, the net swap payment, any swap termination payments, interest payments on all classes of notes and certificates and any first priority or second priority principal distribution amounts, the indenture trustee will withdraw cash from the reserve account for those purposes.

•	On and after the final scheduled distribution date for any Class of securities, if such Class has not been paid in full, amounts on deposit in the reserve account will be withdrawn to repay such Class in full.

•	Amounts on deposit in the reserve account will not be used to pay principal on any subclass of Class A Notes on its targeted scheduled distribution date solely for the purpose of meeting that targeted scheduled distribution date.

•	On any distribution date, after the trust pays the servicing fee, the net swap payment, any swap termination payment, interest payments on all classes of notes and certificates and all principal distribution amounts, amounts in excess of the required reserve account balance will be released to the seller.

For a further discussion of the Reserve Account, refer to “Description of the Receivables Transfer and Servicing Agreements — Reserve Account” in this prospectus supplement.

Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes and certificates. Initially, the receivables balance will exceed the principal balance of the [notes and certificates] by [     ]% of the receivables balance. The application of funds according to item ten of “Priority of Distributions” above is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the principal balance of the notes and certificates is paid down to a target level which is below that of the receivables balance, additional credit enhancement is created.

The target level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The target level

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for the overcollateralization amount on each payment date will be the sum of:

(X)	the excess of

(1)	the lesser of:

(a)	the greatest of :

(A)	$[ ],

(B)	[ ]% of the outstanding principal balance of the receivables,

               and

(C)	the aggregate principal balance of the receivables that are delinquent [ ] days or more and have not yet been liquidated, and

(b)	the outstanding principal balance of the notes and certificates,

     over

(2)	the balance required to be on deposit in the reserve account,

and

(Y)	the yield supplement overcollateralization amount specified for the applicable payment date on the schedule beginning on page S-85 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments” in this prospectus supplement.

Subordination

As long as the Class A Notes or any Variable Pay Term Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes and Variable Pay Term Notes and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes and Variable Pay Term Notes.

As long as the Class A Notes, Variable Pay Term Notes, Class B Notes or interest rate swaps remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes, Variable Pay Term Notes and Class B Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes.

As long as the notes, interest rate swaps or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the notes and Class C Certificates and payments (including termination payments) due to the swap counterparty under the interest rate swap and, in certain circumstances, to payments of principal on the notes and Class C Certificates and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the notes and Class C Certificates.

For further discussion on the subordination of the Class B Notes, Class C Certificates and Class D Certificates, refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

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RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the notes and certificates.

The Absence of a Secondary Market Could Limit Your Ability to Resell Your Notes or Certificates	The absence of a secondary market for the notes and certificates could limit your ability to resell them. This means that if in the future you want to sell any of your notes or certificates before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes or certificates. There currently is no secondary market for the notes and certificates. The underwriters expect to make a market for the offered securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes or certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured	It is expected that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date through the issuance of a Variable Pay Term Note. Between targeted scheduled distribution dates, payments allocable to principal, including prepayments from any receivables, will be applied to any outstanding Variable Pay Term Notes or if none are outstanding, deposited to the accumulation account as long as any Class A Notes are outstanding. As a result, the Class A Notes will generally not be subject to prepayment risk. It is possible, however, that the Class A Notes could receive their principal payments later than their targeted scheduled distribution dates.

If any subclass of Class A Notes is not paid in full on its targeted scheduled distribution date (either because the trust failed to satisfy the required conditions for issuance of a Variable Pay Term Note or was unable to sell a Variable Pay Term Note in the required amount), amounts on deposit in the principal distribution account will be applied to such subclass or subclasses of Class A Notes and any outstanding Variable Pay Term Notes, pro rata on that targeted scheduled distribution date and each distribution date thereafter until such subclass or subclasses of Class A Notes are paid in full (either by application of collections to such Class A Notes or because Variable Pay Term Notes are subsequently issued). If this occurs, investors in that subclass or those subclasses

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of Class A Notes will receive repayment of principal later than the targeted scheduled distribution date and may lose the opportunity to reinvest the principal at rates that may be more favorable than the rate of return that the subclass of Class A Notes is providing.

The Class B Notes and the Class C Certificates do not have targeted scheduled distribution dates, and the timing of principal payments on the Class B Notes and Class C Certificates will vary according to the level of payments, prepayments and defaults within the pool of receivables. It is expected that holders of Class B Notes and Class C Certificates will receive principal distributions prior to their final scheduled distribution dates. Such investors may not be able to reinvest such principal at rates equal to or greater than the rates they will earn on the Class B Notes or Class C Certificates.

As a general matter, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the closing date.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and any corresponding acceleration of payments on the securities.

The final payment of each class of notes and certificates is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class or subclass of notes in full on its final scheduled distribution date, an event of default will occur and final payment of such class or subclass of notes may occur later than such date or may not occur at all.

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For more information regarding the timing of repayments of the Notes and the Certificates, see “Maturity and Prepayment Considerations” in this prospectus supplement.

Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes and Certificates	Amounts on deposit in the reserve account from time to time are available to:

• enhance the likelihood that you will receive the interest on each distribution date and principal on the final scheduled distribution date for your notes or certificates; and

• decrease the likelihood that you will experience losses on your notes or certificates.

However, the amounts on deposit in the reserve account are limited to the specified reserve account balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the notes and certificates could result. In addition, depletion of the reserve account ultimately could result in losses on your notes or certificates.

Amounts in the Reserve Account May Not Be Liquid	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next distribution date if each rating agency confirms that doing so will not affect the ratings on the notes or certificates. These investments will not be sold to cover any shortfalls that occur on a distribution date. This could delay payments to you because these funds would not be available on a particular distribution date.

The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes	The Class C Certificates bear greater credit risk than the Class A Notes and Class B Notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes, Variable Pay Term Notes and Class B Notes and to payments (including swap termination payments) to the swap counterparty under the interest rate swap. The Class B Notes bear greater risk than the Class A Notes and the Variable Pay Term Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Variable Pay Term Notes and payments (including termination payments) due to the swap counterparty under the interest rate swap.

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Interest payments on the Class B Notes on each distribution date will be subordinated to servicing fees due to the servicer, net swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes and an allocation of principal payments to the Class A Notes and the Variable Pay Term Notes to the extent that the sum of the principal balances of the Class A Notes and the Variable Pay Term Notes exceed the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, net swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes, and the Variable Pay Term Notes and Class B Notes to the extent the sum of the principal balances of the Class A Notes, the Variable Pay Term Notes and the Class B Notes exceeds the sum of the receivables balance and amounts in the accumulation account, less the yield supplement overcollateralization amount (after giving effect to the allocation described in the preceding sentence).

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes and the Variable Pay Term Notes. No principal will be paid on the Class B Notes until interest and principal of the Class A Notes and the Variable Pay Term Notes and amounts payable to the swap counterparty have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the interest and principal of the Class B Notes have been paid in full.

For a more detailed description of principal payment distributions, see “Description of Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments” in this prospectus supplement. You should note that the payment sequence changes, however, following certain events of default.

You May Suffer Losses Due to Receivables with Low APRS	The receivables includes receivables which have APRs that are lower than the interest rates on the notes or certificates. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your notes or certificates by reducing such interest payments available.

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The target level of overcollateralization takes into account the mix of receivables by APR and potential changes in that mix, but there is no assurance that the target overcollateralization will be achieved or will be sufficient to pay all notes and certificates in full.

Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates	The trust’s ability to pay the full principal amount of any subclass of Class A Notes on its targeted scheduled distribution date will depend on whether the trust is able to sell a Variable Pay Term Note on that targeted scheduled distribution date in the amount necessary, together with other funds available, to pay such subclass of Class A Notes in full. To the extent a Variable Pay Term Note is not issued by the trust on a targeted scheduled distribution date, it is highly unlikely that holders of any Class A Notes targeted for payment on that date will be paid in full on such date.

The trust will not be able to issue a Variable Pay Term Note unless all of the conditions to issuance are met and a purchaser agrees to the purchase. The conditions to issuance include restrictions that the spread over one-month LIBOR on the Variable Pay Term Notes be limited to [ ]% and that such notes be issued at par. Although the administrator, Ford Credit, will use reasonable efforts to find purchasers, no person or entity is obligated to purchase a Variable Pay Term Note or any interest therein. Accordingly, there is no assurance that any Variable Pay Term Notes (other than the Variable Pay Term Note issued on the closing date) will be issued and sold or that the proceeds from sale of Variable Pay Term Notes on targeted scheduled distribution dates will be sufficient to pay a subclass of Class A Notes in full on its targeted scheduled distribution date.

Although interest will continue to accrue on all outstanding subclasses of Class A Notes at their respective interest rates, holders of the Class A Notes may not receive the full principal payment on the targeted scheduled distribution date and may lose the opportunity to reinvest such amounts at more favorable rates until the principal payments are received after their targeted scheduled distribution dates.

The issuance of the Variable Pay Term Notes may reduce the amount of funds available for distribution to other notes and certificates	The Variable Pay Term Notes will bear interest at floating rates with spreads to LIBOR which will be determined at the time of issuance. Although such spreads can not exceed [ ]% and an interest rate swap with a notional amount equal to the principal balance of such Variable Pay Term Note and all other outstanding Variable Pay Term Notes must be in

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effect at the time of issuance, the issuance of Variable Pay Term Notes with spreads higher than the related subclass of Class A Notes will increase the amount of interest payable by the trust. Since interest payments on the Variable Pay Term Notes are paid pro rata with interest payments on the Class A Notes and any swap termination payments and are senior to payments of interest and principal on the Class B Notes and Class C Certificates, the issuance of such Variable Pay Term Notes would reduce the amount of funds available for distribution to the other notes and certificates. This could result in a delay in or loss of payments on your notes or certificates or in a reduction of their ratings.

Risks Associated with the Interest Rate Swap	The trust will enter into an interest rate swap because the receivables owned by the trust bear interest at a fixed rate while the Variable Pay Term Notes will bear interest at floating rates based on one-month LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes and the certificates.

During those periods in which the floating LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and in the interest payments and distributions with respect to the certificate balance on your certificates.

On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions with respect to the certificate balance on your certificates.

The interest rate swap generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or failure of the counterparty to post collateral, assign to an eligible counterparty or take other remediation if the counterparty’s debt ratings drop below the ratings acceptable to the rating agencies. In the event of the termination of the interest rate

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swap, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. Any such payment due to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes. If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement swap and to the extent the interest rates on the Variable Pay Term Notes exceed the fixed rates the trust had been required to pay the counterparty under the swap, the amount available to pay principal of and interest on the notes and certificates will be reduced. If the swap is terminated and no replacement is entered into, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions with respect to the certificate balance on your certificates.

The obligations of the swap counterparty under the interest rate swap are unsecured. However, in the event that the long-term senior unsecured debt or commercial paper of the swap counterparty ceases to be rated at a level acceptable to the rating agencies, the swap counterparty will be obligated to take the actions specified in the interest rate swap as described below in “Description of the Notes — Interest Rate Swap.”

Geographic Concentration May Result in More Risk to You	As of [ ], Ford Credit’s records indicate that the highest state concentrations of obligors of receivables included in the receivables based on the billing addresses of the obligors were recorded as being in the following states (Alabama and Pennsylvania are not included in the receivables pool for administrative reasons):

Percentage of
Aggregate
Principal
Balance

[ ]	[ ]%

[ ]	[ ]%

[ ]	[ ]%

No other state, by billing addresses, constituted more than [ ]% of the balance of the receivables pool as of [ ]. Economic conditions or other factors affecting states with high concentrations of obligors could adversely affect the delinquency, credit loss or repossession experience of the pool of receivables.

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An Event of Default May Cause Prepayments, Potential Losses and Change of Priority of Payment of Principal	An event of default under the indenture may result in payments on the notes being accelerated. As a result:

• you may suffer losses on your notes or certificates if the assets of the trust are insufficient to pay the amounts owed on the notes or certificates;

• payments on your notes or certificates may be delayed until more senior classes of notes are repaid; and

• your notes or certificates may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

Interest Payable on Class B Notes and Certificates May Be Delayed upon Certain Events of Default	The priority of principal payments will change following:

• an event of default under the indenture relating to the payment of interest on the Controlling Class of notes or to the payment of principal on any Note which has resulted in an acceleration of the notes; or

• an event of default under the indenture relating to certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes.

In such an event, the trust will not make any distributions of principal or interest on the Class B Notes or the certificates until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes that are more senior. This may result in a delay or default in paying interest on the Class B Notes or certificates.

Indenture Trustee May Sell Receivables upon an Event of Default Which Could Result in Losses to You	If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, under certain circumstances, may sell the receivables and prepay the notes, and after the notes are paid in full, redeem the certificates. Upon a sale of the receivables following an event of default:

• no amounts will be distributed to the holders of the Class B Notes until the interest and principal due on the Class A Notes and the Variable Pay Term Notes has been paid in full and all amounts (including any termination payments) payable by the trust under the interest rate swap have been paid; and

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• no amounts will be distributed to the holders of the Class C Certificates until all interest and principal due on the Class B Notes has been paid in full.

So long as the Class A Notes and the Variable Pay Term Notes are the Controlling Class of Notes, the holders of the Class B Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

So long as the Class B Notes are the Controlling Class of notes, the holders of the Class C Certificates will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and certificates. In certain circumstances, this could result in losses to the holders of the notes and certificates.

See “Description of the Notes — The Indenture” in this prospectus supplement.

Class B Notes and Certificates Have Limited Control over Actions of the Trust and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the specified percentage of the Controlling Class of notes (which will be the Class A Notes and Variable Pay Term Notes for so long as any Class A Notes or Variable Pay Term Notes are outstanding) will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. Furthermore, the holders of a majority of the Class A Notes and Variable Pay Term Notes, or the indenture trustee acting on behalf of the holders of Class A Notes and Variable Pay Term Notes, under certain circumstances, have the right to waive events of servicing termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of Class B Notes, Class C Certificates or the Class D Certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes and Variable Pay Term Notes

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have been paid in full. Similarly, the holders of Class C Certificates will not have the ability to waive any such events or to remove the servicer until the Class A Notes, the Variable Pay Term Notes and the Class B Notes have been paid in full.

See “Description of the Notes — The Indenture” and “Description of the Receivables Transfer and Servicing Agreements — Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination” in this prospectus supplement and in the prospectus.

[You will Bear the Risk of Any Withholding Taxes	Although no withholding tax is imposed on payments of interest on the notes or certificates currently, there can be no assurance that the law will not change. In the event that any withholding tax is imposed on payments of interest, you will not be entitled to received grossed-up amounts to compensate for such withholding tax.

See “Federal Income Tax Matters” in this prospectus supplement.]

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THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust [          ] is a business trust formed under the laws of the State of Delaware by a trust agreement to be dated as of [          ] among Ford Credit Auto Receivables Two LLC, the owner trustee and the Delaware trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

       The trust will be capitalized by the issuance of notes and certificates. The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors. The proceeds from the sale of the notes and certificates will be used by the seller (1) to purchase the receivables from Ford Credit under a purchase agreement to be dated as of [          ] between Ford Credit and the seller, and (2) to fund the initial deposit to the Reserve Account. The proceeds from the issuance of any additional Variable Pay Term Notes will be used to make principal payments on the related subclass or subclasses of Class A Notes.

       The assets of the trust are limited to the receivables, including the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables, the rights under the Interest Rate Swaps, the Reserve Account and the proceeds of the issuance of any Variable Pay Term Notes. Various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the holders of the notes and certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” and “Risk Factors — Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes and Certificates” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the prospectus.

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date:

Class A-1 Notes	$	[	]

Class A-2 Notes	$	[	]

Class A-3 Notes	$	[	]

Class A-4 Notes	$	[	]

Class A-5 Notes	$	[	]

Variable Pay Term Notes	$	[	]

Class B Notes	$	[	]

Class C Certificates	$	[	]

Class D Certificates	$	[	]

Total	$	[	]

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The Owner Trustee and the Delaware Trustee

       [       ] is the owner trustee under the trust agreement. [       ] is a [       ] and its principal offices are located at [       ].

       [       ] (Delaware) is the Delaware trustee under the trust agreement. [       ] is a [       ] and its principal offices are located at [       ]. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, the Delaware trustee, their parents and their affiliates.

THE RECEIVABLES POOL

       The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The receivables pool will consist of the receivables which the seller transfers to the trust on the Closing Date. The receivables will include payments on the receivables which are made on or after the Cut-off Date.

Criteria Applicable to Selection of the Receivables

       Ford Credit purchased [     ]% of the receivables (by principal balance) in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased [       ]% of the receivables (by principal balance) in the ordinary course of its business in accordance with PRIMUS’ underwriting standards which are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a part of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after their purchase.

       The receivables were selected from the portfolio originated by Ford Credit and PRIMUS for inclusion in the receivables pool by several criteria, some which are set forth in the prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

•	provides for level monthly payments which provide interest at an APR of not less than [ ]% and not greater than [ ]%;

•	will fully amortize the amount financed over an original term no greater than [ ] months;

•	is not more than [ ] days past due as of the Cut-off Date and has never been extended; and

•	was originated on or after [ ].

       The receivables were selected at random from the portfolio of retail installment sale contracts originated by Ford Credit and PRIMUS for new and used vehicles, in each case meeting the criteria described above and in the prospectus. No selection procedures believed to be adverse to the holders of the notes or the certificates were utilized in selecting the receivables. No receivable has a scheduled maturity later than [       ].

       With respect to the expected prepayment experience of the receivables pool, Ford Credit:

•	believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life; and

•	estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used vehicles ranges between 60% and 70% of their scheduled weighted average life.

       See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

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Characteristics of the Receivables

       The geographical distribution, distribution by average APR and certain other characteristics of the receivables pool as of the Cut-off Date are set forth in the following tables.

Geographic Distribution of the Receivables Pool as of the Cut-off Date

Percentage of
Aggregate Principal
State(1)	Balance(2)

Alabama(3)	%

Alaska	%

Arizona	%

Arkansas	%

California	%

Colorado	%

Connecticut	%

Delaware	%

District of Columbia	%

Florida	%

Georgia	%

Hawaii	%

Idaho	%

Illinois	%

Indiana	%

Iowa	%

Kansas	%

Kentucky	%

Louisiana	%

Maine	%

Maryland	%

Massachusetts	%

Michigan	%

Minnesota	%

Mississippi	%

Missouri	%

Montana	%

Nebraska	%

Nevada	%

New Hampshire	%

New Jersey	%

New Mexico	%

New York	%

North Carolina	%

North Dakota	%

Ohio	%

Oklahoma	%

Oregon	%

Pennsylvania(3)	%

Rhode Island	%

South Carolina	%

South Dakota	%

Tennessee	%

Texas	%

Utah	%

Vermont	%

Virginia	%

Washington	%

West Virginia	%

Wisconsin	%

Wyoming	%

(1)	Based on the billing addresses of the obligors on the receivables as of the Cut-off Date.

(2)	May not add to 100% due to rounding.

(3)	Alabama and Pennsylvania excluded for administrative reasons.

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Distribution by APR of the Receivables Pool as of the Cut-off Date

Percentage of
Aggregate
	Number of		Aggregate		Principal
APR Range	Receivables		Principal Balance		Balance(1)

0.00 to 1.99%

2.00 to 2.49

2.50 to 2.99

3.00 to 3.49

3.50 to 3.99

4.00 to 4.49

4.50 to 4.99

5.00 to 5.49

5.50 to 5.99

6.00 to 6.49

6.50 to 6.99

7.00 to 7.49

7.50 to 7.99

8.00 to 8.49

8.50 to 8.99

9.00 to 9.49

9.50 to 9.99

10.00 to 10.49

10.50 to 10.99

11.00 to 11.49

11.50 to 11.99

12.00 to 12.49

12.50 to 12.99

13.00 to 13.49

13.50 to 13.99

14.00 to 14.49

14.50 to 14.99

15.00 to 15.49

15.50 to 15.99

16.00 to 16.49

16.50 to 16.99

17.00 to 17.49

17.50 to 17.99

18.00 to 18.49

18.50 to 18.99

19.00 to 19.49

19.50 to 19.99

20.00	[	]	[	]	[ ]%

Totals	[	]	$[	]	[ ]%

(1)	May not add to 100.00% due to rounding.

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Certain Other Characteristics of the Receivables as of the Cutoff Date

Percentage
by Aggregate
Principal
Characteristic	Balance

Purchased by Ford Credit	[	]	%

Purchased by PRIMUS	[	]	%

Simple Interest Receivables	[	]	%

Actuarial Receivables	[	]	%

Vehicles financed at new vehicle rates by principal balance	[	]	%

Percentage by
Aggregate Number
of Receivables

Number of vehicles financed at new vehicle rates	[ ] %

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Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios

       Set forth below is certain information concerning Ford Credit’s experience with its portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service).

Delinquency Experience(1)

Year Ended December 31,

	[ ]	[ ]	[ ]	[ ]	[ ]

Average Number of Contracts Outstanding During the Period	[ ]	[ ]	[ ]	[ ]	[ ]
Average Daily Delinquencies as a Percent of Average Contracts Outstanding

31-60 Days(2)	[ ]	[ ]	[ ]	[ ]	[ ]

61-90 Days(2)	[ ]	[ ]	[ ]	[ ]	[ ]

Over 90 Days(3)	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

Year Ended December 31,

	[ ]	[ ]	[ ]	[ ]	[ ]

Average Portfolio Outstanding During the Period (Millions) Gross	[ ]	[ ]	[ ]	[ ]	[ ]

Net	[ ]	[ ]	[ ]	[ ]	[ ]

Repossessions as a Percent of Average Number of Contracts Outstanding	[ ]	[ ]	[ ]	[ ]	[ ]

Net Losses as a Percent of Gross Liquidations(2)	[ ]	[ ]	[ ]	[ ]	[ ]

Net Losses as a Percent of Average Gross Portfolio Outstanding (2)	[ ]	[ ]	[ ]	[ ]	[ ]

Net Losses as a Percent of Average Net Portfolio Outstanding(2)	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

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HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES OR CERTIFICATES

       The servicer will provide in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. We have described these factors separately for the notes and certificates below.

Notes

       How the Servicer Computes the Factor For Your Notes. The servicer will compute a factor for each Subclass of the Class A Notes and for the Class B Notes. The factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such Class or Subclass of notes indicating the remaining outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes.

       Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion is the product of:

•	the original denomination of your note; and

•	the factor relating to the applicable Subclass of Class A Notes or the Class B Notes computed by the servicer in the manner described above.

Certificates

       How the Servicer Computes the Factor For Your Class C Certificates. The servicer will compute a factor for each Class of certificates. The factor for each Class of certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to the Class C Certificates indicating the remaining Certificate Balance of such Class of certificates, as of the applicable Distribution Date. The factor for either Class of certificates will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial Certificate Balance of such Class of certificates.

       Your Portion Of the Outstanding Amount of the Class C Certificates. For each certificate you own, your portion of that certificates is the product of:

•	the original denomination of your certificate and

•	the factor relating to the Class of certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes and Certificates

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions, as applicable, in —

•	the outstanding principal amount of the applicable Subclass or Class of notes; or

•	the outstanding principal amount of the applicable Class of certificates.

       These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

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MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the Class A Notes will be dependent on whether the trust is able to issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date or on subsequent distribution dates in a sufficient amount to pay the related Subclass of Class A Notes in full. The weighted average life of the Class B Notes and the Class C Certificates (and the Class A Notes if the trust is not able to issue a Variable Pay Term Note on any Targeted Scheduled Distribution Date) will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments.

       Prepayments for these purposes include the following circumstances:

•	Prepayments in full — All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller — The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer — The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond [ ].

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes or the Class C Certificates on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne by the holders of the Class A Notes to the extent such notes are not paid in full on their Targeted Scheduled Distribution Dates, and by the holders of the Variable Pay Term Notes, the Class B Notes and the Class C Certificates. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

       Holders of notes and Class C Certificates should consider:

•	in the case of notes or Class C Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes or Class C Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

       For further discussion of the effect of prepayments of receivables on principal payments on the Class A Notes, the Class B Notes and Class C Certificates, see “Risk Factors — You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured” in this prospectus supplement and “Risk Factors — You may have to reinvest your principal at a lower rate of return because of prepayments on the securities” in the prospectus.

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       No principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture:

•	of the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	of the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	of the Class A-4 Notes until the Class A-3 Notes have been paid in full;

•	of the Class A-5 Notes until the Class A-4 Notes have been paid in full; or

•	of the Class B Notes until the Class A-5 Notes and Variable Pay Term Notes have been paid in full.

       No distributions of principal of the certificates will be made until all the notes have been paid in full. In addition, no distributions of principal of the Class D Certificates will be made until the Certificate Balance of the Class C Certificates has been reduced to zero. See “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”, “— Payments of Principal of Class B Notes” and “Description of the Certificates — Distributions of Principal Payments on Class C Certificates” in this prospectus supplement.

       As the rate of payment of principal of the Notes and the Class C Certificates and of the Class A Notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final distribution in respect of the notes and Class C Certificates could occur significantly earlier than their respective Final Scheduled Distribution Dates.

       The Notes and Class C Certificates May Not Be Repaid on their Final Scheduled Distribution Dates. It is expected that final distribution on the notes and certificates will occur on or prior to their respective Final Scheduled Distribution Dates. Failure to make final payment of the notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the indenture. See “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement and “Description of the Notes — The Indenture — Events of Default” and “— Rights upon Event of Default” in the prospectus. However, no assurance can be given that sufficient funds will be available to pay the notes or Class C Certificates in full on or prior to their respective Final Scheduled Distribution Dates. If sufficient funds are not available, final distribution on the notes and Class C Certificates could occur later than such dates.

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DESCRIPTION OF THE NOTES

       The trust will issue $[       ] aggregate initial principal amount of Class A-1 [       ]% Asset Backed Notes (the “Class A-1 Notes”), $[       ] aggregate initial principal amount of Class A-2 [       ]% Asset Backed Notes (the “Class A-2 Notes”), $[       ] aggregate initial principal amount of Class A-3 [       ]% Asset Backed Notes (the “Class A-3 Notes”), $[       ] aggregate initial principal amount of Class A-4 [       ]% Asset Backed Notes (the “Class A-4 Notes”), $[       ] aggregate initial principal amount of Class A-5 [       ]% Asset Backed Notes (the “Class A-5 Notes” and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”), $[       ] aggregate initial principal amount of Class B [       ]% Asset Backed Notes (the “Class B Notes”), and $[       ] aggregate initial principal amount of Variable Pay Term Notes (together with any additional Variable Pay Term Notes that may be offered on targeted scheduled distribution dates, the “Variable Pay Term Notes” and the Variable Pay Term Notes together with the Class A Notes and the Class B Notes, the “notes”) pursuant to an indenture (the “Indenture” to be dated as of [       ], between the trust and [          ], as indenture trustee (the “indenture trustee”). The trust also will issue $[       ] aggregate initial principal balance of Class C [       ]% Asset Backed Certificates (the “Class C Certificates”) and $[       ] aggregate initial principal balance of Class D [       ]% Asset Backed Certificates (the “Class D Certificates“and together with the Class C Certificates, the “certificates,” and the certificates together with the notes, the “securities”). The Variable Pay Term Notes and the Class D Certificates are not being offered hereby.

       The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the “Commission”) following the issuance of the Securities. The following summary describes certain terms of the notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the headings “Description of the Notes” and “Certain Information Regarding the Securities” in the prospectus.

Form of Registration

       Each Class of notes will be available in book-entry form only through the facilities of The Depository Trust Company and through Clearstream Luxembourg S.A. and the Euroclear System, and investors will not be entitled to receive physical delivery of Definitive Notes except in limited circumstances. The notes are not issuable in bearer form. The notes will be available in minimum denominations of $1,000 and in integral multiples thereof. See “Description of the Notes — The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes” and “Certain Information Regarding the Securities — Book-Entry Registration” in the prospectus.

Payments of Interest on Class A Notes and Variable Pay Term Notes

       General. The “Interest Rate,” the “Targeted Scheduled Distribution Date” and the “Final Scheduled Distribution Date” for each Subclass of the Class A Notes are set forth on the cover page to this prospectus supplement. The Variable Pay Term Note issued on the Closing Date and any additional Variable Pay Term Notes that are issued will bear interest at a [floating] rate equal to [one-month LIBOR plus a Spread determined at the time of issuance not to exceed [       ]%] [       ]%.

       Interest payments on all Class A Notes and Variable Pay Term Notes and termination payments under the Interest Rate Swap are pari passu and will be paid ratably based on the principal amount of the notes and the amount of the swap termination payments. Interest payments on the Class A Notes and Variable Pay Term Notes are senior to interest payments on

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the Class B Notes, Class C Certificates and Class D Certificates, and no interest on the Class B Notes, Class C Certificates or Class D Certificates will be paid on any Distribution Date until interest due the Class A Notes and the Variable Pay Term Notes and any interest Rate Swap termination payments due and payable on such Distribution Date have been paid in full.

       The trust will make interest payments on the Class A Notes and the Variable Pay Term Notes along with any termination payments on the Interest Rate Swaps on any Distribution Date from the collections on the receivables deposited into the Collection Account during the preceding Collection Period after payment to the servicer of any unreimbursed advances and from the Reserve Account and the Payahead Account, and after the payment of the Servicing Fee and the Net Swap Payment, if any.

       Calculation of Interest. Interest on each Subclass of Class A Notes will accrue during each Interest Period at the applicable interest rate set forth on the cover page to this prospectus supplement and will be payable on each Distribution Date on the outstanding principal balance of each Subclass of Class A Notes as of the preceding Distribution Date, or with respect to the first Distribution Date, on the outstanding balance as of the Closing Date, until such notes are paid in full. Interest on the Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       Interest on the Variable Pay Term Notes will accrue during each Interest Period at the interest rate determined at the time of issuance, and will be payable monthly on each Distribution Date based on their principal balances as of the preceding Distribution Date, or with respect to the first Distribution Date following the date of issuance, from the date set forth in the note. Interest will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year.

       The Trust Will Pay Pro Rata Interest on the Class A Notes and the Variable Pay Term Notes and any Swap Termination Payment if it Does Not Have Enough Funds Available to Pay All such Amounts. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes based on the remaining principal amount of each Subclass; the holders of Variable Pay Term Notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Variable Pay Term Notes based on the remaining principal amount of each Variable Pay Term Note; and the Swap Counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the swap termination payment, if any. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       Event of Default. If the full amount of interest due on the Class A Notes or the Variable Pay Term Notes is not paid by the fifth day following the related Distribution Date, an Event of Default under the indenture will occur. For a further discussion on Events of Default under the indenture and payments thereunder, see “Description of Notes — The Indenture — Events of Default” in the prospectus.

Payments of Principal of Class A Notes and Variable Pay Term Notes

       General. Payments of principal of the Class A Notes and Variable Pay Term Notes will be senior to payments of principal of the Class B Notes and certificates. Payments allocable to principal between the Class A Notes and the Variable Pay Term Notes will be made pursuant to the priority of payments described in this prospectus supplement. No principal payments will be made on a Subclass of Class A Notes at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture, until all Subclasses of notes having a lower numerical designation have been paid in full. For further discussion of the application of

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principal, see “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “Description of Notes — The Indenture — Events of Default” in the prospectus.

       On each Distribution Date, the trust will make principal payments on the Variable Pay Term Notes from amounts available in the Principal Distribution Account and the Accumulation Account. On each Distribution Date which is a Targeted Scheduled Distribution Date, or on which a Subclass of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date is still outstanding, the trust will make principal payments on such Subclass of Class A Notes from any proceeds of issuance and sale of Variable Pay Term Notes, any amounts on deposit in the Accumulation Account and any amounts on deposit in the Principal Distribution Account allocable to such Subclass of Class A Notes. If the trust issues Variable Pay Term Notes on a Targeted Scheduled Distribution Date, the trust will apply amounts on deposit in the Principal Distribution Account on such date as principal payments first to the outstanding Variable Pay Term Notes until such notes are paid in full and then to the Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates and, thereafter, the trust will make principal payments on such Subclass or Subclasses of Class A Notes from amounts on deposit in the Accumulation Account and VPTN Proceeds Account. On each Distribution Date (other than a Distribution Date which is also a Targeted Scheduled Distribution Date upon which the trust issues Variable Pay Term Notes) upon which principal is payable on the Class A Notes, the trust will make principal payments on the Class A Notes along with principal payments on any Variable Pay Term Notes pro rata (based on the principal balances of all the outstanding Class A Notes and all the outstanding Variable Pay Term Notes) from amounts on deposit in the Principal Distribution Account. If, on any Distribution Date, none of the outstanding Subclasses of Class A Notes have reached or passed their Targeted Scheduled Distribution Dates and no Variable Pay Term Notes are outstanding, amounts otherwise allocable to principal payments on that Distribution Date will be deposited into the Accumulation Account.

       Funds in the Reserve Account will not be used to make any payments of principal on a Targeted Scheduled Distribution Date solely for the purpose of paying the principal payment of a Class A Note on its Targeted Scheduled Distribution Date. No payments of principal will be made on the Class B Notes or on the certificates until the Class A Notes and Variable Pay Term Notes are paid in full.

       Failure to Pay Principal in Full on the Targeted Scheduled Distribution Dates. If any Subclass of Class A Notes is not paid in full on its Targeted Scheduled Distribution Date (as described under “— Variable Pay Term Notes”below), on each Distribution Date thereafter (other than a Distribution Date which is also a Targeted Scheduled Distribution Date upon which the trust issues Variable Pay Term Notes), until the date such Subclass of Class A Notes is paid in full, amounts on deposit in the Principal Distribution Account will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata, on the basis of the total principal amount of all Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, and the amount allocated to the Class A Notes will be applied to such Subclass or Subclasses which have passed their Targeted Scheduled Distribution Date and the amount allocated to the Variable Pay Term Notes will be applied to the Variable Pay Term Notes. If on any Distribution Date thereafter such Subclass or Subclasses of Class A Notes have not been paid in full and the trust is able to issue Variable Pay Term Notes, such Variable Pay Term Notes will be issued in an aggregate amount sufficient to pay, [each in its entirety], one or more of the Subclasses of Class A Notes that has reached or passed its Targeted Scheduled Distribution Date. If each such Subclass of Class A Notes is paid in full on such Distribution Date, on each Distribution Date thereafter, until the next Targeted Scheduled Distribution Date, amounts available to make principal payments will be applied to make payments of principal on the outstanding Variable Pay Term Notes. Payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any Subclass of Class A Notes

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until all Subclasses of Class A Notes with a lower numerical designation have been paid in full. Principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on any later issued Variable Pay Term Notes. It is unlikely that there will be sufficient funds to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date if the trust is not able to issue Variable Pay Term Notes on that Targeted Scheduled Distribution Date. See “— Variable Pay Term Notes” below.

       Final Scheduled Distribution Dates. The outstanding principal balance of each Subclass of Class A Notes and each Variable Pay Term Note will be due and payable in full on its Final Scheduled Distribution Date in an amount equal to 100% of the principal balance outstanding on such date. The actual date on which the trust pays the outstanding principal balance of any Subclass of Class A Notes in full may be earlier or later than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under “Maturity and Prepayment Considerations”, the ability of the trust to issue Variable Pay Term Notes and whether the trust effects an Optional Redemption. Although failure to pay the full principal amount of a Subclass of Class A Notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date will not result in an Event of Default.

Variable Pay Term Notes

       The Variable Pay Term Notes are not being offered by this prospectus. All Variable Pay Term Notes will be privately placed and will bear interest at one-month LIBOR [plus a spread determined at the time of issuance which shall not exceed [  ]%] [and shall not exceed [  ]%]. No Variable Pay Term Note will be issued after the occurrence of an Event of Default.

       The trust will issue a Variable Pay Term Note on each Targeted Scheduled Distribution Date and use the proceeds to make payments of principal on one or more of the Subclasses of Class A Notes that have been targeted for payment on or before that date provided that one or more purchasers of the Variable Pay Term Note can be located and the conditions specified in the paragraph below are satisfied. If the trust is unable to issue a Variable Pay Term Note on any Targeted Scheduled Distribution Date, the trust will issue a Variable Pay Term Note on the first Distribution Date thereafter on which Ford Credit as administrator has located purchasers and the conditions to issuance are met. Each issuance of a Variable Pay Term Note will have an aggregate principal amount not exceeding the difference between (1) the outstanding principal balance of the Subclass or Subclasses of the Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates and (2) the amounts (exclusive of investment earnings)that remain on deposit in the Accumulation Account and Principal Distribution Account, if any, that are allocable to such Subclass or Subclasses of Class A Notes.

       The conditions that must be satisfied for the issuance of Variable Pay Term Notes are:

•	both before and after giving effect to the issuance of the Variable Pay Term Note and to the application of such proceeds and any amounts on deposit in the Accumulation Account and in the Principal Distribution Account, the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount must be equal to or greater than the aggregate outstanding balance of the Securities;

•	[the aggregate amount of the proceeds of the issuance and sale of the Variable Pay Term Notes on such Distribution Date (including any related Servicer Liquidity Advances) will be sufficient, when taken together with amounts on deposit in the Principal Distribution Account that are allocable to principal payments on the Class A Notes and the amounts on deposit in the Accumulation Account, to repay, each in its entirety, one or

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more of the Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates];

•	the Variable Pay Term Notes must be rated “AAA” and “Aaa” by S&P and Moody’s, respectively;

•	interest rate swap agreements must be in full force and effect with an aggregate notional amount equal to the aggregate principal balance of the Variable Pay Term Note to be issued and all other outstanding Variable Pay Term Notes;

•	no Event of Servicing Termination shall have occurred and be continuing;

•	no Event of Default under the indenture shall have occurred and be continuing;

•	the purchase price of the Variable Pay Term Note must be equal to par; and

•	the interest rate on the Variable Pay Term Note must be [equal to one-month LIBOR plus a spread not greater than [ ]%] [less than [ ]%].

       Ford Credit, as administrator, has agreed to use reasonable efforts to locate purchasers for the Variable Pay Term Notes if the above conditions are met. If the conditions are met and one or more purchasers have agreed to purchase the Variable Pay Term Note, the trust will issue a Variable Pay Term Note. No person or entity, however, is obligated to purchase any Variable Pay Term Note or any interest therein. As a result, there can be no assurance that any Variable Pay Term Note will be sold on any Targeted Scheduled Distribution Date or that the proceeds from any sale of any such Variable Pay Term Note will be sufficient to pay a Subclass of Class A Notes in full on its Targeted Scheduled Distribution Date or on any Distribution Date thereafter. See “Risk Factors — Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates”.

       If, on any Distribution Date on which the trust is permitted to issue a Variable Pay Term Note, the seller has a binding agreement with a purchaser for the purchase of a Variable Pay Term Note but the servicer determines that the proceeds from that sale will not be received in time to make the intended principal payment on the Class A Notes on that Distribution Date, the servicer may, in its sole discretion, make a liquidity advance (a “Servicer Liquidity Advance”) to the trust in an amount equal to such proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of the Variable Pay Term Note to the effect that the full amount of the proceeds will be delivered to the trust within two Business Days of that Distribution Date. Servicer Liquidity Advances will be deposited into the VPTN Proceeds Account. If the servicer makes a Servicer Liquidity Advance, it will be reimbursed for such amount upon receipt by the trust of the purchase price of the Variable Pay Term Note, and will be deemed to be the holder of the Variable Pay Term Note and will be entitled to all payments allocable to the Variable Pay Term Note, including interest, until the purchase price for the interest in the Variable Pay Term Note is received from the purchaser and paid to the servicer.

Interest Rate Swap

       On the Closing Date, the trust will enter into an interest rate swap (the “Interest Rate Swap”) with [       ], as swap counterparty which will have an initial notional amount equal to the principal amount of the Variable Pay Term Note issued at closing, to hedge the floating rate interest that will accrue on the Variable Pay Term Notes. The notional amount will increase by the principal amount of any additional Variable Pay Term Notes that are issued and will decrease by any principal payments on the Variable Pay Term Notes. For further discussion of conditions to issuance of the Variable Pay Term Notes, see “— Variable Pay Term Notes” above.

       The trust will not be permitted to issue a Variable Pay Term Note after the Closing Date unless the trust has an interest rate swap in place on that Distribution Date with a notional

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amount equal to the principal balance of such Variable Pay Term Note and any outstanding Variable Pay Term Notes.

       The long-term debt obligations of the swap counterparty must be acceptable to the Rating Agencies. Under the Interest Rate Swap agreement, the trust will be obligated to pay to the swap counterparty fixed monthly rates on a notional amount equal to the aggregate outstanding balances of each of the Variable Pay Term Notes. The swap counterparty will be obligated to pay to the trust a floating interest rate based on one-month LIBOR on the same notional amounts. The net amount owed by the trust to the swap counterparty is the “Net Swap Payment,” and the net amount owed by the swap counterparty to the trust is the “Net Swap Receipt.”

       Termination of Interest Rate Swaps; Termination Payment. The obligations of the trust under the Interest Rate Swap are secured under the indenture. The obligations of the swap counterparty under the Interest Rate Swap are unsecured.

       Upon the occurrence of any event of default specified in the Interest Rate Swap, the non-defaulting party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under such Interest Rate Swap and the occurrence of certain bankruptcy and insolvency events.

       An Interest Rate Swap may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the notes resulting from a payment default under the indenture, (3) an acceleration of the notes following a covenant default under the indenture and the consent by the Controlling Class of notes to a sale by the indenture trustee for the trust’s assets, (4) the making of an amendment to the Receivables Transfer and Servicing Agreements or to the indenture that affects the Interest Rate Swap without the consent of the swap counterparty,which consent will not be unreasonably withheld, (5) failure of the swap counterparty,within 30 days of the date such swap counterparty’s long-term senior unsecured debt ceases to be rated at the level required by the Rating Agencies to maintain the then-current ratings on the Class A Notes and Variable Pay Term Notes,to either (a) post collateral, (b) assign its rights and obligations under the Interest Rate Swap agreement to a substitute swap counterparty or (c) establish other arrangements necessary in each case to maintain the ratings of the Securities.

       In the event an Interest Rate Swap is terminated due to a an event of default or a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap, in each case in accordance with the procedures set forth in the Interest Rate Swap agreement. Any such termination payment could, if market interest rates or other conditions have changed materially, be substantial.

       For further discussion of termination payments under the Interest Rate Swap see “Risk Factors — Risks Associated with the Interest Rate Swap”.

       The swap counterparty will have the right to consent to amendments to the indenture and to the Receivables Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.

       [The swap counterparty is [       ], a [       ] company. The swap counterparty is a dealer in interest rate and cross-currency swaps and other derivative products in all major currencies from offices or affiliates in [       ]. Its executive offices are located at [            ].]

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[add information about Swap Counterparty]

       The information in the preceding two paragraphs has been provided by the swap counterparty for use in this prospectus supplement. Except for the foregoing paragraph, the swap counterparty has not prepared and does not accept responsibility for this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of such information.

Payments of Interest on Class B Notes

       Calculation of Interest. Interest on the Class B Notes will accrue for each Interest Period at [       ]% per annum on the outstanding principal balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such Class B Notes are paid in full. Interest on the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For so long as the Class A Notes and Variable Pay Term Notes are the Controlling Class of notes, interest distributions due the Class B Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date plus interest on such amount at the rate of interest on the Class B Notes (to the extent lawful). If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such holders of the Class B Notes) of the aggregate amount available to be distributed in respect of interest on the Class B Notes.

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes and Variable Pay Term Notes. Generally, interest on the Class B Notes will not be paid on any Distribution Date until any unreimbursed servicer advances, the Servicing Fee, the Net Swap Payment, any swap termination payments and interest due on the Class A Notes and the Variable Pay Term Notes have been paid in full. The payment of interest on the Class B Notes will be further subordinated if on any Distribution Date the sum of the Pool Balance and any amounts in the Accumulation Account reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance on the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class B Notes will not be paid until any unreimbursed advances, the Servicing Fee, the Net Swap Payment, any swap termination payment, interest on the Class A Notes and Variable Pay Term Notes and the First Priority Principal Distribution Amount have been paid in full. In addition, as further described under “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” in this prospectus supplement, interest on the Class B Notes may become further subordinated upon the occurrence of certain Events of Default. For further discussion on the payment of interest on the Class B Notes, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes” in this prospectus supplement.

       Event of Default. If the Class B Notes are the Controlling Class of Notes, failure to pay the full interest due on any class of Class B Notes on any Distribution Date will constitute an Event of Default under the indenture after a five-day grace period. For further discussion of event of defaults under the indenture, see “Description of the Notes — The Indenture — Events of Default” in the prospectus and “— The Indenture — Rights upon Event of Default” below.

Payments of Principal of Class B Notes

       General. Payments of principal of the Class B Notes are subordinate to payments of principal of the Class A Notes and Variable Pay Term Notes, and senior to distributions of principal payments on the Class C Certificates and Class D Certificates.

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       Holders of the Class B Notes will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which the Class A Notes and Variable Pay Term Notes have been paid in full. The trust will make principal payments on the Class B Notes from amounts transferred to the Principal Distribution Account from the Collection Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account, and from amounts in the Accumulation Account to the extent funds are available after payment in full of the Class A Notes and Variable Pay Term Notes.

       Final Scheduled Distribution Date. The outstanding principal balance of the Class B Notes will be due and payable in full on the applicable Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class B Notes may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

The Indenture

       Rights upon Event of Default. Upon an Event of Default under the indenture holders of the notes will have the rights set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default”, including the right to declare all the notes to be immediately due and payable. The indenture trustee may sell the receivables subject to certain conditions after an Event of Default which has resulted in an acceleration of the notes. The conditions depend upon why the Event of Default occurred. If the Event of Default occurred as a result of a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note, the indenture trustee does not have to obtain any consent of the holders of the notes to sell the receivables.

       In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default” has been satisfied.

       In the event of a sale of the receivables by the indenture trustee following an Event of Default, the holders of the notes and certificates will receive notice and an opportunity to submit a bid in the sale.

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Variable Pay Term Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or more of the Class A Notes, Variable Pay Term Notes and Class B Notes in order that there be separate trustees for each of the Class A Notes, Variable Pay Term Notes and Class B Notes. In general, so long as any amounts remain unpaid with respect to the Class A Notes and Variable Pay Term Notes:

•	only the indenture trustee for the Controlling Class of notes will have the right to exercise remedies under the indenture; and

•	only the holders of the Controlling Class of notes will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, holders of the Class B Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes and Variable Pay Term Notes as described in this prospectus supplement. When the Class A Notes and Variable Pay Term Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

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       If the indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.

Optional Redemption

       General. All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance shall have declined to 10% or less of the aggregate principal balance of the receivables as of the closing date, as otherwise described in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Termination.” The redemption price for the notes outstanding will be equal to —

•	the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

•	interest on any past due interest at the rate of interest on those notes (to the extent lawful).

       Redemption Procedures. Notice of an optional redemption will be given by first-class mail, postage prepaid, mailed not less than 15 Business Days prior to the applicable optional redemption date, to each holder of outstanding notes at such holder’s address in the register maintained by the respective registrar under the indenture. The trust expects that each of Euroclear, Clearstream Luxembourg and DTC, upon receipt of any notice of optional redemption, will provide prompt notice of such optional redemption to its participants or customers who own an interest in a book-entry note representing any notes to be redeemed in accordance with its customary procedures. The trust expects that any such participants or customers in Euroclear, Clearstream Luxembourg or DTC will provide prompt notice of such optional redemption to owners of an interest in a book-entry note representing any notes to be redeemed through such participants or customers in accordance with the customary procedures of such participants or customers.

       In the event Definitive Notes are issued and called for redemption, the Definitive Notes must be surrendered at the office of any paying agent appointed for the notes under the Indenture in order to receive the redemption price.

DESCRIPTION OF THE CERTIFICATES

       The certificates will be issued in fully registered, certificated form pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The certificates will not be available in bearer form. The certificates will be available in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof. A copy of the Trust Agreement will be filed with the Securities and Exchange Commission following the issuance of the Securities. The following summary describes certain terms of the certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth under the headings “Description of the Certificates,” “Certain Information Regarding the Securities” and “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

       General Application of Funds. Except as described below, all payments will be made to the persons in whose names the Class C Certificates are registered at the close of business on the applicable Record Date. As to each holder of a Class C Certificate such distributions will be made by the owner trustee on behalf of the trust by wire transfer in immediately available funds to the account specified by such holder at a bank or other entity having appropriate facilities

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therefor, if such holder shall have provided the indenture trustee with wiring instructions not later than five Business Days prior to the related Distribution Date, or otherwise by check mailed to such holder. All payments made on the Class C Certificates will be allocated pro rata among the outstanding Class C Certificates based on its percentage interests. The final distribution on any Class C Certificate will be made only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution.

Distributions of Interest Income on Class C Certificates

       Calculation of Interest. Interest on the Class C Certificates will accrue for each Interest Period at [  ]% per annum on the outstanding principal balance as of the preceding Distribution Date, or with respect to the first Distribution Date, as of the Closing Date until such certificates are paid in full. The Class C Certificates will constituted Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus. Interest on the Class C Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Until the certificates are paid in full, interest distributions due the Class C Certificates for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the Class C Certificates (to the extent lawful). If the amount available for interest payments on the Class C Certificates is less than the amount of interest payable to the Class C Certificates on any Distribution Date, each of the holders of the Class C Certificates will receive their ratable share (based upon the total amount of interest due to such holders) of the aggregate amount available to be distributed in respect of interest on the Class C Certificates.

       Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes. Generally, interest on the Class C Certificates will not be paid on any Distribution Date until any unreimbursed advances, the Servicing Fee, the Net Swap Payment, any swap termination payment and the interest due on the Class A Notes, the Variable Pay Term Notes and the Class B Notes has been paid in full. The payment of Class C Certificate interest will be further subordinated if on any Distribution Date the sum of the Pool Balance and the amounts in the Accumulation Account reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class C Certificates will not be paid until any unreimbursed advances, the Servicing Fee, the Net Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount have been paid. If the sum of the Pool Balance and the amounts in the Accumulation Account reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes, the Variable Pay Term Notes and the Class B Notes, then interest on the Class C Certificates will not be paid until the Servicing Fee, the Net Swap Payment, any swap termination payment, interest due on the Class A Notes, Variable Pay Term Notes and Class B Notes and the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount have been paid in full. In addition, interest on the Class C Certificates may become further subordinated upon the occurrence of an Event of Default under certain circumstances. For further discussion of payment of interest on the Class C Certificates, see “Risk Factors — The Class B Notes and Class C Certificates Are Subject to Greater Credit Risk Because of Subordination of Those Classes” and “Description of the Receivables Transfer and Servicing Agreements — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” in this prospectus supplement.

Distributions of Principal Payments on Class C Certificates

       Holders of the Class C Certificates will be entitled to receive principal payments on each Distribution Date commencing with the Distribution Date on which all of the Class A Notes, the

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Variable Pay Term Notes and the Class B Notes have been paid in full, in an amount generally equal to the Regular Principal Distribution Amount, after giving effect to any portion of that amount payable to holders of the Class A Notes, the Variable Pay Term Notes and the Class B Notes. The trust will make distributions of principal to the holders of the Class C Certificates from amounts transferred to the Certificate Principal Distribution Account from the Principal Distribution Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account.

       Final Scheduled Distribution Date. The outstanding principal balance of the Class C Certificates will be due and payable in full on their Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class C Certificates may be earlier or later than their Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Optional Prepayment

       If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, you will receive an amount in respect of your Class C Certificates equal to the sum of:

•	the outstanding Certificate Balance of your Class of certificates together with accrued interest at the rate of interest on that Class of certificates; and

•	interest on any past due interest at the rate of interest on your certificates, to the extent lawful.

       That distribution will cause the early retirement of your certificates. See “Description of the Receivables Transfer and Servicing Agreements — Termination” in the prospectus.

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

       We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements. We have filed forms of the Receivables Transfer and Servicing Agreements as exhibits to the registration statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. You can find more information about the transfer of the receivables from the seller to the trust on the Closing Date under the sale and servicing agreement in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the prospectus.

Accounts

       Accounts of the Trust. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if Ford Credit’s short-term rating is no longer rated P-1 by Moody’s, A-1 by S&P or F-1 by Fitch. See “Description of the

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Receivables Transfer and Servicing Agreements — Collections” in the prospectus. The following accounts will be established:

•	the servicer will establish the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Principal Distribution Account in the name of the indenture trustee within the Collection Account on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Certificate Interest Distribution Account in the name of the owner trustee;

•	the servicer will establish the Certificate Principal Distribution Account in the name of the owner trustee;

•	the servicer will establish the VPTN Proceeds Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the Class A Notes;

•	the servicer will establish the Accumulation Account in the name of the indenture trustee on behalf of the holders of the notes and certificates; and

•	the servicer will establish and will maintain the Reserve Account in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty.

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts on deposit in the Payahead Account are held for the benefit of obligors who have made a payment before its due date. These payahead payments are held in the Payahead Account until their scheduled due dates. For that reason, the Payahead Account will not be included in the property of the trust.

Servicing Compensation and Expenses

       The servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See “Description of the Receivables Transfer and Servicing Agreements — Servicing Compensation and Expenses” in the prospectus.

Rights Upon Event of Servicing Termination

       If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) may remove the servicer without the consent of any of the other securityholders.

Waiver of Past Events of Servicing Termination

       If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other

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securityholders. Holders of certificates will not have the right to determine whether any Event of Servicing Termination should be waived until all the notes have been paid in full.

Distributions

       Deposits to the Collection Account and Determination of Available Collections. On or before each Distribution Date, the servicer will cause all collections on the receivables, Actuarial Advances, Simple Interest Advances, Net Swap Receipts and other amounts constituting the Available Funds to be deposited into the Collection Account. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables,” “— Collections” and “— Actuarial and Simple Interest Advances” in the prospectus. On or before each Distribution Date, the servicer will instruct the indenture trustee to make the following deposits to the Collection Account on such Distribution Date:

(1)	the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account for payment of the Servicing Fee, any Net Swap Payments, any swap termination payments, any shortfalls in interest payments and any shortfalls in principal amounts on Final Scheduled Payment Dates, as described below;

(2)	the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account; and

(3)	the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account representing current payments for the related Collection Period;

       The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account as specified in clause (1) above, will be an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date).

       If such Distribution Date is the Final Scheduled Distribution Date for any class or Subclass of notes or certificates, the servicer will instruct the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the excess, if any, of (1) the amount required to pay such class or Subclass of notes or certificates in full over (2) the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account for the amount of the Total Required Payment which exceeds the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and the amount by which the Total Required Payment exceeds the Available Funds for such Distribution Date).

       The Available Collections will be determined on the related Determination Date as described under “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes”, “— Payments of Principal of Class B Notes”, and “Description of the Certificates — Distributions of Principal Payments on Class C Certificates” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements — Distributions” in the prospectus.

       Priority of Payments. On each Distribution Date, provided no Event of Default has occurred and is continuing, the servicer will allocate amounts on deposit in the Collection Account and will instruct the indenture trustee to make the following deposits and distributions, to the extent of

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funds then on deposit in the Collection Account during the Collection Period preceding such Distribution Date (including the Net Swap Receipt, any Advances or Servicer Liquidity Advance made by the Servicer and funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority after payment to the servicer for reimbursement of any Advances:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	any Net Swap Payment payable under the Interest Rate Swap;

(3)	with the same priority and ratably in accordance with the principal balance of the Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payment due and payable by the trust to the swap counterparty,

(i)	to the indenture trustee for the holders of the Class A Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued for the related Interest Period on all Subclasses of Class A Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class A Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class A Notes on prior Distribution Dates which has not been paid, plus interest at the applicable Subclass Interest Rate on any such shortfall to the extent permitted by law;

(ii)	to the indenture trustee for the holders of the Variable Pay Term Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued for the related Interest Period on all outstanding Variable Pay Term Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Variable Pay Term Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Variable Pay Term Notes on prior Distribution Dates which has not been paid, plus interest on any such shortfall at the applicable Variable Pay Term Note Interest Rates to the extent permitted by law; and

(iii)	to the swap counterparty, the amount of any swap termination payment;

(4)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5)	to the indenture trustee for the holders of the Class B Notes:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class B Notes on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class B Notes on prior Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class B Note Interest Rate to the extent permitted by law;

(6)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

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(7)	to the Certificate Interest Distribution Account for the holders of the Class C Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Certificates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class C Certificates on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class C Certificates on prior Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class C Certificate Interest Rate to the extent permitted by law;

(8)	to the Certificate Interest Distribution Account for the holders of the Class D Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on the Class D Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the holders of the Class D Certificates on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class D Certificates on prior Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class D Certificate Interest Rate to the extent permitted by law;

(9)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

(10)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(11)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

       The priority of distributions on the notes and certificates from the Principal Distribution Account is described under “— Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” below.

       Priority of Payments May Change Upon an Event of Default Under the Indenture. Upon the occurrence and continuation of any Event of Default described in the prospectus under “Description of the Notes — The Indenture — Events of Default,” the indenture trustee or the holders of a majority of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

•	Defaults in Payment of Interest and Principal Resulting in Acceleration and Certain Insolvency Events. Following the occurrence and during the continuation of an Event of Default relating to:

(a)	a default in the payment of principal on any note which has resulted in acceleration of the notes;

(b)	a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes; or

(c)	an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes;

         the priority of payments changes and the holders of the Class A Notes and the Variable Pay Term Notes must be paid in full and all amounts due to the Swap Counterparty paid

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in full before any distributions of interest or principal may be made on the Class B Notes and the certificates; the holders of the Class B Notes must be paid in full before any distributions of interest or principal may be made on the certificates; and the holders of the Class C Certificates must be paid in full before any distributions of interest or principal on the Class D Certificates.

•	Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes, the Variable Pay Term Notes and the Class B Notes on each Distribution Date in the manner set forth in “— Priority of Payments,” above, until a liquidation, if any, of the receivables.

•	Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. Following the occurrence of any Event of Default which has resulted in an acceleration of the notes, the priority of distributions changes and the holders of the notes will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default” below and “Description of the Certificates — Distributions of Interest Income on Class C Certificates — Interest Paid on the Class C Certificates is Subordinate to Interest Paid on the Class A Notes, the Variable Pay Term Notes and the Class B Notes.”

       Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under “Description of the Notes — The Indenture — Rights upon Event of Default.” Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) no amounts will be distributed to the holders of the Class B Notes until all interest and principal due on the Class A Notes and the Variable Pay Term Notes has been paid in full and (2) no amounts will be distributed to the holders of the Class C Certificates or Class D Certificates until all interest and principal due on the Class B Notes has been paid in full and (3) no amounts will be distributed to the holders of the Class D Certificates until all interest and principal due on the Class C Certificates has been paid in full.

       Servicer will Provide Information to Indenture Trustee. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

•	the amount of aggregate collections on the receivables;

•	the aggregate amount of Liquidated Receivables;

•	the aggregate Advances to be made by the servicer;

•	the amount of Servicer Liquidity Advances, if any; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest Payments on More Subordinate Classes of Notes or Certificates. The principal amounts on the notes and the certificates are generally expected to be repaid prior to the applicable Final Scheduled Distribution Date. However, if the principal amount on any Class or Subclass of notes or certificates not been fully repaid prior to its Final Scheduled Distribution Date, any remaining principal amounts on that Class of securities will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior classes of securities. Interest on more junior Classes of notes or certificates may therefore be delayed as a result.

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       A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the most senior Classes or Subclasses of notes prior to the payment of interest on more subordinate notes or certificates in cases where the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance of the notes and the Yield Supplement Overcollateralization Amounts.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes, Variable Pay Term Notes and Class B Notes and the Yield Supplement Overcollateralization Amount, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C Certificates and Class D Certificates.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes and Variable Pay Term Notes and the Yield Supplement Overcollateralization Amounts, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes, the Class C Certificates and the Class D Certificates.

       Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on more subordinate Classes or Subclasses of notes or certificates on a timely basis:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal and which exceed the Specified Overcollateralization Amount; or

•	delayed collections on the receivables resulting from either:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Priority in Which the Trust Makes Principal Payments on the Notes and Certificates. On each Distribution Date, the servicer shall instruct the indenture trustee to withdraw the funds on deposit in the Principal Distribution Account, any funds on deposit in the Accumulation Account and, if such Distribution Date is a Targeted Scheduled Distribution Date, any funds on deposit in the VPTN Proceeds Account (after repayment of any unpaid Servicer Liquidity Advances) and

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make distributions and payments from those accounts as described below and in the following order of priority:

(1)	FIRST, to the holders of the Class A Notes and Variable Pay Term Notes in reduction of principal until the principal amounts of the outstanding Class A Notes and Variable Pay Term Notes have been paid in full, in accordance with the following:

(A)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the trust is able to issue and does issue Variable Pay Term Notes,

(i)	First, from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes are paid in full,and then any remaining amounts to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full;

(ii)	second, from amounts, if any, on deposit in the Accumulation Account to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

(iv)	fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Subclasses of Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Dates;

(B)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the trust is unable to issue Variable Pay Term Notes or on any other Distribution Date which is not a Targeted Scheduled Distribution Date upon which a Subclass or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Dates remain outstanding,

(i)	First,

(a)	from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes are paid in full; and

(b)	from amounts on deposit in the Principal Distribution Account to the holders of all of the outstanding Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Dates, the Class A Percentage of all amounts on deposit in the Principal

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Distribution Account until the principal amount of all of such outstanding Subclasses of Class A Notes has been paid in full;

(ii)	second, from amounts, if any, on deposit in the Accumulation Account to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

(iv)	fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Subclasses of Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Dates;

(C)	On each Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and as of which the trust has paid in full each Subclass of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date,

(i)	First, from amounts on deposit in the Principal Distribution Account, to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes have been paid in full; and

(ii)	second, if any Class A Notes remain outstanding, the remainder, if any, to the Accumulation Account; and

(D)	On each Distribution Date following an Early Amortization Event, to the holders of all of the outstanding Subclasses of Class A Notes until the principal amount of all such outstanding Subclasses of Class A Notes have been paid in full, in the following order of priority:

(i)	to the Class A-1 Notes until paid in full;

(ii)	to the Class A-2 Notes until paid in full;

(iii)	to the Class A-3 Notes until paid in full;

(iv)	to the Class A-4 Notes until paid in full; and

(v)	to the Class A-5 Notes until paid in full;

(2)	SECOND, to the holders of the Class B Notes in reduction of principal until the principal amount of the outstanding Class B Notes has been paid in full;

(3)	THIRD to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

(4)	FOURTH, to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(5)	FIFTH, to the seller, any funds remaining on deposit in the Principal Distribution Account;

provided, in each case, that in the event there are not sufficient funds to pay the principal amount of all notes or certificates within a Subclass or Class having the same priority, principal payments shall be made to each holder within such Subclass or Class on a pro rata basis, and provided,

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further, if more than one Variable Pay Term Note is outstanding, no principal payments will be made to the holders of a Variable Pay Term Note until all Variable Pay Term Notes with earlier issuance dates have been paid in full.

Accumulation Account

       Pursuant to the Receivables Transfer and Servicing Agreements, the servicer will establish the Accumulation Account with the indenture trustee. If on any Distribution Date no Variable Pay Term Notes are outstanding and Class A Notes remain outstanding but no Class A Notes are outstanding for which the Targeted Scheduled Distribution Date has occurred, amounts which would otherwise be allocable to principal payments shall instead be deposited into the Accumulation Account. No funds will be deposited in the Accumulation Account (i) on any Distribution Date after the notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the indenture or (ii) on any Distribution Date after the Class A Notes have been paid in full. The Accumulation Account will be an Eligible Deposit Account and amounts on deposit in the Accumulation Account will be invested in Permitted Investments. If a deposit is made into the Accumulation Account, the required balance of the Reserve Account will be increased to compensate for any “negative carry” between the interest earned on the Permitted Investments and the interest payable on the notes and certificates and the servicing fee. For a description of the deposits to the Reserve Account, see “— Reserve Account” below.

VPTN Proceeds Account

       The indenture trustee will establish the VPTN Proceeds Account for the benefit of the holders of the Class A Notes. On each date of issuance of a Variable Pay Term Note, the indenture trustee will instruct the purchaser of a Variable Pay Term Note to deposit the purchase price in the VPTN Proceeds Account on or before the corresponding Distribution Date. Any Servicer Liquidity Advances shall also be deposited into the VPTN Proceeds Account. Amounts on deposit in the VPTN Proceeds Account shall be applied to the payment of principal on the related Subclass or Subclasses of Class A Notes sequentially according to their lowest numerical designation until all Class A Notes are paid in full.

Reserve Account

       Pursuant to the Receivables Transfer and Servicing Agreements, the seller will establish the Reserve Account with the indenture trustee. The Reserve Account will be held in the name of the indenture trustee for the benefit of the holders of the notes and certificates. To the extent that amounts on deposit in the Reserve Account are depleted, the holders of the notes and certificates will have no recourse to the assets of the seller or servicer as a source of payment.

       Deposits to the Reserve Account. The Reserve Account will be funded by an initial deposit by the seller on the Closing Date in the amount of $[          ], which equals [     ]% of the Pool Balance (the “Reserve Initial Deposit”). On each Distribution Date, the indenture trustee will withdraw funds from the Collection Account to the extent available after payment of the Total Required Payment to the extent necessary to increase the balance in the Reserve Account to the Specified Reserve Balance. See “— Distributions — Priority of Payments” above.

       In addition, if a deposit is to be made into the Accumulation Account on any Distribution Date or was made on any prior Distribution Date, the Specified Reserve Balance will be increased to compensate for any negative carry between the interest rates payable on the notes and certificates (and the servicing fee) and the interest rate payable on Permitted Investments in the Accumulation Account in an amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date

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that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12, and (iii) [     ]%.

       There is no assurance that these increases in the Specified Reserve Balance will be sufficient to compensate for any negative carry or that there will be sufficient funds to deposit to the Reserve Account in the amount of such increase.

       Withdrawals from the Reserve Account. On each Distribution Date, the indenture trustee will withdraw from amounts on deposit in the Reserve Account, the Reserve Account Excess Amount, if any, or any shortfall between the Total Required Payment and Available Funds on such Distribution Date. The indenture trustee will withdraw from amounts on deposit in the Reserve Account on the Final Scheduled Distribution Date of any class or Subclass of notes or certificates amounts necessary to pay in full such class or Subclass of securities after giving effect to the Available Funds, plus any amount withdrawn to pay a shortfall in the Total Required Payment as described in the preceding sentence. At no time, however, will amounts on deposit in the Reserve Account be available to pay principal of the Class A Notes on a Targeted Scheduled Distribution Date except to the extent of the Principal Distribution Amount. See “— Distributions — Deposits to the Collection Account and Determination of Available Collections” above.

       In addition, the indenture trustee will withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts, together with the Available Funds for such Distribution Date, would be sufficient to pay the sum of the Servicing Fee, all Net Swap Payments, any swap termination payments and all outstanding notes and certificates then due and payable.

       If the amounts on deposit in the Reserve Account on any Distribution Date, after giving effect to all other deposits, including the deposit described under clause (10) under “— Distributions — Priority of Payments” above, and withdrawals therefrom on such Distribution Date, is greater than the Specified Reserve Balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the Reserve Account Excess Amount to the seller. Upon any such distribution to the seller, neither the holders of the notes nor the holders of the certificates will have any rights in, or claim to, such amounts.

       Investments. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each Rating Agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes or certificates, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Distribution Date and Permitted Investments will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes and certificates; and

•	decrease the likelihood that you will experience losses on your notes or certificates.

       However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the holders of the notes and certificates could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

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       After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

       After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

Reports to Securityholders

       On or prior to each Distribution Date, the servicer or administrator will provide (i) to the indenture trustee a statement to be delivered to the holders of the notes and (ii) to the owner trustee a statement to be delivered to the holders of the certificates. Each statement will include, in addition to the information listed in the prospectus, the following information (to the extent applicable) for the related Distribution Date:

(1)	the amount deposited to the Principal Distribution Account, the amount allocable to principal for each class of notes and certificates, including the amount of principal allocable to the Class A Notes and Variable Pay Term Notes and the Class A Percentage and Variable Pay Term Note Percentage thereof;

(2)	the amount of any withdrawals from the Accumulation Account;

(3)	the Yield Supplement Overcollateralization Amount for such Distribution Date;

(4)	the Specified Overcollateralization Amount on such date, before and after giving effect to changes therein on such date; and

(5)	for any Distribution Date, the principal amount of any Variable Pay Term Note to be issued on such date.

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FEDERAL INCOME TAX MATTERS

The Class A Notes and Class B Notes

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates. Unless otherwise indicated, this summary deals only with the consequences to the holders of such securities that are U.S. persons, as defined below, who acquired their securities at their original issue price in the original issuance of those securities and who hold these securities as capital assets.

       The summary does not purport to deal with federal income tax consequences applicable to all categories of holders of the Class A Notes, Class B Notes and Class C Certificates, some of which may be subject to special rules. For example, it does not discuss the tax treatment of holders of the notes or certificates that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes, Class B Notes and the Class C Certificates.

       The following summary is based upon current provisions of the Code, the Treasury regulations under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a Class A Note, a Class B Note or a Class C Certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

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       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a Class A Note, Class B Note or Class C Certificate who is not a U.S. person.

Scope of the Tax Opinions

       Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Holders of the Class B Notes are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the Class C Certificates described under the heading “— Tax Consequences to Holders of Class C Certificates” below would apply to holders of the Class B Notes. In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Holders of the Class B Notes are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of the Class A Notes and Class B Notes — Possible Alternative Treatments of the Class A Notes and Class B Notes” and “— Tax Consequences to Holders of Class C Certificates” below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

       In addition, Special Tax Counsel has prepared or reviewed the statements under the headings “Summary of Terms of the Securities — Tax Status” as they relate to federal income tax matters and “Federal Income Tax Matters” in this prospectus supplement and under the headings “Summary — Tax Status” and “Tax Matters” in the prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Class A Notes, Class B Notes and the Class C Certificates.

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that:

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes

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and distributions on the certificates. Holders of the Class C Certificates and, possibly, the holders of the Class B Notes could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Class A Notes and Class B Notes

       Treatment of the Class A Notes and Class B Notes as Indebtedness. The holders of the Class A Notes and Class B Notes will be deemed to have agreed, by their purchase of the Class A Notes and Class B Notes, to treat their notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and Class B Notes is correct.

       Original Issue Discount. Unless a Class A Note or a Class B Note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the such note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Class A Note or Class B Note and its issue price. A holder of a Class A Note or a Class B Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a Class A Note or a Class B Note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a Class A Note or a Class B Note will be considered to be zero if it is less than a de minimis amount determined as described above.

       However, the amount of any de minimis OID must be included in income as principal payments are received on a Class A Note or a Class B Note, in the proportion that each such payment bears to the original principal amount of the Class A Note or a Class B Note. The issue price of a Class A Note or a Class B Note will generally be the initial offering price at which a substantial amount of the Class A Notes and Class B Notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the holders of Class A Notes and Class B Notes for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the Class A Note or a Class B Note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Class A Note or a Class B Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

       The holder of a Class A Note or a Class B Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Note or a Class B Note, the sum of the “daily portions” of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation which is prepayable by the borrower, such as the Class A Notes and Class B Notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of:

•	the present value of all payments remaining to be made on the Class A Note or a Class B Note as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the Class A Note or a Class B Note; over

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•	the “adjusted issue price” of the Class A Note or a Class B Note at the beginning of the accrual period.

       An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a Class A Note or a Class B Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Class A Note or a Class B Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the Class A Note or a Class B Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

•	events which have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

       The effect of this method is to increase the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Class A Notes and Class B Notes based on the Prepayment Assumption, no representation is made to holders of Class A Notes and Class B Notes that the receivables will be prepaid at that rate or at any other rate.

       A holder of a Class A Note or a Class B Note that acquires the such note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Class A Note or a Class B Note which acquires the such note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Class A Note or a Class B Note’s issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of:

•	the investor’s adjusted basis in the Class A Note or Class B Note immediately after purchase thereof; over

•	the adjusted issue price of the Class A Note or Class B Note,

and the denominator of which is the excess of

•	all amounts remaining to be paid on the Class A Note or Class B Note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the Class A Note or Class B Note.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Class A Note or a Class B Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on such note using the

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constant yield method. If a holder of a Class A Note or a Class B Note makes this election, income on the such note will be calculated as though:

•	the issue price of the Class A Note or Class B Note were equal to the holder’s adjusted basis in such note immediately after its acquisition by the holder of such note;

•	the Class A Note or Class B Note were issued on the holder’s acquisition date; and

•	none of the interest payments on the Class A Note or Class B Note were “qualified stated interest.”

       A holder of a Class A Note or a Class B Note may make such an election for a note that has premium or market discount, respectively, only if the holder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The Class A Notes and Class B Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a Class A Note or a Class B Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Class A Notes and Class B Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter:

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

       Generally, the accrued market discount will be the total market discount on the Class A Note or Class B Note multiplied by a fraction, the numerator of which is

•	the number of days the Note Owner held the Class A Note or Class B Note and the denominator of which is

•	the number of days from the date the Note Owner acquired the Class A Note or Class B Note until its maturity date.

       The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Class A Note or a Class B Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Class A Note or a Class B Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

       Amortizable Bond Premium. In general, if a Note Owner purchases a Class A Note or a Class B Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Class A Note or Class B Note. Such Note Owner’s tax basis in the Class A Note or Class B Note will be reduced

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by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Class A Note or a Class B Note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the Class A Note or Class B Note.

       Short-Term Notes. Under the Code, special rules apply to Short-Term Notes. Such Class A Notes and Class B Notes are treated as issued with “acquisition discount” which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders, including banks, regulated investment companies, dealers in securities and cash basis holders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the holder. In the case of a holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Holders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a holder of Class A Notes or Class B Notes sells a Class A Note or a Class B Note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, and

•	the holder’s adjusted tax basis in the Class A Note or Class B Note.

       The adjusted tax basis of a Class A Note or a Class B Note to a particular holder generally will equal the holder’s cost for such note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to such note and decreased by any bond premium previously amortized and principal payments previously received by such holder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a Class A Note or a Class B Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the holder held such note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A holder of a Class A Note or a Class B Note may generally only use capital losses incurred on sale or disposition of a note to offset the holder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Class A Note or a Class B Note unless:

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all Classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

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•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Code Section 881(c)(3)(A);

•	such interest is contingent interest described in Code Section 871(h)(4);

•	the non-U.S. person (who is a holder of a Class A Note or a Class B Note) bears certain relationships to any holder of a certificate.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note or a Class B Note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that:

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a Class A Note or a Class B Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Class A Note or a Class B Note fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Class A Notes and Class B Notes. If the IRS successfully asserted that one or more of the Class A Notes and Class B Notes did not represent debt for federal income tax purposes, the Class A Notes and Class B Notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Class A Notes and Class B Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to holders of Class A Notes and Class B Notes that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Tax Consequences to Holders of Class C Certificates

       Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the holders of the certificates will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the holders of the certificates, and the Class A Notes, Variable Pay Term Notes and Class B Notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the

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certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

       A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to holders of the certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

       Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each holder of a certificate will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the receivables and any income earned on any notional principal contracts. The trust’s deductions will consist primarily of interest accruing on the notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

       The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the trust agreement, the holders of the certificates will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a holder of a certificate as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the holders of each Class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of:

•	the amount of interest that accrues on such Class of certificates for such interest period based on the rate of interest on that Class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such Class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such Class of certificates over their initial issue price.

       All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

       Except as set forth below, losses and deductions generally will not be allocated to the holders of the certificates except to the extent the holders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to holders of the certificates could be characterized as capital losses, and the holders of the certificates generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a holder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

       Although the allocation of gross income to holders of the certificates described above if the holders are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that holders of the certificates be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to holders of the certificates, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

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       We believe that allocating partnership income on the foregoing basis should comport with the holder’s economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of the certificates. Moreover, under the foregoing method of allocation, holders of each Class of certificates may be allocated income equal to the amount of interest accruing on such Class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and such holders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all holders but holders may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

       Holders of certificates will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the holders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

       All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

       Limitations on Losses and Deductions. In the event that losses or deductions are allocated to holders of certificates in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the Code, any loss allocated to a holder of a certificate who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a holder would be “portfolio income.” Moreover, any losses allocated to a holder of a certificate may be capital losses.

       In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual holder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash which the holder is entitled to receive over the life of the trust.

       The trust intends to make all tax calculations relating to income and allocations to holders of the certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of the certificates

       Discount and Premium. It is believed that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the

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case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

       If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of the certificates.

       Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

       Distributions to Holders of the Certificates. Holders of certificates generally will not recognize gain or loss with respect to distributions from the trust. A holder of a certificate will, however:

•	recognize gain to the extent any money distributed exceeds the holder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the holder’s interest in the trust if the trust only distributes money to the holder and the amount distributed is less than the holder’s adjusted basis in the certificates.

       Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the Class A Notes and Class B Notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

       Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

       If a holder of a certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above)

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over the life of the certificates that exceeds the aggregate cash distributions with respect with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

       Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the holders of the Certificates. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

       Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit (loss), the purchasing holder will have a higher (lower) basis in the certificates than the selling holder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, holders of certificates might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

       Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each holder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner:

(A)	the name, address and federal taxpayer identification number of such person;

(B)	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(C)	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

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       In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

       The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each holder of a certificate. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those holders not receiving notice from, the IRS, and to represent the holders of the certificates in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the holders of the certificates, and while the holders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such holders of the certificates will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all holders of certificates with a less than a 1 percent interest in the trust (except for any group of such holders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or holders of certificates who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a holder of a certificate under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each holder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

       Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to a “backup” withholding tax of 31% unless, in general, the holder of the certificate fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.

       No Non-U.S. Persons. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include holders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the trust and the seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of Class A Notes and Class B Notes holding securities through Clearstream Luxembourg (formerly known as Cedelbank) or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

       Treasury regulations provide that as of January 1, 2001, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8BEN that has

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replaced the former Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form W-8ECI that has replaced former Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of Class A Notes and Class B Notes including those who have a valid version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8BEN or W-8ECI.

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Class A Note or a Class B Note files by submitting the new unified Form W-8ECI to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8BEN or W-8ECI is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the Class A Notes and Class B Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Class A Notes and Class B Notes.

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STATE TAX MATTERS

       Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of Class A Notes, Class B Notes and Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Holders of the Class A Notes, Class B Notes and Class C Certificates are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of Class A Notes, Class B Notes and Class C Certificates.

Michigan Tax Consequences

       The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes

       Michigan Tax Counsel will deliver his opinion that, assuming the Class A Notes and Class B Notes will be treated as debt for federal income tax purposes, the Class A Notes and Class B Notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, holders of Class A Notes and Class B Notes not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of Class A Notes and Class B Notes. However, a holder of Class A Notes and Class B Notes already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of Class A Notes and Class B Notes. However, in the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the certificates described under the heading “— Michigan Tax Consequences With Respect to the Class C Certificates”, below, would apply to the holders of the Class B Notes.

Michigan Tax Consequences With Respect to the Class C Certificates

       Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to holders of certificates). The holders of certificates also should not be subject to the Michigan Single Business Tax on income received through the partnership.

       Individual holders of certificates that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.3% (such rate as set for the year 2000) on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A holder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the certificates, solely because of the holder’s ownership of the certificates.

       If the certificates are instead treated as ownership interests in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced

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distributions to holders of the certificates). A holder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A NOTES, CLASS B NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Notes

       The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “Equity Interests” for purposes of the Plan Assets Regulation because the notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters” in this prospectus supplement); and

•	should not be deemed to have any “substantial equity features.”

       Accordingly, the notes may also, in general, be purchased by or on behalf of Benefit Plan Investors. See “ERISA Considerations” in the prospectus.

       However, the acquisition and holding of the notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any holder of a certificate or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

The Class C Certificates

       The issuer intends to limit equity ownership in the Class C Certificates (and each other class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that Class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other Class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that:

•	such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code; and

•	such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of

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the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

       In addition, Investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each Investor in the Class C Certificates will be required to represent and certify that it either:

•	is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

•	is an insurance company using the assets of its general account under the limitations described above.

       For additional information regarding treatment of the Class C Certificates under ERISA, see “ERISA Considerations” in the prospectus.

Special Considerations Applicable to Insurance Company General Accounts

       Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until June 5, 2001, the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

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UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes set forth opposite its name below:

	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of
Class A Notes	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Underwriter	Notes	Notes	Notes	Notes	Notes

Total	$	$	$	$	$

       The seller has been advised by the underwriters of the Class A Notes that they propose initially to offer the Class A Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class A Notes, the public offering prices may change.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of the Class B Notes and the Class C Certificates set forth below opposite its name.

	Principal	Principal
	Amount of	Amount of
	Class B	Class C
Class B Note / Class C Certificate Underwriters	Notes	Certificates

Total	$	$

       The seller has agreed to cause the trust to [                         ]and [                         ] has agreed to purchase the Variable Pay Term Note issued on the Closing Date.

       The seller has been advised by the underwriters of the Class B Notes and the Class C Certificates that they propose initially to offer the Class B Notes and the Class C Certificates to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class B Notes and the Class C Certificates, the public offering prices may change.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers

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may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

Net
	Underwriting	Proceeds	Selling
	Discount and	to the	Concessions	Reallowance
	Commissions	Seller(1)(2)	not to exceed	not to exceed

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

Class C Certificates

Total for the Offered Notes and Class C Certificates	$	$

(1)	Plus accrued interest, if any, from [ ].

(2)	Before deducting other expenses estimated at $[ ].

       Until the distribution of the Class A Notes, Class B Notes and Class C Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes, the Class B Notes and the Class C Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Notes, the Class B Notes and the Class C Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Notes, the Class B and the Class C Certificates.

       If the underwriters create a short position in the Class A Notes, Class B Notes or Class C Certificates in connection with this offering (i.e., they sell more Class A Notes, Class B Notes or Class C Certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing the Class A Notes, the Class B Notes or Class C Certificates, as the case may be, in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase the Class A Notes, the Class B Notes or Class C Certificates in the open market to reduce the underwriters’ short position or to stabilize the price of such Class A Notes, Class B Notes or Class C Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Class A Notes, Class B Notes or Class C Certificates, as the case may be, as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes, Class B Notes or the Class C Certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

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       The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the notes expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

       The indenture trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account and the Reserve Account in investments acquired from or issued by the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

       The closings of the sale of each Class of the notes and the certificates are conditioned on the closing of the sale of each other Class of notes and certificates.

       Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the notes and Class C Certificates will be passed upon for the seller and the servicer by [                                                               ]. Certain legal matters relating to the notes and Class C Certificates will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. [                    ] is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

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GLOSSARY OF TERMS

       “ABS” means the Absolute Prepayment Model which we use to measure prepayments on the receivables.

       “Accumulation Account” means the account which the seller will establish in the name of the Indenture trustee into which the trust will deposit amounts allocable to principal of the notes and certificates if all previously issued variable pay term notes have been paid in full.

       “Available Collections” for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Distribution Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period;

•	any investment earnings from amounts in the Accumulation Account which have been invested in Permitted Investments; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the initial Cut-off Date or any subsequent Cut-off Date.

       The Available Collections on any Distribution Date will exclude the following:

•	amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

•	amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

•	amounts constituting the Supplemental Servicing Fee;

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•	amounts on deposit in the Accumulation Account (exclusive of investment earnings from amounts in the Accumulation Account which have been invested in Permitted Investments); and

•	proceeds from the issuance of any Variable Pay Term Notes.

       “Available Funds” for a Distribution Date shall be the sum of (i) the Available Collections, (ii) the Reserve Account Excess Amount, (iii) any Net Swap Receipt and (iv) any swap termination payments paid by the Swap Counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap.

       “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Certificate Balance” means:

•	with respect to the Class C Certificates, initially, $[ ] and, thereafter, means the initial Certificate Balance of the Class C Certificates, reduced by all amounts allocable to principal previously distributed to the holders of the Class C Certificates; and

•	with respect to the Class D Certificates, initially, $[ ] and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to holders of the Class D Certificates.

       “certificates” means the Class C Certificates and the Class D Certificates.

       “Certificate Interest Distribution Account” means the interest payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Certificate Principal Distribution Account” means the principal payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Certificate Registrar” means, initially, the owner trustee.

       “Class A Percentage” means, for a Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Term Notes, in each case at the close of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

       “Clearstream Luxembourg” means Clearstream Banking Luxembourg S.A., formerly known as Cedelbank.

       “Closing Date” means [          ].

       “Code” means the Internal Revenue Code of 1986, as amended.

       “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       “Collection Period” means, with respect to the first Distribution Date, the calendar month ending on [          ], and with respect to each subsequent Distribution date, the calendar month preceding the calendar month in which a Distribution Date occurs.

       “Controlling Class” shall not have the meaning in the prospectus and shall mean the Class A Notes and the Variable Pay Term Notes as long as any Class A Notes and the Variable Pay Term Notes are outstanding, and thereafter the Class B Notes as long as any Class B Notes are outstanding, and thereafter the Class C Certificates as long as any Class C Certificates are

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outstanding (in all cases excluding notes held by [          ], the seller and the servicer or their affiliates).

       “Corporate Trust Office” with respect to the initial Registrar, is [               ] and, with respect to the initial Certificate Registrar, [               ].

       “Cut-Off Date” means the date as of which the seller will transfer the Receivables to the trust, which is [          ].

       “Delaware trustee” means [          ], a [          ] corporation as Delaware trustee under the trust agreement.

       “Distribution Date” means the date on which the trust will pay interest and principal on the notes and certificates, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day, commencing [          ].

       “Final Scheduled Distribution Date” for each Class of notes and certificates means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

       “First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to: (SN – AA) — (PB – YSOA).

             Where:

SN	=	the aggregate of the outstanding principal balances of the Class A Notes and Variable Pay Term Notes as of the preceding Distribution Date, after giving effect to any principal payments made on the Class A Notes or Variable Pay Term Notes on such preceding Distribution Date;
AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;
PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date; and
YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Distribution Date.

       Provided, however that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

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•	the First Priority Principal Distribution Amount on or after the Scheduled Final Distribution Date of the Variable Pay Term Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of all Variable Pay Term Notes to zero.

       “Fitch” means Fitch IBCA, Inc.

       “Indenture trustee” means [                              ], as indenture trustee, under the indenture.

       “Interest Period” means:

       for the Class A Notes, Class B Notes, Class C Certificates and Class D Certificates,

•	in the case of the first Distribution Date, the period from and including the Closing Date to but excluding [ ]; and

•	for any other Distribution Date, the period from the 15th day of the previous month to the 15th day of the current month.

       for Variable Pay Term Notes,

•	in the case of the first Distribution Date following the issuance of the related Variable Pay Term Note, the period from and including the issuance date to but excluding the first Distribution Date; and

•	for any other Distribution Date, the period from and including the previous Distribution Date to but excluding such Distribution Date.

       “Interest Rate” means, (i) with respect to any Subclass of the Class A Notes, any Class B Notes, any Class C Certificates or any Class D Certificates, the rates set forth on the cover page of this prospectus supplement, and (ii) with respect to any Variable Pay Term Note, LIBOR plus the corresponding Spread determined at the time of issuance.

       “Interest Rate Swap” has the meaning as set forth on page S-40 in this prospectus supplement.

       “Interest Reset Date” means the first day of the applicable Interest Period.

       “Index Maturity” means, with respect to the Variable Pay Term Notes, one month.

       “IRS” means the Internal Revenue Service.

       “Michigan Tax Counsel” means [                     ].

       “Moody’s” means Moody’s Investors Service, Inc.

       “Net Swap Payment” has the meaning as set forth on page S-41 in this prospectus supplement.

       “Net Swap Receipt” has the meaning as set forth on page S-41 in this prospectus supplement.

       “notes” means the Class A Notes, the Variable Pay Term Notes, the Class B Notes and the Class C Certificates, collectively.

       “OID” means original issue discount.

       “OID Regulations” means the Treasury regulations governing OID.

       “owner trustee” means [          ], a [          ] corporation.

       “Payahead Account” is an account which the servicer will establish in the name of the Indenture Trustee into which it will deposit Payaheads.

S-80

       “Pool Balance” means the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cut-off Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, for such Collection Period and all Realized Losses during such Collection Period.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the Servicer for the benefit of the holders of notes and certificates entitled the “Principal Distribution Account” and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

       “Rating Agencies” means Fitch, S&P and Moody’s.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Transfer and Servicing Agreements” means collectively the purchase agreement under which Ford Credit will sell receivables to the seller, the Receivables Transfer and Servicing Agreements under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, the trust agreement under which the trust will be created and certificates will be issued and the administration agreement under which Ford Credit will undertake certain administrative duties.

       “Record Date” with respect to any Distribution Date means:

•	with respect to the notes, the day immediately preceding the Distribution Date; and

•	with respect to the certificates, the last day of the month preceding the Distribution Date.

       “Registrar” means, initially, the indenture trustee.

       “Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                   (OS — AA — (PB — [SOA + YSOA])) — (FPDA + SPDA)

             Where:

OS =	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date (after giving effect to any principal payments to be made on the securities on such preceding Distribution Date) or the Closing Date, as the case may be;

AA =	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date after giving effect to all principal payments on such preceding Distribution Date;

PB =	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

SOA =	the Specified Overcollateralization Amount with respect to such Distribution Date;

YSOA =	the Yield Supplement Overcollateralization Amount;

S-81

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; and

SPDA =	the Second Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

provided, however, that the Regular Principal Distribution Amount:

•	shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Class D Certificate Balance on such Distribution Date, after giving effect to any principal payments made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

•	on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Certificates to zero; and

•	on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       “Reserve Account” means the account which the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

       “Reserve Account Excess Amount”, with respect to any Distribution Date, means an amount equal to the excess, if any, of:

•	the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution Date, over

•	the Specified Reserve Balance with respect to that Distribution Date.

       “Reserve Initial Deposit” has the meaning as set forth on page S-55 in this prospectus supplement.

       “S & P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

       “Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                   (N — AA — (PB — YSOA)) — FPDA

             Where:

N =	the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding Distribution Date);

AA =	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Distribution Date;

PB =	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

YSOA = the Yield Supplement Overcollateralization Amount; and

S-82

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

provided, however, that:

•	the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Class D Certificate Balance on such Distribution Date (after giving effect to any principal payments to be made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Securities” mean the notes and Certificates.

       “Securities Act” means the Securities Act of 1933, as amended.

       “Servicer Fee” means the Servicing Fee together with the Supplemental Servicing Fee.

       “Servicing Fee” means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Servicer Liquidity Advance” has the meaning as set forth on page S-40 in this prospectus supplement.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Distribution Date, the greatest of:

•	$[ ];

•	[ ]% of the Pool Balance at the end of the Collection Period preceding that Distribution Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the securities on such preceding Distribution Date).

       “Specified Overcollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of:

•	the Specified Credit Enhancement Amount with respect to such Distribution Date, over

•	the Specified Reserve Balance with respect to such Distribution Date.

S-83

       “Specified Reserve Balance” means the lesser of:

•	$[ ]; and

•	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date, after giving effect to any principal payments made on the securities on such preceding Distribution Date.

plus, in each case, if amounts remain on deposit in the Accumulation Account after giving effect to all deposits and withdrawals on such Distribution Date, an additional amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount and (ii) a fraction, the numerator of which is the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12, and (iii) [ ]%.

       “Subclass” shall mean any subclass of Class A Notes, including the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account and the Payahead Account during the Collection Period.

       “Targeted Scheduled Distribution Date” for each Subclass of Class A Notes has the meaning as set forth on the cover page of this prospectus supplement.

       “Total Required Payment” means, on any Distribution Date, the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	any Net Swap Payments and any swap termination payments due and payable to the Swap counterparty;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any; and

•	all interest payable on the Class C Certificates, including any accrued interest and interest on accrued interest;

•	all interest payable on the Class D Certificates, including any accrued interest and interest on accrued interest;

       provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes and Variable Pay Term Notes, including any accrued interest thereon;

•	any Net Swap Payments and any swap termination payments due and payable to the Swap counterparty;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

S-84

•	all interest payable on the Class C Certificates, including any accrued interest thereon;

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       “Treasury regulations” means the regulations promulgated by the United States Treasury Department under the United States Internal Revenue Code of 1986.

       “Trust Accounts” means the Collection Account, the Reserve Account, the Accumulation Account, the VPTN Proceeds Account and the Principal Distribution Account.

       “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

       “Variable Pay Term Percentage” means, for any Distribution Date, 100% minus the Class A Percentage for that Distribution Date.

       “VPTN Proceeds Account” is an account which the servicer will establish into which the proceeds of issuance of the Variable Pay Term Notes and any Servicer Liquidity Advances will be deposited for application thereafter to the payment of principal of one or more Subclasses of Class A Notes on Targeted Scheduled Distribution Dates.

       “Yield Supplement Overcollateralization Amount” means, with respect to any Distribution Date, the amount specified below with respect to such Distribution Date:

Closing Date	$
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

       The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of:

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable; over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at [ ]%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.

S-85

ANNEX I

FORM OF INVESTMENT LETTER — CLASS C CERTIFICATES

[Date]

Ford Credit Auto Owner Trust [       ],

  as Issuer
  as Owner Trustee and   as Certificate Registrar

Ladies and Gentlemen:

       In connection with our proposed purchase of the Class C [     ]% Asset Backed Certificates (the “Certificates”) of Ford Credit Auto Owner Trust [            ] (the “Issuer”), a trust formed by Ford Credit Auto Receivables Two LLC (the “Depositor” or “Seller”), we confirm that:

       1.  We are either:

       (a)  not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue tax code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing “plan assets” of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

       (b)  an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned’s initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

       2.  We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person’s conduct of a trade or business within the

I-1

United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

       3.  We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a “Transfer”) of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a “Void Transfer”), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

       4.  We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

       You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Name:
Title:

Securities To Be Purchased:

$[          ] principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

I-2

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-15 of this prospectus supplement and on page 9 of the attached prospectus.

These securities are asset backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

Subject to completion, Dated           ,

Prospectus Supplement to Prospectus Dated           ,

$[                        ]

Ford Credit Auto Owner Trust [             ]

Ford Credit Auto

Receivables Two LLC
Seller
Ford Motor Credit
Company
Servicer

The trust will issue the following securities:

	Principal		Final
	Amount	Interest Rate	Maturity Date

Class A-1 Notes	$[ ]	[ ]%	[ ]

Class A-2 Notes	$[ ]	[ ]%	[ ]

Class A-3 Notes	$[ ]	[ ]-month LIBOR +[ ]	[ ]

Class A-4 Notes	$[ ]	[ ]%	[ ]

Class A-5 Notes(1)	$[ ]	[ ]%	[ ]

Class A-6 Notes(1)	$[ ]	[ ]%	[ ]

Class B Notes	$[ ]	[ ]%	[ ]

Class C Certificates	$[ ]	[ ]%	[ ]

Class D Certificates(1)	$[ ]	[ ]%	[ ]

[(1)	The Class [ ] Notes and the Class [ ] Certificates are not being offered by this prospectus supplement.]

•	The trust will pay interest and principal on the securities [quarterly] on the [ ] day of each [month] [ , , and ]. The first payment date will be [ ].

•	The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until paid in full.

The underwriters are offering the following securities by this prospectus supplement:

	Initial Public	Underwriting	Proceeds to the
	Offering Price(1)	Discount	Seller(1)(2)

Per Class A-1 Note	[ ]%	[ ]%	[ ]%

Per Class A-2 Note	[ ]%	[ ]%	[ ]%

Per Class A-3 Note	[ ]%	[ ]%	[ ]%

Per Class A-4 Note	[ ]%	[ ]%	[ ]%

Per Class B Note	[ ]%	[ ]%	[ ]%

Per Class C Certificate	[ ]%	[ ]%	[ ]%

Total	$[ ]	$[ ]	$[ ]

[(1)	The price of the offered notes and certificates will also include interest accrued on the offered securities, if any, from [ ].]
[(2)	Before deducting expenses payable by the seller estimated to be $[ ].]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is [              ]

Where to Find Information in These Documents	S-3

Summary of Terms of the Securities	S-4

Structural Summary	S-9

Risk Factors	S-15

The Trust	S-22

Limited Purpose and Limited Assets	S-22

Capitalization of the Trust	S-23

The Owner Trustee and the Delaware Trustee	S-23

The Receivables Pool	S-23

Weighted Average Life of the Securities	S-28

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios	S-34

How You Can Compute Your Portion of the Amount Outstanding on the Notes or Certificates	S-35

Maturity and Prepayment Considerations	S-36

Description of the Notes	S-38

The Indenture	S-38

Payments of Interest	S-38

Payments of Principal	S-39

The Indenture	S-40

[Mandatory Prepayment	S-41]

Optional Redemption	S-42

Description of the Certificates	S-42

Distributions of Interest Income	S-43

Distributions of Principal Payments	S-43

[Mandatory Prepayment	S-44]

Optional Prepayment	S-45

Priority of Notes	S-45

Description of the Receivables Transfer and Servicing Agreements	S-46

Sale and Assignment of Receivables[; Subsequent Receivables]	S-46

Accounts	S-47

Servicing Compensation and Expenses	S-48

Rights Upon Event of Servicing Termination	S-48

Waiver of Past Events of Servicing Termination	S-48

Distributions	S-49

Reserve Account	S-56

[Yield Supplement Account; Yield Supplement Agreement	S-58]

[Interest Rate Cap	S-58]

[Interest Rate Swap	S-59]

[Guaranteed Rate Agreement	S-60]

Federal Income Tax Matters	S-62

Scope of the Tax Opinions	S-63

Tax Characterization of the Trust	S-63

Tax Consequences to Holders of the Notes	S-64

Tax Consequences to Holders of Class C Certificates	S-68

Certain U.S. Federal Income Tax Documentation Requirements	S-73

State Tax Matters	S-73

Michigan Tax Consequences	S-74

Michigan Tax Consequences With Respect to the Notes	S-74

Michigan Tax Consequences With Respect to the Class C Certificates	S-74

Legal Investment	S-75

ERISA Considerations	S-75

The Notes	S-75

The Class C Certificates	S-75

Underwriting	S-77

Legal Opinions	S-80

Glossary of Terms For the Prospectus Supplement	S-81

ANNEX I — Form of Investment Letter, Class C Certificates	I-1

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about the trust, Ford Credit Auto Owner Trust [     ], including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes and certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each Class of securities

•	Structural Summary — gives a brief introduction to the key structural features of the trust

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary on page S-81 of this prospectus supplement or in the Glossary on page 60 of the prospectus.

[Ford Financial Services, Inc., a wholly owned subsidiary of Ford Motor Credit Company, may use this prospectus supplement and the attached prospectus in connection with offers and sales related to market-making transactions in the Class [A-1] Notes and the Class [A-2] Notes.] [Ford Motor Credit Company may use this prospectus supplement and the attached prospectus in connection with offers and sales of the Class [A-5] Notes and the Class [A-6] Notes originally purchased by Ford Motor Credit Company from Ford Credit Auto Receivables Two LLC, the seller.] [[Ford Financial Services, Inc.] [and Ford Motor Credit Company] will make any such sales at prices related to prevailing market prices at the time of sale.]

SUMMARY OF TERMS OF THE SECURITIES

       The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer

Ford Credit Auto Owner Trust [     ], [a Delaware business trust] [a common law trust] will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts which constitute the receivables. Ford Motor Credit Company originated the receivables directly or indirectly through its subsidiary, PRIMUS Automotive Financial Services, and will continue to service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus supplement:

•	$[ ] Class A-1 [ ]% Asset Backed Notes

•	$[ ] Class A-2 [ ]% Asset Backed Notes

•	$[ ] Class A-3 [Floating Rate] Asset Backed Notes

•	$[ ] Class A-4 [ ]% Asset Backed Notes

•	$[ ] Class B [ ]% Asset Backed Notes

•	$[ ] Class C [ ]% Asset Backed Certificates

[The trust is also issuing $[          ] aggregate principal amount of Class A-5 [  ]% Asset Backed Notes, $[          ] aggregate principal amount of Class A-6 [  ]% Asset Backed Notes and $[          ] aggregate principal amount of Class D [  ]% Asset Backed Certificates. The trust is not offering the Class A-5 Notes, the Class A-6 Notes or the Class D Certificates by this prospectus supplement.]

Closing Date

The trust expects to issue the securities on [            ].

Trustees

Notes	[ ]

Certificates	[ ]

Interest and Principal Payment Dates

[Monthly] [Quarterly] on the [          ] day of each [month] [ ,           , and ] the trust will pay interest and principal on the securities.

First Scheduled Payment Date

The first scheduled payment date will be [          ].

Record Dates

On each payment date, the trust will pay interest and principal to the holders of record of the securities for that payment date. The record dates for the securities will be as follows:

Notes	The day immediately preceding the payment date.

Certificates	The last day of the month immediately preceding the payment date.

Interest Rates

The trust will pay interest on each Class of securities at the rates specified on the cover of this prospectus supplement.

[Interest Reset Dates

The interest rate on the Class A-3 Notes will be equal to LIBOR plus [  ]%. LIBOR will be determined with respect to payments made on each [payment date] [on the [          ] day of each month] as of the second London

banking day prior to the preceding [payment][distribution] date.

Interest Accrual

[Class A-1 and Class A-2 Notes]	[“actual/360”]

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate; and

3. [the actual number of days since the previous payment date (or in the case of the first payment date, since the closing date) divided by 360.]

[All Other Securities]	[“30/360”], accrued from [payment date to payment date] [the day of the previous month to the day of the current month].

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate; and

3. [30 (or in the case of the first payment date, [ ]) divided by 360.]

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes — Payments of Interest” and “Description of the Certificates — Distributions of Interest Income.”

Sequential Principal Payments

The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until such Class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled “Description of the Notes — Payments of Principal” and “Description of the Certificates — Distributions of Principal Payments.”

Optional Redemption

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust [(including any receivables sold to the trust after the closing date)] at a price equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at such time this redemption option becomes available to the servicer only the [Class A-6 Notes, the Class B Notes] and Certificates will be outstanding.

[Mandatory Prepayment

The notes will be redeemed in part to the extent of the balance remaining in the account established to make post-closing purchases of receivables at the end of the period allotted to make those purchases. [To the extent that more than $[            ] is remaining in the account after [            ] the [Class] [C] Certificates will be redeemed at the principal amount thereof [plus a prepayment premium] as described in “Description of the Notes — Mandatory Redemption”]

Final Maturity Dates

The trust is required to pay the outstanding principal amount of each Class of notes and certificates, to the extent not previously paid, in full on the respective final maturity dates specified on the cover page of this prospectus supplement for each Class.

Ratings

It is a condition to the issuance of the securities that the:

•	[Class A-1 and Class A-2 Notes] be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

•	[Class A-3, Class A-4, Class A-5 and Class A-6 Notes] be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies;

•	Class B Notes be rated “[ ]” or its equivalent by at least two nationally recognized rating agencies; and

•	[Class] [C] Certificates be rated “[ ]” or its equivalent by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes and certificates address the likelihood of the payment of principal and interest on the notes and certificates according to their terms. A Rating Agency may lower or withdraw its rating in the future, in its discretion. [The Rating Agencies do not evaluate whether any prepayment premiums will be paid.]

Minimum Denominations

Offered Notes	$[1,000] and integral multiples thereof

[Class] [C] Certificates	$20,000 and integral multiples of $1,000 in excess thereof

Registration, Clearance and Settlement

Offered Notes	DTC/ Clearstream Luxembourg/ Euroclear

[Class] [C] Certificates	Issued in fully registered, certificated form

Required Representations from Purchasers of the [Class] [C] Certificates

To purchase [Class] [C] Certificates, you (and anyone to whom you assign or sell the [Class] [C] Certificates) must:

(1)	represent and certify under penalties of perjury that you are a United States person; and

       (2)  represent and certify that you

(a)	are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing [Class] [C] Certificates on behalf of such a plan or arrangement; or

(b)	are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the [Class] [C] Certificates will have to sign in Annex I to this prospectus supplement.

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes the:

•	Class A Notes will be characterized as debt;

•	Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

[                                                   ], will deliver an opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Offered Notes	If you purchase the offered notes, you agree by your purchase that you will treat the offered notes as indebtedness.

[[Class] [C] Certificates	If you purchase the [Class] [C] Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.]

Investment Restrictions

[Class] C Certificates	The [Class] [C] Certificates may not be purchased by persons who are not U.S. Persons.

If you are considering purchasing the [Class] [C] Certificates, you should refer to “Certain Federal Income Tax Consequences” in this prospectus supplement and in the prospectus and “Certain State Tax Consequences” in this prospectus supplement for more details.

ERISA Considerations

Offered Notes	The offered notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.

[Class] [C] Certificates	The [Class] [C] Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the [Class] [C] Certificates subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement.

You should refer to “ERISA Considerations” in this prospectus supplement and in the prospectus for more information.

Eligibility of Notes for Purchase by Money Market Funds

[Class [A-1] and Class [A-2] Notes	The Class [A-1] Notes and Class [A-2] Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class [A-1] Notes or the Class [A-2] Notes satisfies the money market fund’s investment policies and objectives.]]

Investor Information — Mailing Address, Telephone Number, Facsimile Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two LLC is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP Numbers

•	Class A-1 Notes: [ ]

•	Class A-2 Notes: [ ]

•	Class A-3 Notes: [ ]

•	Class A-4 Notes: [ ]

•	Class B Notes: [ ]

•	Class C Certificates: [ ]

STRUCTURAL SUMMARY

       This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

[Initial Receivables]

Ford Credit Auto Receivables Two LLC, the seller, will purchase certain motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS, which constitute the [initial] receivables, and then will sell the [initial] receivables with an aggregate principal balance of $[          ] as of [          ] to Ford Credit Auto Owner Trust [          ] on the closing date.

[Subsequent Receivables]

[In addition, the trust will deposit $[          ] into a pre-funding account to be used to fund the purchase of subsequent receivables after the closing date. The trust will be obligated to purchase and the seller will be obligated to sell subsequent receivables under the terms and conditions of the sale and servicing agreement. The trust will purchase the subsequent receivables [insert information about timing of the purchases]. The trust will pay for the subsequent receivables with proceeds from the sale of the securities on the closing date. The following chart represents the application of proceeds from investors and the transfer of the receivables sold by Ford Credit:

[FORD MOTOR CREDIT COMPANY FLOW CHART DESCRIBING APPLICATION OF PROCEEDS FROM INVESTORS AND THE TRANSFER OF RECEIVABLES SOLD BY FORD MOTOR CREDIT COMPANY]

FORD MOTOR CREDIT COMPANY FLOW CHART

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts[, including the pre-funding account and the yield supplement account];

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•	the trust’s rights under the [interest rate cap] [interest rate swap] [guaranteed rate agreement] [yield supplement agreement]; and

•	other rights under documents relating to the receivables.

Composition of the Receivables

The composition of the receivables as of [          ] is as follows:

•	Aggregate Principal Balance	[ ]

•	Number of Receivables	[ ]

•	Average Principal Balance	[ ]

	(Range)	[ ]
[ ]

•	Average Original Amount Financed	[ ]

	(Range)	[ ]

•	Weighted Average APR	[ ]

	(Range)[(1)]	[ ]

•	Weighted Average Original Term	[ ]

	(Range)	[ ] [ ]

•	Weighted Average Remaining Term	[ ]

	(Range)	[ ] [ ]

•	Scheduled Weighted Average Life(2)	[ ]

[(1)	Includes receivables with APRs below the interest rates on the notes and certificates.]

(2)	From [ ], assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from [ ] and (3) no prepayments on the receivables are made.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables and may use PRIMUS as subservicer for receivables originated by PRIMUS. The trust will pay the servicer a servicing fee each month equal to [     ]% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables.

Priority of Distributions

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority after reimbursement of advances made in prior months by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Class A Note Interest — interest due on all the Class A Notes ratably to each Class of the Class A Notes;

(3)	First Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the Class A Notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-93 of this prospectus supplement;

(4)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(5)	Second Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-90 of this prospectus supplement]. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (3) above;

(6)	Class C Certificate Interest — interest due on the Class C Certificates to the holders of the Class C Certificates;

(7)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(8)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

(9)	Regular Principal Allocation — to the principal distribution account, an amount equal to the greater of (1) the sum of the principal balance of the Class A-1 Notes and the Class A-2 Notes and (2) the excess of (x) the sum of the principal balances of the notes and the certificates over (y) the principal balance of the receivables less the specified overcollateralization amount [and less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-90 of this prospectus supplement]. This amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (3) and (5) above; and

(10)	any amounts remaining after the above distributions shall be paid to the seller.

Distributions from the Principal Distribution Account

From deposits made to the principal distribution account, the trust will pay principal on the notes and certificates in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class A-5 Notes until they are paid in full;

(6)	to the Class A-6 Notes until they are paid in full;

(7)	to the Class B Notes until they are paid in full;

(8)	to the Class C Certificates until they are paid in full;

(9)	to the Class D Certificates until they are paid in full; and

(10)	to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account” in this prospectus supplement.

Change in Priority of Distribution upon Certain Events of Default

If an event of default under the indenture occurs, the order of priority for distributions will change.

•	Following the occurrence of an event of default relating to

1.	default in the payment of principal, or

2.	default for five days or more in the payment of interest on any Class of notes which has resulted in an acceleration of the notes,

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes.

•	Following the occurrence of any other event of default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes and interest on the Class B Notes on each payment date prior to paying principal on the Class A Notes on such payment date until a liquidation, if any, of the property of the trust. However, the trust will pay the Class A Notes and the Class B Notes in full before paying any principal or interest on the Class C Certificates or the Class D Certificates.

For a more detailed description of events of default and rights of investors in such circumstance, you should refer to “Description of Notes — The Indenture — Events of Default; Rights upon Event of Default” in this prospectus supplement and in the prospectus. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to “Descriptions of the Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account” in this prospectus supplement.

Credit Enhancement

The credit enhancement provides protection for the Class A Notes, the Class B Notes and the Class C Certificates against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account and by allocation of available cash flow to the more senior Classes of securities prior to more subordinate Classes.

The credit enhancement for the securities will be as follows:

Class A Notes	Subordination of the Class B Notes, the Class C Certificates and the Class D Certificates; the reserve account; [insert other type of credit support] and overcollateralization;

Class B Notes	Subordination of the Class C Certificates and the Class D Certificates; the reserve account; [insert other type of credit support] and overcollateralization; and

Class C Certificates	Subordination of the Class D Certificates; the reserve account; [insert other type of credit support] and overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes.

As long as the Class A Notes, Class B Notes, or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Certificates and, in certain circumstances, allocations to principal and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Certificates.

For a more detailed discussion of the subordination of the notes and certificates and the priority of distributions, including changes after certain events of default, you should refer to “Description of the Certificates — Priority of Notes”, “Description of the Receivables Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account” and “Description of the

Notes — The Indenture Event of Default; Rights upon Event of Default” in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $[          ] to the reserve account for the trust.

On each payment date, if collections on the receivables are insufficient to pay the first seven items listed in “Priority of Distributions” above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

On and after the final maturity date for any Class of securities, if any principal amount of such Class remains outstanding, the indenture trustee will withdraw funds from the reserve account to repay such Class of securities in full.

The balance required to be on deposit in the reserve account will be the lesser of (a) $[          ] and (b) the outstanding principal balance of the notes and certificates.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first seven items listed in “Priority of Distributions” above are satisfied.

On each payment date, the trust will distribute funds on deposit in the reserve balance in excess of the required balance in accordance with the priority of payments.

[The trust will also deposit in the reserve account from the pre-funding account [       ]% of the principal balance of any subsequent receivables which the seller transfers to the trust].

For a more detailed description of the deposits to and withdrawals from the Reserve Account, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Reserve Account” in this prospectus supplement.

[Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes and certificates. Initially, the receivables balance will exceed the principal balance of the notes and certificates by [       ]% of the receivables balance. The application of funds according to item nine of “Priority of Distributions” above is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the principal balance of the notes and certificates is paid down to a target overcollateralization level further below the receivables balance, additional credit enhancement is created.

The target level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The target level for the overcollateralization amount on each payment date will be the sum of:

(X)	the excess of:

(1)	the lesser of:

(a)	the greatest of:

(A)	$[ ],

(B)	1.00% of the outstanding principal balance of the receivables,

               and

(C)	the aggregate principal balance of the receivables that are delinquent 91 days or more and have not yet been liquidated,

               and

(b)	the outstanding principal balance of the notes and certificates,

     over

(2)	the balance required to be on deposit in the reserve account,

and

(Y)	the yield supplement overcollateralization amount specified for the applicable payment date on the schedule on page S-90 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Description of the Receivables Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account” in this prospectus supplement.]

[Yield Supplement Account

The trust will deposit $[          ] into the yield supplement account on the closing date. [In addition, the trust will deposit an additional amount upon each transfer of subsequent receivables to the trust based on the amount by which [          ]% exceeds the APR on each of those subsequent receivables.]

For a more detailed description of the yield supplement account, see “Description of the Receivables Transfer and Servicing Agreements — Yield Supplement Account” in this prospectus supplement.]

[Interest Rate Cap

The seller will enter into an interest rate cap on the closing date. The counterparty on the cap will be obligated to make payments to the trust on the basis of a notional amount which will be, as of any distribution date, equal to the principal amount on the Class A-3 Notes as of the preceding distribution date. The amount paid by the cap counterparty will be based on the difference between [LIBOR] and [

    ]%.

For a more detailed description of the interest rate cap, see “Description of the Receivables Transfer and Servicing Agreements — Interest Rate Cap” in this prospectus supplement.]

[Interest Rate Swap

The seller will enter into an interest rate swap on the closing date. The counterparty on the swap will be obligated to make payments to the trust, and the trust will be obligated to make payments to the swap counterparty, on the basis of a notional amount which will be, as of any distribution date, equal to the principal amount of the Class A-3 Notes as of the preceding [distribution] [payment] date. The amount, if any, by which the swap counterparty is obligated to pay to the trust will be based on the amount, if any, by which LIBOR exceeds [       ]%. The amount, if any, which the trust is obligated to pay to the swap counterparty will be based on the amount, if any, by which LIBOR is less than [    ]%.

For a more detailed description of the interest rate swap, see “Description of the Receivables Transfer and Servicing Agreement — Interest Rate Swap” in this prospectus supplement.]

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of these securities.

The Absence of a Secondary Market Could Limit Your Ability to Resell Your Notes or Certificates	The absence of a secondary market for the notes and the certificates could limit your ability to resell them. This means that if in the future you want to sell any of your notes or certificates before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less that it would have been if a market existed for the notes or certificates. There currently is no secondary market for the notes or the certificates. The underwriters for the offered notes [and the Class [C] Certificates] expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes and certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

Prepayments on Receivables Will Cause Prepayments of Your Notes or Certificates Resulting in Reinvestment Risk to You	You may receive payment of principal on your notes or certificates earlier than you expect for the reasons set forth below. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes or certificates.

Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted. The receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, also will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the date on which the receivables were initially transferred to the trust.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

The final payment of each Class of securities is expected to occur prior to its final payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any Class of notes in full on its final payment date, an event of default will occur and final payment of such Class of notes may or may not occur later than such date.

For more information regarding the timing of repayments of the notes and the certificates, see “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

You May Suffer Losses Due to Limited Assets of the Trust	The only source of funds for payments on the notes and certificates will be the assets of the trust. You may suffer a loss on your notes or certificates if the assets of the trust are insufficient to pay fully the principal amount of the securities. The securities are obligations solely of the trust and will not be insured or guaranteed by Ford Credit, including in its capacity as servicer or originator of the receivables, the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of your securities upon payments on the receivables, and, to the extent available, funds on deposit in the reserve account.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In such circumstance, the principal amount of the notes and the principal balance of the certificates may not be paid in full.

[You May Suffer Losses Due to Receivables with Low APRs	The receivables include receivables which have APRs that are less than the interest rates on the notes or certificates. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your notes or certificates by reducing such interest payments available.

The target level of overcollateralization takes into account the mix of receivables by APR, and potential changes in that mix, but there is no assurance that the target overcollateralization will be achieved or will be sufficient to pay all notes and certificates in full.]

Class C Certificates and Class B Notes are Subject to Greater Credit Risk Because the Class C Certificates are Subordinate to the Class A Notes and the Class B Notes, and the Class B Notes are Subordinate to the Class A Notes	The Class C Certificates bear greater credit risk than the notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Class B Notes. The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes.

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the receivables balance. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes or Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the receivables balance (after giving effect to the allocation described in the preceding sentence).

For a more detailed description of such principal payment circumstances, see “Description of the Receivables Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from the Collection Account” in this prospectus supplement. The payment sequence changes, however, following certain events of default.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the Class B Notes have been paid in full.

Prepayments, Potential Losses and Change in Order of Priority of Principal Payments May Result From an Event of Default under the Indenture	An event of default under the indenture may result in payments on the notes being accelerated. As a result —

• you may suffer losses on your notes or certificates if the assets of the trust are insufficient to pay the amounts owed on the notes or certificates;

• payments on your notes or certificates may be delayed until more senior Classes of notes or certificates are repaid; and

• your notes or certificates may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

Defaults resulting from non-payment of interest or principal, or from insolvency or dissolution may delay payments on the Class B Notes and the certificates. The trust will not make any distributions of principal or interest on the Class B Notes or on the certificates until payment in full of principal and interest on the Class A Notes following a default —

• in the payment of principal on any note which has resulted in acceleration of the notes;

• for five days or more in the payment of interest on any note which has resulted in an acceleration of the notes; or

• resulting from an insolvency or a dissolution with respect to the seller.

This may result in a delay or default in the Class B Notes or on the certificates.

Defaults resulting from other events may delay payments on the certificates. Following the occurrence of any event of default which has resulted in acceleration of the notes, the trust will not make any distribution of principal or interest on the certificates until the notes are paid in full.

Trustee may sell receivables on a default. If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes, may sell the receivables and prepay the notes, and after the notes are paid in full, prepay the certificates. Irrespective of the type of default, upon a sale of the receivables following an Event of Default:

• no amounts will be distributed to the Class B noteholders until interest and principal due on the Class A Notes has been paid in full;

• no amounts will be distributed to the Class C certificateholders until all interest and principal due on the Class B Notes has been paid in full; and

• no amounts will be distributed to the Class D certificateholders until all interest and principal due on the Class C Certificates has been paid in full.

The holders of the Class B Notes will not have any right to direct the indenture trustee or to consent to any action until the Class A Notes are paid in full.

See “Description of the Notes — The Indenture — Rights Upon Events of Default” in this prospectus supplement and in the prospectus.

You May Suffer Losses Because You Have Limited Control Over Actions of the Trust Actions and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes, has the power to direct the trust to sell the receivables or to take one or more of the other actions specified in the indenture relating to the property of the trust until the Class A Notes have been paid in full. Furthermore, the holders of a majority of the Class A Notes, or the indenture trustee acting on behalf of the holders of Class A Notes, under certain circumstances, has the right to terminate the servicer as the servicer of the receivables without consideration of the effect such termination would have on the holders of Class B Notes or certificates. The holders of Class B Notes will not have the ability to remove the servicer until the Class A Notes have been paid in full and the holders of certificates will not have the ability to remove the servicer until the notes have been paid in full. In addition, the holders of not less than a majority in outstanding principal amount of the Class A Notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of Class B Notes or certificates.

See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination” in the prospectus and “— Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination” in this prospectus supplement and in the prospectus.

Geographic Concentration May Result in More Risk to You	As of [ ], Ford Credit’s records indicate that the billing addresses of the obligors of the receivables were recorded as being in the following states:

Percentage of
Aggregate
Principal
Balance

[Texas	[ ]%

California	[ ]%

Florida	[ ]%

Illinois	[ ]%]

No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of [ ]. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

[The Trust is Completely Dependent on Ford Credit and PRIMUS to Originate Subsequent Receivables Eligible to Be Purchased	The trust is completely dependent upon Ford Credit and PRIMUS for the generation of new receivables. The ability of Ford Credit and PRIMUS to generate receivables is, in turn, dependent to a large extent on the sales of automobiles and light trucks manufactured or distributed by Ford Motor Company and its subsidiaries and by the various automotive companies which originate receivables purchased by PRIMUS. If, during the period allotted for purchases of subsequent receivables, Ford or any of the entities from which PRIMUS purchases receivables were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light trucks manufactured by those companies would decrease, adversely affecting the ability of the seller to sell receivables to the trust. The use of incentive programs (e.g., manufacturers’ rebate programs) also may affect retail sales. There can be no assurance, therefore, that Ford Credit and PRIMUS will continue to generate receivables at the same rate as in prior years.

The ability of Ford Credit and PRIMUS to generate additional eligible receivables depends on the retail sales of automobiles and light trucks and decisions by buyers to finance those purchases with Ford Credit and with the persons from whom PRIMUS purchases receivables. The level of those sales and financings may change as a result of a variety of social and economic factors. Economic factors include:

• interest rates;

• unemployment levels;

• the rate of inflation; and

• consumer perceptions of economic conditions generally.

However, the seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the origination of additional eligible receivables.

Post-closing purchases of receivables will be funded with amounts on deposit in a “pre-funding account”, which will be funded with all or a portion of the proceeds of the offering. If the seller has insufficient eligible receivables to transfer to the trust during the funding period, some of the notes or certificates will be prepaid at the end of the funding period in an amount equal to the amount on deposit at the time in the pre-funding account [less any amount in the pre-funding account designated for deposit to the reserve account in connection with transfers of subsequent receivables].

The Classes of notes or certificates prepaid depends on the amount on deposit in the pre-funding account. If the amount on deposit is greater than $ [ ], the trust will prepay the Classes of notes and certificates pro rata based on their aggregate outstanding principal balance.

If the amount on deposit in the pre-funding account is less than this amount, the amounts will be first used to redeem the notes in order of their seniority. We expect that the seller will not convey receivables to the trust with a purchase price exactly equal to the amount on the deposit in the pre-funding account, and that the trust will therefore prepay at least a nominal amount of the Class A-1 Notes.

Ford and Ford Credit are subject to the informational requirements of the Exchange Act and in accordance with those requirements file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information which are available as described under “Available Information” in the prospectus.]

THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust [  ] is a [business trust] [common law trust] formed under the laws of [the State of Delaware] by a trust agreement dated as of [          ] among Ford Credit Auto Receivables Two LLC, the Owner Trustee [and the Delaware Trustee]. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

       The trust will initially be capitalized with the notes and the certificates. [The [Class A-5 Notes and the Class A-6 Notes] initially will be sold to Ford Credit and thereafter may be sold to third party investors.] [The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors.] The trust will issue the notes and the certificates in exchange for [(1)] the receivables it will initially purchase from the seller under a sale and servicing agreement to be dated as of [          ] among the trust, the seller and the servicer [, and (2) the initial deposit to the Reserve Account] [, and [(2)][(3)] the deposit into the Pre-Funding Account].

       If the protection provided to the holders of record of the notes by the subordination of the certificates [and to the noteholders and the certificateholders by the [Reserve Account]] [and the Yield Supplement Account] [and the Guaranteed Rate Agreement] [and the Interest Rate Swap] [and the Interest Rate Cap] is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders and the certificateholders. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the attached prospectus [and “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables; Subsequent Receivables” in this prospectus supplement].

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class A-1 Notes	$	[	]

Class A-2 Notes		[	]

Class A-3 Notes		[	]

Class A-4 Notes		[	]

Class A-5 Notes		[	]

Class A-6 Notes		[	]

Class B Notes		[	]

Class C Certificates		[	]

Class D Certificates		[	]

Total	$	[	]

The Owner Trustee [and the Delaware Trustee]

       [          ] is the Owner Trustee under the trust agreement. [          ] is a [          ] and its principal offices are located at [          ]. [[          ] is the Delaware Trustee under the trust agreement. [          ] is a [          ] and its principal offices are located at [          ].] The seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee[, the Delaware Trustee], [its] [their] parents and [its] [their] affiliates.

THE RECEIVABLES POOL

       The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The Receivables Pool will [consist of] [include] the [Initial Receivables][receivables] which the seller transfers to the trust on the Closing Date. The [Initial Receivables][receivables] will include payments on the receivables which are made on or after the [Initial] Cutoff Date.

[The Subsequent Receivables. In addition under the sale and servicing agreement, on and after the Closing Date, the seller will be obligated to sell and the trust will be obligated to purchase Subsequent Receivables from time to time during the Funding Period. The Subsequent Receivables will only be transferred if the conditions set forth in the sale and servicing agreement are met. The seller’s obligation to transfer Subsequent Receivables is subject to their availability. The Subsequent Receivables will have an aggregate principal balance equal to approximately $[          ]. The seller will designate a Subsequent Cutoff Date each time it conveys Subsequent Receivables to the trust.

       We expect that the seller will convey some of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date to the trust on the Closing Date and that the seller will convey other Subsequent Receivables to the trust as frequently as daily after the Closing Date on dates specified by the seller during the Funding Period. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Subsequent Receivables” in this prospectus supplement.

       [Upon each transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See “Description of the Receivables Transfer and Servicing Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus supplement.]]

       Criteria Applicable to Selection of Receivables. Ford Credit purchased approximately      % of the [Initial Receivables] [receivables] (by principal balance) from Ford dealers in the ordinary course of business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased approximately      % of the [Initial Receivables] [receivables] (by principal balance) from non-Ford dealers in the ordinary course of business in accordance with PRIMUS’ underwriting standards which are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a division of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit on a regular basis.

       The receivables were [and will be] selected from Ford Credit’s and PRIMUS’s portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools.” [These criteria include the requirement that each receivable:

•	provides for level monthly payments which provide interest at an APR of not less than [ ]% and not greater than [ ]% [unless the seller increases the Reserve Initial Deposit by the amounts, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the notes and the certificates];

•	will fully amortize the amount financed over an original term no greater than [ ] months;

•	is not more than [ ] days past due as of the [applicable] Cutoff Date and has never been extended; and

•	was originated on or after [ ].]

       [As of the [applicable] Cutoff Date, no obligor on any receivable was [or will have been] noted in the related records of the servicer as being the subject of a bankruptcy proceeding.] The receivables were [or will be] selected at random from Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for new vehicles and Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the noteholders or the certificateholders were [or will be] utilized in selecting the receivables from qualifying retail installment sale contracts. No receivable has [or will have] a scheduled maturity later than [       ].

       [The trust will not be obligated to purchase Subsequent Receivables on any Subsequent Transfer Date unless the receivables in the trust, taken together with the Subsequent Receivables to be transferred to the trust on that Subsequent Transfer Date, would meet the following criteria:

•	not more than [ ]% of the principal balances of the receivables in the trust will represent vehicles financed at Ford Credit’s used vehicle rates;

•	the weighted average APR will not be less than [ ]%, unless the seller increases the [amount on deposit in the Reserve Account and the Specified Reserve Balance] [Reserve Initial Deposit] by the amounts, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the notes and the certificates; and

•	the receivables will have a weighted average remaining term not greater than [ ] months.

These criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.]

       [The Characteristics of the Subsequent Receivables May Differ From Those of the Initial Receivables. The Initial Receivables will represent approximately [  ]% of the aggregate initial principal amount of the notes and the certificates. However, there will be no required characteristics of the Subsequent Receivables except:

•	the criteria described in this section; and

•	the criteria, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the notes and the certificates.

Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the receivables, the distribution by APR and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

       [Ford Credit and PRIMUS may originate Subsequent Receivables at a later date using credit criteria different from those which were applied to the Initial Receivables and the Subsequent Receivables may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the trust, the characteristics of the entire pool of receivables which the trust owns may vary significantly from those of the Initial Receivables. See “Risk Factors — The Trust is Completely Dependent on Ford Credit to Originate Subsequent Receivables Eligible to be Purchased” and “The Receivables Pool” in this prospectus supplement.]

       With respect to the expected prepayment experience of the Receivables Pool, Ford Credit —

•	believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life; and

•	estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between [ ]% and [ ]% of their scheduled weighted average life.

See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

       [Purchases of Subsequent Receivables. The trust may purchase Subsequent Receivables during the Funding Period. The trust will initially have $[       ] available to purchase Subsequent Receivables. This amount will be funded with the proceeds of the offering and will be maintained in the Pre-Funding Account. During the Funding Period, that amount will be reduced by:

•	the amount used to purchase Subsequent Receivables; and

•	the amount which the trust deposits into the Reserve Account upon each purchase of Subsequent Receivables.

       The seller expects that the amount in the Pre-Funding Account will be reduced to $[       ] or less by the [       ] Payment Date.]

       The geographical distribution and distribution by average APR of the [Initial] Receivables Pool as of the [Initial] Cutoff Date are set forth in the following tables.

Geographic Distribution of the [Initial] Receivables Pool as of the [Initial] Cutoff Date

Percentage of
Aggregate Principal
State(1)	Balance

Alabama[(2)]	%

Alaska	%

Arizona	%

Arkansas	%

California	%

Colorado	%

Connecticut	%

Delaware	%

District of Columbia	%

Florida	%

Georgia	%

Hawaii	%

Idaho	%

Illinois	%

Indiana	%

Iowa	%

Kansas	%

Kentucky	%

Louisiana	%

Maine	%

Maryland	%

Massachusetts	%

Michigan	%

Minnesota	%

Mississippi	%

Missouri	%

Montana	%

Nebraska	%

Nevada	%

New Hampshire	%

New Jersey	%

New Mexico	%

New York	%

North Carolina	%

North Dakota	%

Ohio	%

Oklahoma	%

Oregon	%

Pennsylvania[(2)]	%

Rhode Island	%

South Carolina	%

South Dakota	%

Tennessee	%

Texas	%

Utah	%

Vermont	%

Virginia	%

Washington	%

West Virginia	%

Wisconsin	%

Wyoming	%

(1)	Based on the billing addresses of the obligors on the receivables as of the [Initial] Cutoff Date.

[(2)	Excluded for administrative reasons.]

Distribution by APR of the [Initial] Receivables Pool

as of the [Initial] Cutoff Date

Percentage of
Aggregate
	Number of	Aggregate	Principal
APR Range	Receivables	Principal Balance	Balance(1)

0.00 to 0.99		$	%

1.00 to 1.99			%

2.00 to 2.49			%

2.50 to 2.99			%

3.00 to 3.49			%

3.50 to 3.99			%

4.00 to 4.49			%

4.50 to 4.99			%

5.00 to 5.49			%

5.50 to 5.99			%

6.00 to 6.49			%

6.50 to 6.99			%

7.00 to 7.49			%

7.50 to 7.99			%

8.00 to 8.49			%

8.50 to 8.99			%

9.00 to 9.49			%

9.50 to 9.99			%

10.00 to 10.49			%

10.50 to 10.99			%

11.00 to 11.49			%

11.50 to 11.99			%

12.00 to 12.49			%

12.50 to 12.99			%

13.00 to 13.49			%

13.50 to 13.99			%

14.00 to 14.49			%

14.50 to 14.99			%

15.00 to 15.49			%

15.50 to 15.99			%

16.00 to 16.49			%

16.50 to 16.99			%

17.00 to 17.49			%

17.50 to 17.99			%

18.00 to 18.49			%

18.50 to 18.99			%

19.00 to 19.49			%

19.50 to 19.99			%

20.00 [to [ ]]			%

Totals	[ ]	$ [ ]	[ ]%

(1)	May not add to 100.00% due to rounding.

       The [Initial] Receivables have the characteristics indicated below.

Percentage
by Aggregate
Characteristic	Principal Balance

Originated by Ford Credit	[	]	%

Originated by PRIMUS	[	]	%

Actuarial Receivables	[	]	%

Simple Interest Receivables	[	]	%

[Final Payment Receivables	[	]	%]

[Actuarial Receivables which are Final Payment Receivables	[	]	%]

[Simple Interest Receivables which are Final Payment Receivables	[	]	%]

Vehicles financed at new vehicle rates	[	]	%

Vehicles financed at used vehicle rates	[	]	%

       See “The Receivables Pools” in the prospectus for a further description of the characteristics of Actuarial Receivables [,][and] Simple Interest Receivables [and Final Payment Receivables].

Weighted Average Life of the Securities

       Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the [Initial Receivables][receivables].

       The rate of payment of principal of each Class of notes and [the] [each Class of] certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of [the] [any Class of] notes and the final distribution in respect of [the] [each Class of] certificates could occur significantly earlier than the respective Final Scheduled [Payment] [Distribution] Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of the notes and the certificates, respectively.

       The table captioned “Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages” has been prepared on the basis of the characteristics of the [Initial Receivables] receivables [and certain assumed characteristics with respect to the Subsequent Receivables] [and/or state other assumptions on which the ABS Table is based]. The ABS Table assumes that —

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes [are made on each Payment Date] and distributions on the certificates are made on each Distribution Date (and each such date is assumed to be the [ ] day of [the month in which such Payment Date or Distribution Date occurs] [each applicable month]);

•	the balance in the Reserve Account on each [Payment Date and each] Distribution Date is equal to the Specified Reserve Balance; and

•	the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

       [State assumed characteristics with respect to the Subsequent Receivables.] [And/or, state other assumptions on which the ABS Table is based.] The pools have an assumed cutoff date of [                    ]. The ABS Table indicates the projected weighted average life of each Class of notes and the Class [C] Certificates and sets forth the percent of the initial principal amount of each Class of notes and the percent of the initial Certificate Balance of the Class [C] Certificates] that is projected to be outstanding after each of the [Payment Dates or] Distribution Dates shown at various constant ABS percentages.

       The ABS Table also assumes that the [Initial Receivables] [receivables] have been aggregated into hypothetical pools with all of the [Initial Receivables] [receivables] within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the [Initial] Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. [State assumed characteristics with respect to hypothetical pools of Subsequent Receivables.]

				Original Term	Remaining Term
	Aggregate			to Maturity	to Maturity
Pool	Principal Balance	APR		(In Months)	(In Months)

1	$		%

2			%

3			%

4			%

5			%

6			%

7			%

8			%

9			%

10			%

11			%

12			%

13			%

14			%

15			%

16			%

17			%

18			%

	$ [	]

       The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each Class of notes and the [Class [C]] Certificates. [In addition, the ABS Table was prepared based on the characteristics of the initial receivables, which may be different from any Subsequent Receivables purchased by the trust.]

Percent of Initial Note Principal Amount or

Initial Certificate Balance at Various ABS Percentages

	[Class A-1 Notes]				[Class A-2 Notes]

Distribution Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00

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Weighted Average Life (years)(1)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	[Class A-3 Notes]

Distribution Date	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00

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Weighted Average Life (years)(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount or

Initial Certificate Balance at Various ABS Percentages

	[Class A-4 Notes]				[Class A-5 Notes]

Distribution Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00

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Weighted Average Life (years)(1)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	[Class A-6 Notes]

Distribution Date	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00

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Weighted Average Life (years)(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount or

Initial Certificate Balance at Various ABS Percentages

	[Class B Notes]				[Class [C] Certificates]

Distribution Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00

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Weighted Average Life (years)(1)(2)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution in respect of the Certificate Balance of a certificate by the number of years from the date of the issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the original Certificate Balance of the certificate.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios

       Set forth below is certain information concerning the combined experience of Ford Credit and PRIMUS with their portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit or PRIMUS continues to service). [Ford Credit began originating Final Payment Receivables in [          ].] [PRIMUS began originating Final Payment Receivables in [          ].] There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit’s and PRIMUS’s experience shown in the following tables or that [insert any information regarding current trends] will continue in the future.

Delinquency Experience(1)

Year Ended December 31,

	1999		1998		1997		1996		1995		1994

Average Number of Contracts Outstanding During the Period	[	]	[	]	[	]	[	]	[	]	[	]
Average Daily Delinquencies as a Percent of Average Contracts Outstanding

31-60 Days(2)	[	]	[	]	[	]	[	]	[	]	[	]

61-90 Days(2)	[	]	[	]	[	]	[	]	[	]	[	]

Over 90 Days(3)	[	]	[	]	[	]	[	]	[	]	[	]

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

Year Ended December 31,

	1999		1998		1997		1996		1995		1994

Average Portfolio Outstanding During the Period (Millions) Gross	[	]	[	]	[	]	[	]	[	]	[	]

Net	[	]	[	]	[	]	[	]	[	]	[	]

Repossessions as a Percent of Average Number of Contracts Outstanding	[	]	[	]	[	]	[	]	[	]	[	]

Net Losses as a Percent of Gross Liquidations(2)	[	]	[	]	[	]	[	]	[	]	[	]

Net Losses as a Percent of Average Gross Portfolio Outstanding(2)	[	]	[	]	[	]	[	]	[	]	[	]

Net Losses as a Percent of Average Net Portfolio Outstanding(2)	[	]	[	]	[	]	[	]	[	]	[	]

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES OR CERTIFICATES

       The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. We have described these factors separately for the notes and the certificates below.

Notes

       How the Servicer Computes the Factor For Your [Class of] Notes. [The servicer will compute a separate factor for each Class of notes.] The factor for [the] [each Class of] notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to [the] [such Class of] notes indicating the remaining outstanding principal amount of [the] [such Class of] notes, as of the applicable [Distribution] [Payment] Date. The servicer will compute the factor after giving effect to payments to be made on such [Distribution] [Payment] Date, as a fraction of the initial outstanding principal amount of [the] [such Class of] notes.

       Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of [the] [that Class of] notes is the product of —

•	the original denomination of your note; and

•	the factor relating to your [class of] notes computed by the servicer in the manner described above.

Certificates

       How the Servicer Computes the Factor For Your [Class of] Certificates. [The servicer will compute a separate factor for each Class of certificates.] The factor for [the] [each Class of] certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to [the] [such Class of] certificates indicating the remaining Certificate Balance [of such Class of certificates], as of the applicable Distribution Date. The factor for [any Class of] [the] certificates will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the initial Certificate Balance [of such Class of certificates].

       Your Portion Of the Outstanding Amount of the Certificates. For each certificate you own, your portion of [the] [that Class of] certificates is the product of —

•	the original denomination of your certificate; and

•	the factor relating to your [class of] certificates computed by the servicer in the manner described above.

       The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in —

•	the outstanding principal amount of the [applicable Class of] notes; or

•	the outstanding principal amount [of the applicable Class of certificates], as the case may be.

       These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables [and as a result of a prepayment arising from application of funds in the Pre-Funding Account]. [They will not change, however, as a result of the addition of Subsequent Receivables.]

MATURITY AND PREPAYMENT CONSIDERATIONS

       Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under “Maturity and Prepayment Considerations” in the prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture —

•	of the Class [A-2] Notes until the Class [A-1] Notes have been paid in full;

•	of the Class [A-3] Notes until the Class [A-2] Notes have been paid in full;

•	of the Class [A-4] Notes until the Class [A-3] Notes have been paid in full;

•	of the Class [A-5] Notes until the Class [A-4] Notes have been paid in full;

•	of the Class [A-6] Notes until the Class [A-5] Notes have been paid in full; or

•	of the Class [B] Notes until the Class [A-6] Notes have been paid in full.

       No distributions of principal of the certificates will be made until all the notes have been paid in full. In addition, no distributions of principal of the Class [D] Certificates will be made until the Certificate Balance of the Class [C] Certificates has been reduced to zero. See “Description of the Notes — Payments of Principal” and “Description of the Certificates — Distributions of Principal Payments” in this prospectus supplement.

       As the rate of payment of principal of [the] [each Class of] notes and [the] [each Class of] certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of [the] [any Class of] notes and the final distribution in respect of [the] [each Class of] certificates could occur significantly earlier than the [respective] Final Scheduled [Payment] [Distribution] Date[s].

       There Is No Assurance That Your Securities Will Be Repaid on the Scheduled Dates. It is expected that final payment of [the] [each Class of] notes and the final distribution in respect of [the] [each Class of] certificates will occur on or prior to the [respective] Final Scheduled [Payment] [Distribution] Date[s]. Failure to make final payment of [the] [any Class of] notes on or prior to the [respective] Final Scheduled [Payment] [Distribution] Date[s] would constitute an Event of Default under the indenture. See “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement and in the prospectus. In addition, the sale and servicing agreement requires that the remaining Certificate Balance [of each Class of certificates] be paid in full on the [respective] Final Scheduled [Payment] [Distribution] Date[s]. However, no assurance can be given that sufficient funds will be available to pay [the] [each Class of] notes and [the] [each Class of] certificates in full on or prior to the [respective] Final Scheduled [Payment] [Distribution] Date[s]. If sufficient funds are not available, final payment of [the] [any Class of] notes and the final distribution in respect of [the] [either Class of] certificates could occur later than such dates.

       The Level of Prepayments of the Receivables and Required Repurchases by the Seller Are Unpredictable and May Affect Payments on the Securities. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to repurchase receivables from the trust. See “The Receivables Pool” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the securities. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

       Risks of slower or faster repayments. Noteholders and certificateholders should consider —

•	in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

DESCRIPTION OF THE NOTES

The Indenture

       The trust will issue the notes under an indenture to be dated as of [            ], between the trust and [            ], as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the headings “Description of the Notes” and “Certain Information Regarding the Securities” in the prospectus.

Payments of Interest

       [The] [Each Class of] notes [other than the Class A-3 Notes] will constitute “Fixed Rate Securities,” as that term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus. [The Class A-3 Notes will constitute “Floating Rate Securities” which are [LIBOR Securities], as those terms are defined under “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.] Interest on the principal amount[s] of the notes will accrue at the [respective] per annum interest rates for the [various Classes of] notes and will be payable to the noteholders on each [Payment Date] [Distribution Date]. The trust will make payments on the notes as of each Record Date.

       [However, if on any two consecutive Distribution Dates any amount is withdrawn from the Reserve Account to cover shortfalls on the notes or the certificates, then each following Distribution Date will constitute a Payment Date, until the quarterly Payment Date following the first Distribution Date on which —

•	no amount is withdrawn from the Reserve Account to cover shortfalls; and

•	the amount on deposit in the Reserve Account is equal to the Specified Reserve Balance.]

       [However, if the commercial paper rating or certificate of deposit rating of the Guaranteed Rate Agreement Counterparty in this prospectus supplement is at any time reduced below A-1+ or P-1 by the applicable Rating Agency and the servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within 60 days of receiving notice of such decline, then each following Distribution Date will constitute a Payment Date. See “Description of the Receivables Transfer and Servicing Agreements — Guaranteed Rate Agreement” in this prospectus supplement.]

       Calculation of interest. Interest will accrue during each Interest Period and will be calculated on the [various Classes of notes] as follows:

•	[Actual/360. Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.]

•	30/360. Interest on the [Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-6 Notes] will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Unpaid Interest Accrues. Interest accrued as of any [Distribution] [Payment] Date but not paid on such [Distribution] [Payment] Date will be due on the next [Distribution] [Payment] Date, together with interest on such amount at the applicable interest rate [plus 2.00%] (to the extent lawful).

•	[With respect to the interest rate on the Class A-3 Notes, the “Index Maturity” for LIBOR will be [three months (in the case of quarterly Payment Dates)] [one month (in the case of monthly Payment Dates)] and the “Interest Reset Period” for such calculation will be the Interest Period. See “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.]

       Priority of Interest Payments. The trust will generally derive the interest payments it makes on the notes on any Distribution Date from the funds deposited into the Collection Account with respect to the preceding Collection Period. This will include funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after the payment of —

•	the Servicing Fee; and

•	in the case of the Class B Notes, interest on the Class A Notes and the First Priority Principal Distribution Amount, if any.

       The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, [the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class A-5 noteholders, and the Class A-6 noteholders] will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Their ratable share of the interest due will be based on the total amount of interest due to the Class A noteholders.

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes. Interest on the Class B Notes will not be paid on any Distribution Date until interest payments on the Class A Notes and the First Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such Class B noteholders) of the aggregate amount available to be distributed in respect of interest on the Class B Notes. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.

       Event of Default. An Event of Default under the indenture will occur if the full amount of interest due on the Class A Notes is not paid within five days of the related [Payment] [Distribution] Date. While any of the Class A Notes remain outstanding, the failure to pay interest due on the Class B Notes within five days of the related [Payment] [Distribution] Date will not be an Event of Default. See “Description of the Notes — The Indenture — Rights upon Event of Default” in the prospectus.

Payments of Principal

       The trust will generally make principal payments to the noteholders on each [Distribution] [Payment] Date in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” with respect to any [Distribution] [Payment] Date equals the sum of —

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The trust will pay the Principal Distribution Amount on each [Distribution] [Payment] Date to the extent that it has funds available after it pays in full all amounts ranking senior to each component of the Principal Distribution Amount. The trust will make these payments in accordance with the priorities described in “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       The trust will derive principal payments on the notes from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date. This will include funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account).

       On each Determination Date, the indenture trustee will determine the amount in the Collection Account for distribution on the related [Payment] [Distribution] Date. Payments to noteholders and certificateholders will be made on each [Payment] [Distribution] Date in accordance with that determination.

       Event of Default. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of the notes, the priority in which the trust makes distributions to the noteholders and certificateholders will change. The effect on the noteholders of an Event of Default depends on the type of default, as described on page S-52 of this prospectus supplement.

       Priority of principal repayments. Principal payments on the notes will be applied on each [Payment] [Distribution] Date, including upon the occurrence and during the continuation of an Event of Default in the following order of priority:

[ •	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-3 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-4 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-5 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-6 Notes until such principal amount is paid in full; and

•	to the principal amount of the Class B Notes until such principal amount is paid in full.]

       Notes Might Not Be Repaid on Their Scheduled Dates of Final Principal Repayments. The principal amounts of [the] [any Class of] notes to the extent not previously paid will be due on the Final Scheduled [Payment] [Distribution] Date relating [that Class of] [the] notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of [the] [any Class of] notes is paid may be earlier or later than the [Final Scheduled] [Payment] [Distribution] Dates [relating to that Class of notes] based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

The Indenture

       Rights upon Event of Default. Upon an Event of Default under the indenture, the noteholders will have the rights set forth in the prospectus under “Description of the Notes — The Indenture — Rights Upon Event of Default.” The indenture trustee may sell the receivables subject to certain conditions of the Notes after an Event of Default. The conditions depend upon why the Event of Default occurred. If the Event of Default occurred because of one of the following reasons, the indenture trustee does not have to obtain any additional consent to sell the receivables.

•	a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust as specified in the indenture.

       In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default” has been satisfied including one of the following:

•	the holders of all of the Controlling Class then outstanding consent to such sale, or

•	the proceeds of the sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding notes and certificates on the date of the sale.

In the event of a sale of the receivables by the indenture trustee following an Event of Default, the noteholders [and certificateholders] will receive notice and an opportunity to submit a bid in the sale.

       [The failure to pay interest due on the Class B Notes will not be an Event of Default until the Class A Notes have been paid in full.]

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes —

•	only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

•	only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

If an indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.]

[Mandatory Prepayment

       If any amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period, the trust will prepay [the] [one or more Classes of] notes in part on the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any purchases of Subsequent Receivables on that Distribution Date.

       Amount Prepaid. The Classes which the trust will redeem depends upon the amount on deposit in Pre-Funding Account when the redemption is to occur, as described below.

•	If the amount on deposit in the Pre-Funding Account is less than or equal to $[ ], then that amount will be used to prepay the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to prepay the Class A-2 Notes].

•	If the amount on deposit in the Pre-Funding Account is greater than $[ ], then that amount will be used to prepay [each Class of] [the] notes and [each Class of] [the] certificates. The aggregate principal amount of [each Class of] notes and certificates redeemed will be an amount equal to the Pre-Funding Percentage of the amount on deposit in the Pre-Funding Account.

       [Note Prepayment Premium. The trust will be required to pay the Note Prepayment Premium, which represents the certificateholders’ expected yield on their certificates over a reference security through [            ], to the noteholders if —

•	the trust is required to prepay the notes and certificates in a mandatory prepayment described above;

•	and the amount prepaid exceeds $[ ].

       The Trust’s Obligation to Pay the Note Prepayment Premium and Certificate Prepayment Premium Are Limited To Amounts it Receives From the Seller. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] to the trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust’s obligation to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] will be limited to funds received from the seller with respect to these amounts.

       In the event that funds received from the seller are insufficient to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] in full, noteholders [of each Class of notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such Class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making such payment.]]

Optional Redemption

       All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance [plus the aggregate principal balance of any Subsequent Receivables as of the Subsequent Cutoff Date], as described in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Termination.” The redemption price for the notes outstanding will be equal to —

•	the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

•	interest on any past due interest at the rate of interest on those notes (to the extent lawful) [plus 2.00%].

DESCRIPTION OF THE CERTIFICATES

       The trust will issue the certificates [in fully registered, certificated form] under the trust agreement. We have filed a form of the trust agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the trust agreement will be filed with the SEC after the trust issues the notes and the certificates. We summarize below some of the most important terms of the certificates and the trust agreement. This summary is not a complete description of all the provisions of the trust agreement and the certificates. We refer you to those documents. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given series and the related trust agreement provided under the headings “Description of the Certificates,” “Certain Information Regarding the Securities” in the prospectus and “Description of the Receivables Transfer and

Servicing Agreements” in the prospectus and in this prospectus supplement. We refer you to those sections.

Distributions of Interest Income

       On each Distribution Date, commencing [               ], the certificateholders of each Class of certificates will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of their Class of certificates at the applicable rate of interest on the certificates. [The certificates will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus.] [The [Class [  ]] Certificates will constitute Floating Rate Securities which are [LIBOR Securities], as such terms are defined under “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.]

       Interest will accrue —

•	from and including the Closing Date (in the case of the first Distribution Date); or

•	from and including the [[ ] day of the calendar month] [the Distribution Date] preceding each Distribution Date to but excluding the [ ] day of the following calendar month] [the following Distribution Date].

       [Interest is Calculated 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.]

       Unpaid Interest Accrues. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the certificates [plus 2.00%] (to the extent lawful).

       Funds Available for Distributions on Certificates. The trust will fund interest distributions on the certificates from the portion of the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after the trust pays:

•	the Servicing Fee;

•	the interest due on the Class A Notes;

•	the First Priority Principal Distribution Amount, if any;

•	the interest due on the Class B Notes;

•	the Second Priority Principal Distribution Amount, if any; and

•	in the case of the Class [D] Certificates, the interest due on the Class [C] Certificates.

       However, following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.

Distributions of Principal Payments

       The Trust Will Distribute Principal on the Certificates Only After Principal on the Notes Is Fully Paid. Certificateholders will be entitled to receive principal payments on each Distribution Date, commencing with the Distribution Date on which all of the notes have been paid in full, in an amount generally equal to the Principal Distribution Amount, after giving effect to any portion of that amount payable to noteholders. The trust will make distributions of principal to the certificateholders at that time to the extent that amounts are remaining after it pays in full all amounts ranking senior to such component in accordance with the priorities described in “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       Priority of Principal Distributions. Distributions with respect to principal payments on the certificates will be applied on each Distribution Date commencing on the Distribution Date on which all the notes are paid in full in the following order of priority:

(1)	in payment of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been paid in full; and

(2)	in payment of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been paid in full.

       The trust will make distributions with respect to principal payments on the certificates from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account). Following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.

       The outstanding Certificate Balance of each Class of certificates will be payable in full on the Final Scheduled Distribution Date relating to [that Class of] [the] certificates. The actual date on which the trust pays the aggregate Certificate Balance [of either Class of certificates] may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

[Mandatory Prepayment

       The trust will make cash distributions to certificateholders, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date, exceeds $[          ]. The aggregate principal balance of the certificates to be repurchased will be an amount equal to the certificates’ Pre-Funding Percentage of the amount then on deposit in the Pre-Funding Account. [The Certificate Prepayment Premium, which represents the certificateholders’ expected yield on their certificates over a reference security through [               ], will be payable by the trust to the certificateholders at the time of any mandatory prepayment of the certificates as described above.

       The Trust’s Obligation to Pay the Note Prepayment Premium and Certificate Prepayment Premium Are Limited To Amounts it Receives From the Seller. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] to the trust as liquidated damages for the seller’s failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust’s obligation to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] will be limited to funds received from the seller with respect to these amounts.]

       [In the event that such funds are insufficient to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] in full, certificateholders [of each Class of certificates] will receive their ratable share (based upon the aggregate Certificate Prepayment Premium [for such Class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making such payment.]]

Optional Prepayment

       If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, you will receive an amount in respect of your certificates equal to the sum of:

•	the outstanding Certificate Balance [of your Class of certificates] together with accrued interest at the rate of interest on [the] [that Class of] certificates; and

•	interest on any past due interest at the rate of interest on your certificates [plus 2.00%], to the extent lawful.

       That distribution will cause the early retirement of your certificates. See “Description of the Receivables Transfer and Servicing Agreements — Termination” in the prospectus.

Priority of Notes

       The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, under some conditions, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full.

       Consequently, before the trust makes distributions of interest on the [Class C] Certificates, funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account) will be applied to the payment of —

•	the interest due on the Class A Notes;

•	the First Priority Principal Distribution Amount, if any;

•	interest due on the Class B Notes; and

•	the Second Priority Principal Distribution Amount, if any.

Those amounts also will be applied to the payment of principal on the notes in full before distributions of principal on the Class C Certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       In addition, following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See “Description of the Receivables Transfer and Servicing Agreements — Insolvency Event or Dissolution” in the prospectus.

       [In addition, on each Distribution Date after any Rating Agency rating the notes or certificates reduces or withdrawals its ratings of [any Class of] [the] notes, the certificateholders will not receive any distributions of principal until —

•	all the notes have been paid in full; or

•	the reduced or withdrawn rating has been restored.

There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by any Rating Agency if in its judgment the withdrawal or reduction is warranted by the circumstances.]

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

       We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements. We have filed forms of the Receivables Transfer and Servicing Agreements as exhibits to the registration statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the SEC after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Receivables Transfer and Servicing Agreements set forth under the heading “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

Sale and Assignment of Receivables[; Subsequent Receivables ]

       You can find more information about the transfer of the [Initial Receivables] [receivables] from the seller to the trust on the Closing Date under the sale and servicing agreement in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables”. [During the Funding Period, under the sale and servicing agreement, the seller will be obligated to sell to the trust Subsequent Receivables having an aggregate principal balance equal to the initial Pre-Funded Amount, which is approximately $[          ], to the extent that the seller has Subsequent Receivables available.

       [During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the seller will sell and assign to the trust, without recourse, the seller’s entire interest in the Subsequent Receivables which the seller designated as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to those Subsequent Receivables executed on that date by the seller. We expect that on the Closing Date, subject to the conditions described below, the seller will convey to the trust some of the Subsequent Receivables designated by the seller and arising between the Initial Cutoff Dates and the Closing Date. Upon the conveyance of Subsequent Receivables to the trust on a Subsequent Transfer Date —

(1)	the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables;

(2)	the trust will withdraw an amount equal to [ ]% of the aggregate principal balances of such Subsequent Receivables from the Pre-Funding Account and deposit that amount into the Reserve Account; and

(3)	the trust will withdraw an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (2) from the Pre-Funding Account and pay that amount to the seller.]

       [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit or PRIMUS, as applicable, to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See “— Yield Supplement Account; Yield Supplement Agreement” in this prospectus supplement.]

       [Conditions Precedent to Transfer of Subsequent Receivables. Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others:

(1)	each Subsequent Receivable must satisfy the eligibility criteria specified in the sale and servicing agreement;

(2)	the seller will not have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of the noteholders or the certificateholders;

(3)	as of the related Subsequent Cutoff Date, the receivables, including any Subsequent Receivables which the seller conveys as of such Subsequent Cutoff Date, satisfy the criteria described under “The Receivables Pool” in this prospectus supplement and “The Receivables Pools” in the prospectus;

(4)	the applicable Reserve Initial Deposit for the related Subsequent Transfer Date shall have been made; and

(5)	the seller shall have executed and delivered to the trust (with a copy to the indenture trustee) a written assignment conveying the Subsequent Receivables to the trust (including a schedule identifying the Subsequent Receivables).

       Conditions Subsequent to Transfer of Subsequent Receivables. Any conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of that Collection Period, of the following conditions subsequent, among others:

(1)	the seller will have delivered opinions of counsel to the Owner Trustee, the indenture trustee and the Rating Agencies rating the notes or certificates regarding the validity of the conveyance of all the Subsequent Receivables conveyed during that Collection Period;

(2)	the trust and the indenture trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the receivables in the trust at that time, including the Subsequent Receivables conveyed by the seller during each Collection Period, satisfied the parameters described under “The Receivables Pool” in this prospectus supplement and under “The Receivables Pools” in the prospectus; and

(3)	each of the Rating Agencies rating the notes or certificates shall have notified the seller in writing that, following the addition of all such Subsequent Receivables, [each Class of] [the] notes and [each Class of] [the] certificates will be rated by those in the same rating category as they were rated by those Rating Agencies on the Closing Date.

       The seller will be required to immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount of that Subsequent Receivable, upon its failure to satisfy any of the conditions subsequent listed above with respect to that Subsequent Receivable.

       [Credit Criteria May Differ With Regard to Subsequent Receivables. Ford Credit may have originated the Subsequent Receivables at a later date using credit criteria different from those which were applied to the Initial Receivables. See “Risk Factors — The Subsequent Receivables and the Pre-Funding Account” and “The Receivables Pool” in this prospectus supplement.]]

Accounts

       Accounts of the Trust. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding the following Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account if (1) there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met. In addition to the Accounts referred to under “Description of the Receivables Transfer and Servicing Agreements — Accounts” in the prospectus —

•	the indenture trustee will establish the Principal Distribution Account;

•	the owner trustee will establish the Certificate Interest Distribution Account and the Certificate Principal Distribution Account; [and]

•	the servicer will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the noteholders and the certificateholders[; and][.]

•	[the indenture trustee will establish the Yield Supplement Account.]

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts on deposit in the Payahead Account are held for the benefit of obligors who have paid ahead a payment or a payment before its due date until the servicer applies those amounts when the payment is due. For that reason, the Payahead Account will not be included in the property of the trust.

Servicing Compensation and Expenses

       The servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See “Description of the Receivables Transfer and Servicing Agreements — Servicing Compensation and Expenses” in the prospectus.

Rights Upon Event of Servicing Termination

       If an Event of Servicing Termination occurs, the indenture trustee or the [Class A] noteholders evidencing not less than a majority of the principal amount of the [Class A] Notes may remove the servicer without the consent of any of the [Class B] noteholders or the certificateholders. The [Class B] noteholders will not have the ability to remove the servicer if an Event of Servicing Termination occurs until the Class A notes have been paid in full. The Class C certificateholders will not have the ability to remove the servicer if an Event of Servicing Termination occurs until after the notes have been paid in full.

Waiver of Past Events of Servicing Termination

       If an Event of Servicing Termination occurs, a majority of the principal amount of the [Class A] Notes may, subject to the exceptions provided in the sale and servicing agreement, waive any Event of Servicing Termination, without the consent of any of the [Class B] noteholders or the certificateholders. The [Class B] noteholders will not have the right to determine whether any Event of Servicing Termination should be waived until the [Class A] Notes have been paid in full. The Class C certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Distributions

       Deposits to the Collection Account and Determination of Available Collections. On or before the Distribution Date, the servicer will cause all collections on receivables, Actuarial Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables,” “— Collections” and “— Advances” in the prospectus. On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount.

       In addition, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date).

       On or before the Final Scheduled [Payment] [Distribution] Date with respect to [any Class of] [the] notes or [the] [either Class of] certificates, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of —

•	the difference, if any, between (1) the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account for the amount of the Total Required Payment which exceeds the Available Funds for such Distribution Date over (2) the amount required to pay such Class of notes or such Class of certificates in full in accordance with the priorities described in “— Priority of Payments” below; and

•	the amount of cash or other immediately available funds in the Reserve Account on such [Payment] [Distribution] Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and to the amount by which the Total Required Payment exceeds the Available Funds for such [Payment] [Distribution] Date).

       The Available Collections will be determined on the related Determination Date as described under “Description of the Notes — Payments of Principal” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements — Distributions” in the prospectus.

[FLOW CHART DESCRIBING SOURCES
OF FUNDS AVAILABLE FOR DISTRIBUTION
ON ANY DISTRIBUTION DATE]

[Sources of Funds]

       Priority of Payments. On each Distribution Date, the servicer will allocate amounts on deposit in the Collection Account as described under “Description of the Receivables Transfer and Servicing Agreements — Distributions” in the prospectus and will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	[to the swap counterparty, the net amount if any which the trust has received on the Interest Rate Swap with respect to that Distribution Date and] to the Class A noteholders —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class A noteholders on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the Class A noteholders on prior Distribution Dates over the amounts actually paid to the Class A noteholders on those prior Distribution Dates, plus interest on any such shortfall [plus 2.00%] to the extent permitted by law.

(3)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(4)	to the Class B noteholders —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the interest rate on such notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class B noteholders on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the Class B noteholders on prior Distribution Dates over the amounts actually paid to the Class B noteholders on those prior Distribution Dates, plus interest on any such shortfall to the extent permitted by law [plus 2.00%];

(5)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(6)	to the Certificate Interest Distribution Account —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Certificates at the interest rate on such certificates on the Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the Class C certificateholders on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the Class C certificateholders on prior Distribution Dates over the amounts actually paid to the Class C certificateholders on those prior Distribution Dates, plus interest on any such shortfall to the extent permitted by law [plus 2.00%];

(7)	to the Certificate Interest Distribution Account —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class D certificates at the interest rate on such certificates on the Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the Class D certificateholders on the preceding Distribution Date; and

(b)	any shortfall in the amount of interest payable to the Class D certificateholders on prior Distribution Dates over the amounts actually paid to the Class D certificateholders on those prior Distribution Dates, plus interest on any such shortfall to the extent permitted by law [plus 2.00%];

(8)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

(9)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(10)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

[FLOW CHART DESCRIBING HOW THE TRUST DISTRIBUTES AVAILABLE FUNDS ON A DISTRIBUTION DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED]

       Priority of Payments May Change Upon an Event of Default. Upon the occurrence and continuation of any Event of Default described in the prospectus under “Description of the Notes — The Indenture — Events of Default”, the indenture trustee or the holders of a majority of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

•	Defaults in Payment of Interest and Principal and Insolvency Resulting in Acceleration. Following the occurrence and during the continuation of an Event of Default relating to:

—	a default in the payment of principal on any note which has resulted in acceleration of the notes;

—	a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes;

—	the occurrence of an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes; or

—	an Insolvency Event or a dissolution with respect to the seller,

the priority of payments changes and the Class A noteholders must be paid in full before any distributions of principal or interest may be made on the Class B notes and the certificates.

•	Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes and the Class B Notes on each [Payment] [Distribution] Date prior to the distribution of principal on the Class A Notes on such [Payment] [Distribution] Date.

•	Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. Following the occurrence of any Event of Default which has resulted in an acceleration of the notes, the priority of distributions changes and the noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.

       Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under “Description of the Notes — The Indenture — Rights Upon Event of Default.” Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) no amounts will be distributed to the Class B noteholders until all interest and principal due on the Class A Notes has been paid in full, (2) no amounts will be distributed to the Class C certificateholders until all interest and principal due on the Class B Notes has been paid in full and (3) no amounts will be distributed to the Class D certificateholders until all interest and principal due on the Class C Certificates has been paid in full.

       Principal Distribution Amounts. On and after the Distribution Date on which the principal amount of the notes has been paid in full, amounts in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Regular Principal Distribution Amount (in each case, after giving effect to any portion thereof payable to noteholders) as described in clauses (3), (5) and (9) in “Priority of Payments” above, respectively, will be deposited into the Certificate Principal Distribution Account.

       Servicer will Provide Information to Indenture Trustee. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

•	the amount of aggregate collections on the receivables;

•	the aggregate amount of Liquidated Receivables;

•	the aggregate Advances to be made by the servicer; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

       Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the notes and certificates under the following circumstances:

—	as the Pool Balance decreases as a result of principal payments on the receivables, purchases of receivables by the seller or the servicer, receipt of Liquidation Proceeds allocable to principal and Realized Losses, to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the notes and the certificates plus the intended amount of overcollateralization; and

—	on the respective Scheduled [Payment] [Distribution] Dates of the notes and certificates to the extent that the principal amounts on the applicable notes or certificates were not previously repaid.

       We discuss each of these situations in more detail below.

       The Trust Will Make Principal Payments to Maintain Overcollateralization as the Pool Balance Decreases. The trust will make principal distributions on [Distribution] [Payment] Dates which are not Final Scheduled [Distribution] [Payment] Dates in order to maintain a desired level of overcollateralization. The trust will generally pay principal on the most senior Class of notes or certificates outstanding at any time that the aggregate outstanding principal balance of the notes and the certificates exceeds the Pool Balance minus the Specified Overcollateralization Amount [together with the Yield Supplement Overcollateralization Amount]. Under most circumstances, the amount of that prepayment will be equal to the Regular Principal Distribution Amount. However, where substantial prepayments, late payments on Simple Interest Receivables or Realized Losses occur in a single Collection Period, to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance, a Second Priority Principal Distribution Amount or a First Priority Principal Distribution Amount may also be payable.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled [Payment] [Distribution] Dates May Delay Interest Payments on More Subordinate Classes of Notes or Certificates. The principal amounts on the notes and the certificates are generally expected to be repaid prior to the applicable Final Scheduled [Payment] [Distribution] Date. Any remaining principal amounts on a Class of notes or certificates will become immediately due on its Final Scheduled [Payment] [Distribution] Date. However, if the principal amount on any class of notes or certificates has not been fully repaid prior to its Final Scheduled [Payment] [Distribution] Date, any remaining principal amounts on that Class of securities will be immediately due on that date, and will be payable before any payments or principal or interest are made to more junior classes of securities.

•	On the Final Scheduled [Payment] [Distribution] Date relating to the Class A Notes, no amounts will be distributed to the Class B noteholders until all remaining principal due on the Class A Notes has been paid in full.

•	On the Final Scheduled [Payment] [Distribution] Date relating to the Class B Notes, no amounts will be distributed to the Class C certificateholders until all remaining principal due on the Class B Notes has been paid in full.

       Interest on more junior classes of notes or certificates may therefore be delayed as a result. A substantial amount payable on a Final Scheduled [Payment] [Distribution] Date would generally occur as a result of slower-than-expected payments on the receivables, including —

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the most senior Classes of notes prior to the payment of interest on more subordinate notes or certificates in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the notes.

•	To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the certificates.

•	To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes and on the certificates.

Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on more subordinate Classes of notes or certificates on a timely basis:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

•	delayed collections on the receivables resulting from either —

—	a larger-than-expected number of late payments on the Simple Interest Receivables; or

—	slower-than-expected prepayments on the receivables.

       Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. On each Distribution Date, the trust will pay out all amounts on deposit in the Principal Distribution Account in the following order of priority:

(1)	to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

(2)	to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

(3)	to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

(4)	to the Class A-4 noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

(5)	to the Class A-5 noteholders in reduction of principal until the principal amount of the Class A-5 Notes has been paid in full;

(6)	to the Class A-6 noteholders in reduction of principal until the principal amount of the Class A-6 Notes has been paid in full;

(7)	to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;

(8)	to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

(9)	to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(10)	to the seller, any funds remaining on deposit in the Principal Distribution Account.

       On each Distribution Date, all amounts on deposit in the Certificate Interest Distribution Account will be paid in the following order of priority:

(1)	to the Class C Certificateholders, all interest accrued on the Class C Certificates, including unpaid interest and interest on that interest;

(2)	to the Class D Certificateholders, all interest accrued on the Class D Certificates, including unpaid interest and interest on that interest; and

(3)	to the seller, any funds remaining on deposit in the Certificate Interest Distribution Account.

       On each Distribution Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

(1)	to the Class C Certificateholders, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

(2)	to the Class D Certificateholders, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(3)	to the seller, any funds remaining on deposit in the Certificate Principal Distribution Account.

Reserve Account

       The seller will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and certificateholders will have no recourse to the assets of the seller or servicer as a source of payment.

       Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the Closing Date in the amount of $[          ]. The amount on deposit in the Reserve Account may increase from time to time [(1)] up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment [and (2) deposits from the Pre-Funding Account made in connection with purchases of Subsequent Receivables].

       Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may decrease —

•	on each Distribution Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Distribution Date;

•	on each Distribution Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Distribution Date; and

•	on the Final Scheduled Distribution Date of [any Class of] [the] notes or [either Class of] [the] certificates, by withdrawal of the amount, if any, by which the sum of the

Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such Class of notes or such Class of certificates in full in accordance with the priorities described in “Description of the Receivables Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

       In addition, the trust will withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts together with the Available Funds for such Distribution Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes and certificates in full.

       [The Trust Will Make Additional Deposits to the Reserve Account on Each Subsequent Transfer Date. On each Subsequent Transfer Date, cash or Permitted Investments having a value approximately equal to [     ]% of the aggregate principal balance of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the seller as payment for the Subsequent Receivables and deposited in the Reserve Account.]

       Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next [Payment] [Distribution] Date. However, to the extent each Rating Agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in notes or certificates that will not mature prior to the next [Payment] [Distribution] Date with respect to such certificates or notes and will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to —

•	enhance the likelihood that you will receive the amounts due on your notes or certificates; and

•	decrease the likelihood that you will experience losses on your notes or certificates.

       However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the noteholders and certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

       [The Specified Reserve Balance. After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance. The Specified Reserve Balance would be increased to the extent that the receivables in the trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the trust on such Subsequent Transfer Date, have a weighted average APR of less than [       ]%. See “The Receivables Pool” in this prospectus supplement. In addition, subject to certain limitations, the seller has the option to increase the Specified Reserve Balance upon a transfer of Subsequent Receivables.]

       [Yield Supplement Account; Yield Supplement Agreement.   Ford Credit will establish the Yield Supplement Account with the indenture trustee for the benefit of the noteholders and the certificateholders. The Yield Supplement Account will be established because the trust will own some receivables which have an APR which is lower than the average interest rates on the securities. As such, the Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the noteholders and the certificateholders in respect of receivables the APR of which is less than a “required rate” equal to the sum of:

•	the weighted average of the interest rates on the notes and the certificates; plus

•	the product of one-twelfth of 1.00% and the Initial Pool [/ Pre-Funding] Balance.

The Yield Supplement Account will be created with an initial deposit by Ford Credit in an amount equal to the Yield Supplement Amount.

       [Ford Credit Will Make Additional Deposits Into the Yield Supplement Account Upon Each Transfer of Subsequent Receivables to the Trust. Under the Yield Supplement Agreement, Ford Credit will be required to deposit the Yield Supplement Amount with respect to any Subsequent Receivables which the seller transfers to the trust into the Yield Supplement Account. The indenture trustee will then transfer these amounts from the Yield Supplement Account into the Collection Account on each Distribution Date. If the amounts on deposit in the Yield Supplement Account exceed the aggregate of these additional amounts, including the amounts transferred from the Yield Supplement Account into the Collection Account and the initial deposit into the Yield Supplement Account then the excess will be paid out to the seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the sale and servicing agreement. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the trust will be paid to the seller.]

       [Interest Rate Cap

       The seller will enter into an interest rate cap, dated as of the Closing Date with the cap counterparty described below. [The interest rate cap is designed to help minimize the variability in payments which might result from the mismatch between the receivables which bear a fixed rate and the payments, based on LIBOR, which the trust is obligated to make to the Class A-3 noteholders.]

       Cap Notional Amount. The interest rate cap will obligate the cap counterparty to make payments based on a cap notional amount. The cap notional amount on any [Distribution] [Payment] Date will be at least equal to the outstanding principal amount of the Class A-3 Notes as of the close of the preceding [Distribution] [Payment] Date.

       How Much the Cap Counterparty is Required to Pay. On each [Distribution] [Payment] Date on which LIBOR for the preceding [Distribution] [Payment] Date exceeds [       ]%, the cap counterparty will make a payment to the indenture trustee, on behalf of the trust, in an amount equal to:

       (LIBOR - CR) × NA × (D/360)

Where:

CR	=	[ ]%;
NA	=	the notional amount of the interest rate cap; and

D	=	the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date.

       The indenture trustee will deposit these amounts into the Collection Account for the benefit of the noteholders and the certificateholders.

       Dependence on Cap Counterparty’s Ability to Perform. The cap counterparty’s obligations under the interest rate cap will be unsecured. [In the event of a downgrade of the cap counterparty, the cap counterparty is not required to assign the cap or post collateral.] The cap counterparty’s failure to make payments under the interest rate cap on a timely basis would reduce amounts available for distributions on your notes or certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the cap counterparty owes to the trust on the interest rate cap and the amounts the trust actually receives in respect of these amounts in the statement delivered on the following [Payment Date or] Distribution Date. See “Certain Information Regarding the Securities — Reports to Securityholders” in the prospectus.

       About the Cap Counterparty. The counterparty on the interest rate cap will be [       ]. The cap counterparty is rated [       ] by [       ] and [       ] by [       ].]

       [Interest Rate Swap

       The indenture trustee on behalf of the trust will enter into one or more interest rate swaps with the swap counterparty described below. [The interest rate swap is designed to help minimize the variability in payments which might result from the mismatch between the receivables which bear a fixed rate and the payments, based on LIBOR, which the trust is obligated to make to the Class A-3 noteholders.]

       Swap Notional Amount. Each interest rate swap will obligate each of the trust and the swap counterparty to make payments based on a notional amount established when the contract is formed. The notional amount of the interest rate swap on any [Distribution] [Payment] Date will equal [the outstanding principal amount of the Class A-3 Notes as of the close of the preceding [Distribution] [Payment] Date].

       How Much the Trust and the Swap Counterparty Are Each Obligated to Pay. The parties will make payments under the interest rate swap on each [Distribution] [Payment] Date as follows:

•	the swap counterparty will pay to the trust interest at a per annum rate equal to [LIBOR] on the swap notional amount; and

•	the trust will pay to the swap counterparty interest at a per annum rate equal to [the lesser of] [[ ]%] [and] [the [ ] Prime Rate less [ ]%], on the swap notional amount[, which rate will be reset [on various dates in] each [month] [Interest Period]].

       Payments Will Be Netted. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the swap counterparty to the trust and the [monthly] [quarterly] payment by the trust to the swap counterparty will paid as a net amount to the party with the lesser obligation. Any net amount which the trust receives from the counterparty on the interest rate swap will be deposited in the Collection Account for the benefit of the noteholders and the certificateholders. Any payments which the trust is required to make under the interest rate swap will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the [Class A Notes] notes on each [Distribution] [Payment] Date.

       Dependence on the Swap Counterparty’s Ability to Perform. The swap counterparty’s obligations under the interest rate swap will be unsecured. [In the event of a downgrade of the swap counterparty, the swap counterparty is not required to assign the swap or post collateral.] The swap counterparty’s failure to make payments under the interest rate swap on a timely basis would reduce amounts available for distributions to holders of the notes and the certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the swap counterparty owes to the trust on the interest rate swap and the amounts the trust actually receives in respect of these amounts in the statement delivered to noteholders and certificateholders on the following [Payment Date or] Distribution Date. See “Certain Information Regarding the Securities — Reports to Securityholders” in the prospectus.

       About the Swap Counterparty. The counterparty on the interest rate swap will be [       ]. The swap counterparty is rated [       ] by [     ] and [     ] by [     ].]

       [Guaranteed Rate Agreement

       The seller will enter into a guaranteed rate agreement as of the Closing Date with the guaranteed rate counterparty described below. This agreement is designed to guarantee to the trust a rate of return at least equal to the weighted average of the interest rates on the notes and the certificates on amounts on deposit in the Collection Account.

       Guaranteed Rate Agreement Counterparty Directs Investments. Under the guaranteed rate agreement, the indenture trustee will invest amounts on deposit in the [Collection] Account from the date of deposit to the related [Distribution] [Payment] Date at the direction of the guaranteed rate agreement counterparty. The indenture trustee will be required to invest in the eligible investments specified in the guaranteed rate agreement, which are substantially similar to Permitted Investments. Amounts invested in accordance with the guaranteed rate agreement will continue to be held in the name of the indenture trustee for the benefit of the noteholders and the certificateholders and will remain assets of the trust for purposes of bankruptcy, tax and other applicable laws.

       Rate Guarantee. The guaranteed rate agreement provides that the guaranteed rate agreement counterparty will guarantee a rate of return on such amounts equal to [the weighted average of the respective interest rates on the notes and the certificates] and will be entitled to receive any earnings on amounts on deposit in the Collection Account in excess of that guaranteed return.

       Remedies on Ratings Downgrade of the Guaranteed Rate Agreement Counterparty. If the commercial paper rating or certificate of deposit rating of the counterparty on the guaranteed rate agreement is at any time reduced below A-1+ or P1 by the applicable Rating Agency rating the notes or the certificates, within 60 days of receiving notice of such decline, the servicer will either —

•	with the prior written assurance of each Rating Agency rating the securities that such action will not result in a reduction of the rating of any of the notes or the certificates, cause the guaranteed rate agreement counterparty to pledge securities, in a manner conferring on the indenture trustee a perfected first lien in such securities, securing the guaranteed rate agreement counterparty’s performance of its obligations under the guaranteed rate agreement;

•	direct the indenture trustee to terminate the guaranteed rate agreement and to obtain a Replacement Guaranteed Rate Agreement; or

•	establish any other arrangement satisfactory to each Rating Agency rating the notes or certificates such that such Rating Agency will not reduce the rating of any of the notes or the certificates.

       [If the servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency rating the notes or certificates within such 60-day period, then each following Distribution Date will constitute a Payment Date and distributions in respect of the notes and the certificates will be made monthly. See “Description of the Notes — Payments of Interest” in this prospectus supplement.]

       There Is No Assurance That the Guaranteed Rate Agreement Counterparty Will Perform its Obligations Under the Guaranteed Rate Agreement. The counterparty’s obligations under the guaranteed rate agreement will be unsecured. There is no assurance that the counterparty will pay its obligations under the guaranteed rate agreement when due to the trust. The counterparty’s failure to make payments under the guaranteed rate agreement on a timely basis would reduce amounts available for distributions to holders of the notes and the certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the guaranteed rate agreement counterparty owes to the trust on the guaranteed rate agreement and the amounts the trust actually receives in respect of these amounts in the statement delivered to the noteholders and the certificateholders on the following [Payment Date or] Distribution Date. See “Certain Information Regarding the Securities — Reports to Securityholders” in the prospectus.

       About the Guaranteed Rate Agreement Counterparty. The counterparty on the guaranteed rate agreement will be [     ]. The guaranteed rate agreement counterparty is rated [     ] by [     ] and [     ] by [     ].]

FEDERAL INCOME TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the Class C Certificates. Unless otherwise indicated, this summary deals only with the consequences to holders of notes and Class C Certificates that are U.S. persons, as defined below, who acquired their notes or Class C Certificates at their original issue price in the original issuance of those notes or Class C Certificates and who hold these securities as capital assets.

       The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and the Class C Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the Class C Certificates.

       The following summary is based upon current provisions of the tax code, the Treasury regulations under the tax code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a note or a Class C Certificate that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a note or Class C Certificate who is not a U.S. person.

Scope of the Tax Opinions

       Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Class B Noteholders are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the Class C Certificates described under the heading “— Tax Consequences to Holders of Class C Certificates” would apply to the Class B noteholders. In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Class B noteholders are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of the Notes — Possible Alternative Treatments of the Notes” and “Tax Consequences to Holders of Class C Certificates” below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

       In addition, Special Tax Counsel has prepared or reviewed the statements under the heading “Summary — Tax Status” as they relate to federal income tax matters and under the heading “Certain Federal Income Tax Consequences” in this prospectus supplement and in the prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in notes and Class C Certificates.

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that —

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. The certificateholders and, possibly, the Class B noteholders could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

       Treatment of the Notes as Indebtedness. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and the Class B Notes is correct.

       Original Issue Discount. Unless a note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to   1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

       However, the amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each such payment bears to the original principal amount of the note. The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholders for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasure regulations governing OID, the stated redemption price at maturity is the sum of all payments on the note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

       The holder of a note issued with OID must include in gross income, for all days during its taxable year on which it holds such note, the sum of the “daily portions” of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation which is prepayable by the borrower, such as the notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of

•	the present value of all payments remaining to be made on the note as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the note; over

•	the “adjusted issue price” of the note at the beginning of the accrual period.

       An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between [Distribution] [Payment] Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

•	events which have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

       The effect of this method is to increase the portions of OID required to be included in income by a noteholder to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a noteholder to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the receivables will be prepaid at that rate or at any other rate.

       A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a note which acquires the note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a note’s issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of

•	the purchaser’s adjusted basis in the note immediately after purchase thereof; over

•	the adjusted issue price of the note,

  and the denominator of which is the excess of

•	all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the note.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though —

•	the issue price of the note were equal to the noteholder’s adjusted basis in the note immediately after its acquisition by the noteholder;

•	the note were issued on the noteholder’s acquisition date; and

•	none of the interest payments on the note were “qualified stated interest.”

       A noteholder may make such an election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter —

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

       Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is

•	the number of days the Note Owner held the note

    and the denominator of which is

•	the number of days from the date the Note Owner acquired the note until its maturity date.

       The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

       Amortizable Bond Premium. In general, if a Note Owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such Note Owner’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

       Short-Term Notes. Under the Code, special rules apply to Short-Term Notes. Such notes are treated as issued with “acquisition discount” which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis noteholders and certain other noteholders, including banks, regulated investment companies, dealers in securities and cash basis noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the noteholder. In the case of a noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, and

•	the holder’s adjusted tax basis in the note.

       The adjusted tax basis of a note to a particular noteholder generally will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the noteholder held the note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A noteholder may generally only use capital losses incurred on sale or disposition of a note to offset the noteholder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a note unless —

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all Classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Code Section 881(c)(3)(A);

•	such interest is contingent interest described in Code Section 871(h)(4);

•	the non-U.S. person (who is a noteholder) bears certain relationships to any certificateholder.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that —

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Notes. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to noteholders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Tax Consequences to Holders of Class C Certificates

       Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the certificateholders will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

       A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

       Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each certificateholder will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between [Distribution] [Payment] Dates, any gain upon, or with respect to, collection or disposition of the receivables and any income earned on any notional principal contracts. The trust’s deductions will consist primarily of interest accruing on the notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

       The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement. In the trust agreement, the certificateholders will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a certificateholder as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the certificateholders of each Class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of —

•	the amount of interest that accrues on such Class of certificates for such interest period based on the rate of interest on that Class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such Class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such Class of certificates over their initial issue price.

       All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

       Except as set forth below, losses and deductions generally will not be allocated to the certificateholders except to the extent the certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

       Although the allocation of gross income to certificateholders described above if the certificateholders are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

       We believe that allocating partnership income on the foregoing basis should comport with the certificateholders’ economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, under the foregoing method of allocation, certificateholders of each Class of certificates may be allocated income equal to the amount of interest accruing on such Class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

       Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The tax code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

       All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the tax code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

       Limitations on Losses and Deductions. In the event that losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the tax code, any loss allocated to a certificateholder who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a certificateholder would be “portfolio income.” Moreover, any losses allocated to a certificateholder may be capital losses.

       In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual certificateholder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash which the certificateholder is entitled to receive over the life of the trust.

       The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

       Discount and Premium. It is believed that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

       If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

       Section 708 Termination. Under Section 708 of the tax code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

       Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will, however —

•	recognize gain to the extent any money distributed exceeds the certificateholder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the certificateholder’s interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder’s adjusted basis in the certificates.

       Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

       Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

       If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

       Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

       Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

       Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The Owner Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner —

—	the name, address and federal taxpayer identification number of such person;

—	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

—	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

       In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

       The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each certificateholder. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those certificateholders not receiving notice from, the IRS, and to represent the certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and while the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with a less than a 1 percent interest in the trust (except for any group of such certificateholders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or certificateholders who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

       Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to a “backup” withholding tax of 31% unless, in general, the certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the tax code.

       No Non-U.S. Persons. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include certificateholders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the tax code) and who provides the trust and the seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of notes holding securities through Clearstream Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Treasury regulations provide that as of January 1, 2001, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8BEN that has replaced the former Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of notes including those who have a valid version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8BEN or W-8ECI.

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a note files by submitting the new unified Form W-8ECI to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8BEN or W-8ECI is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the notes.

STATE TAX MATTERS

       Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax Classification of the trust or the tax consequences to the trust or to holders of notes and

Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes and Class C Certificates.

Michigan Tax Consequences

       The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

Michigan Tax Consequences With Respect to the Notes

       Michigan Tax Counsel will deliver his opinion that, assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of notes. However, a noteholder already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of notes. However, in the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the certificates described under the heading “— Michigan Tax Consequences With Respect to the Certificates” would apply to the Class B noteholders.

Michigan Tax Consequences With Respect to the Class C Certificates

       Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to certificateholders). The certificateholders also should not be subject to the Michigan Single Business Tax on income received through the partnership.

       Individual certificateholders that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.4% on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A certificateholder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the certificates, solely because of the certificateholder’s ownership of the certificates.

       If the certificates are instead treated as ownership interests in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to certificateholders). A certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S OR CERTIFICATEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF

OFFERED NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

LEGAL INVESTMENT

       The Class A-1 Notes and the Class A-2 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes or the Class A-2 Notes satisfies the money market fund’s investment policies and objectives.

ERISA CONSIDERATIONS

The Notes

       The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “Equity Interests” for purposes of the Plan Assets Regulation because the notes —

•	are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters” in this prospectus supplement); and

•	should not be deemed to have any “substantial equity features.”

       Accordingly, the notes may also, in general, be purchased by or on behalf of Benefit Plan Investors. See “ERISA Considerations” in the prospectus.

       However, the acquisition and holding of notes of any Class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the Owner Trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

The Class C Certificates

       The Issuer intends to limit equity ownership in the Class C Certificates (and each other Class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that Class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other Class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that —

•	such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code; and

•	such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the

Code, and, at that time, if no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

       In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each purchaser of the Class C Certificates will be required to represent and certify that it either —

•	is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

•	is an insurance company using the assets of its general account under the limitations described above.

       For additional information regarding treatment of the Class C Certificates under ERISA, see “ERISA Considerations” in the prospectus.

Special Considerations Applicable to Insurance Company General Accounts

       Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until June 5, 2001, the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

       In an underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter named below, and that underwriter has severally agreed to purchase the initial principal amount of Class A-1 Notes and Class A-2 Notes set forth opposite its name below:

	Principal	Principal
	Amount of	Amount of
	Class A-1	Class A-2
Class A-1 Note / A-2 Note Underwriter	Notes	Notes

[Ford Financial Services, Inc.]	$ [ ]	$ [ ]

       The seller has been advised by the underwriter of the Class A-1 Notes and the Class A-2 Notes that it proposes initially to offer the Class A-1 Notes and Class A-2 Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class A-1 Notes and Class A-2 Notes, the public offering price may change. [Ford Financial Services, Inc. is a wholly owned subsidiary of the servicer and an affiliate of the seller.]

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

	Principal			Principal
	Amount			Amount
	of			of
	Class [A-3]			Class [A-4]
Class A-3 Note / A-4 Note Underwriter	Notes			Notes

[ ]	$	[	]	$	[	]

[ ]		[	]		[	]

[ ]		[	]		[	]

[ ]		[	]		[	]

[ ]		[	]		[	]

Total	$	[	]	$	[	]

       The seller has been advised by the underwriters of the Class [A-3] Notes and the Class [A-4] Notes that they propose initially to offer the Class [A-3] Notes and the Class [A-4] Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class [A-3] Notes and the Class [A-4] Notes, the public offering prices may change.

       The seller has agreed to cause the trust to sell to Ford Credit the initial principal amount of the Class [A-5] Notes and the Class [A-6] Notes. The Class [A-5] Notes and the Class [A-6] Notes may be resold to third party investors after the Closing Date. Any such sales will be made at prices related to prevailing market prices at the time of sale.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those

Underwriters has severally agreed to purchase, the initial principal amount of the [Class B] Notes and the [Class C] Certificates set forth below opposite its name.

	Principal	Principal
	Amount of	Amount of
	[Class B]	[Class C]
[Class B] Note / [Class C] Certificate Underwriters	Notes	Certificates

[ ]	$ [ ]	$ [ ]

[ ]	[ ]	[ ]

Total	[ ]	$ [ ]

       The seller has been advised by the underwriters of the [Class B] Notes and the [Class C] Certificates that they propose initially to offer the [Class B] Notes and the [Class C] Certificates to the public at the prices set forth in this prospectus supplement. After the initial public offering of the [Class B] Notes and the [Class C] Certificates, the public offering prices may change.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

Net
	Underwriting	Proceeds	Selling
	Discount and	to the	Concessions		Reallowance
	Commissions	Seller(1)(2)	not to exceed		not to exceed

Class A-1 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%

Class A-2 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%

Class A-3 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%

Class A-4 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%

Class B Notes	[ ]%	[ ]%	[ ]	%	[ ]	%

Class C Certificates	[ ]%	[ ]%	[ ]	%	[ ]	%

Total for the Offered Notes and Class C Certificates	$[ ]	$[ ]

(1)	Plus accrued interest, if any, from [ ].

(2)	Before deducting other expenses estimated at $[ ].

       Until the distribution of the Offered Notes and the [Class C] Certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes and the [Class C] Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes and the [Class C] Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes and the [Class C] Certificates.

       If the underwriters create a short position in the Offered Notes or the [Class C] Certificates in connection with this offering (i.e., they sell more Offered Notes or [Class C] Certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Offered Notes or [Class C] Certificates, as the case may be, in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Offered Notes or [Class C] Certificates in the open market to reduce the underwriters’ short position or to stabilize the price of such Offered Notes or [Class C] Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Offered Notes or [Class C] Certificates, as the case may be, as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes or the [Class C] Certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

       The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the Offered Notes and the [Class C] Certificates expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the Offered Notes or the [Class C] Certificates will develop. If a secondary market for the Offered Notes or the [Class C] Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

       The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

       [This prospectus supplement and the prospectus may be used by Ford Financial Services, Inc. in connection with offers and sales related to market-making transactions in the [Class A-1] Notes and the [Class A-2] Notes and may be used by Ford Credit in connection with offers and sales of the [Class A-5] Notes or the [Class A-6] Notes originally purchased by Ford Credit from the seller. Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Ford Financial Services, Inc. has no obligation to make a market in the [Class A-1] Notes or the [Class A-2] Notes and any such market-making may be discontinued at any time without notice, in its sole discretion.]

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

       The closings of the sale of each Class of the notes and each Class of the certificates are conditioned on the closing of the sale of each other Class of notes and certificates.

       Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the notes and the Class C Certificates will be passed upon for the seller and the servicer by [                    ]. Certain legal matters relating to the notes and the Class C Certificates will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. [          ] is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT

       “ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables.

       “ABS Table” means the table captioned “Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages” on page   of this prospectus supplement.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the Servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “[Additional Yield Supplement Amount” means with respect to any transfer of Subsequent Receivables to the trust an amount (which amount may be discounted at a rate to be specified in the sale and servicing agreement), if any, equal to the aggregate Yield Supplement Amounts in respect of such Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made.]

       The “Available Collections” for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Distribution Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the [applicable] Cutoff Date.

       The Available Collections on any Distribution Date will exclude the following:

•	amounts received on any receivables to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

•	amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;

•	[amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on its due date)];

•	[amounts released from the Pre-Funding Account]; and

•	amounts constituting the Supplemental Servicing Fee.

       The “Available Funds” for a Distribution Date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

       A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Certificate Balance” means:

•	with respect to the Class C Certificates, initially, $[ ] and, thereafter, means the initial Certificate Balance of the Class [C] Certificates, reduced by all amounts allocable to principal previously distributed to the Class C certificateholders; and

•	with respect to the Class [D] Certificates, initially, $[ ] and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to the Class [D] certificateholders.

       The “Certificate Interest Distribution Account” means the interest payment account which the Owner Trustee will create for the benefit of the certificateholders.

       [The “Certificate Prepayment Premium” [for each Class of certificates] is equal the excess, if any, discounted as described below, of —

(1)	the amount of interest that would accrue on the certificates’ share of any remaining Pre-Funded Amount at the rate of interest on the certificates during the period commencing on and including the Distribution Date on which that amount is required to be distributed to certificateholders to but excluding [ ], over

(2)	the amount of interest that would have accrued on the amount described in clause (1) above over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the [ ].

       The excess described above will then be discounted to present value to such Distribution Date at the yield described in clause (2) above.]

       “Certificate Principal Distribution Account” means the principal payment account which the Owner Trustee will create for the benefit of the certificateholders.

       “Closing Date” means [            ].

       “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       A “Collection Period” means, with respect to the first Distribution Date, the calendar month ending on [            ], and with respect to each subsequent Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

       “Cut-Off Date” means [either an Initial Cutoff Date or a Subsequent Cut-Off Date] [the date as of which the seller will transfer the Receivables to the trust].

       [“Delaware Trustee” means [            ], as Delaware trustee under the trust agreement.]

       “Determination Date” means the Business Day immediately preceding each [Payment] [Distribution] Date.

       “Distribution Date” means the date on which the trust will pay interest and principal on the [notes and] certificates, which will be the date occurring [monthly] [quarterly] on [each                ,                , and             ] [the [  ] day of each month] or, if any such day is not a Business Day, on the next succeeding Business Day, commencing [            ].

       “Final Scheduled [Payment] [Distribution] Date” for any Class of notes or certificates has the respective meaning indicated opposite that Class of notes or certificates in the table below.

Class	[Payment] [Distribution] Date

Class A-1 Notes	[ ]	[ ]

Class A-2 Notes	[ ]	[ ]

Class A-3 Notes	[ ]	[ ]

Class A-4 Notes	[ ]	[ ]

Class A-5 Notes	[ ]	[ ]

Class A-6 Notes	[ ]	[ ]

Class B Notes	[ ]	[ ]

Class C Certificates	[ ]	[ ]

Class D Certificates	[ ]	[ ]

       “First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                  AN – (PB – YSOA)

            Where:

AN	=	the aggregate outstanding principal amount of the Class A Notes as of the preceding Distribution Date, after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date;
PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date; and
YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Distribution Date.

             Provided, however that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

•	the First Priority Principal Distribution Amount on or after the Class A-6 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-6 Notes to zero.

       [“Funding Period” means the period from and including the Closing Date until the earliest of:

•	the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to $[ ] or less;

•	the occurrence of an event of default under the indenture or an Event of Servicing Termination under the sale and servicing agreement;

•	the occurrence of certain events of insolvency or dissolution with respect to the seller or the servicer; and

•	the Determination Date with respect to the [ ] Distribution Date.]

       [“Initial Cut-Off Date” means [          ].]

       “Initial Pool Balance” is the Pool Balance as of the [Initial] Cutoff Date, which is $[          ].

       “Initial Receivables” means the receivables which the seller transfers to the trust on the Closing Date.

       “Initial Receivables Pool” means the pool of receivables consisting of the Initial Receivables.

       “Interest Period” means:

•	with respect to the Class A-1 and Class A-2 Notes —

—	in the case of the first [Distribution] [Payment] Date, the period from and including the Closing Date, or

—	in the case of any other [Distribution] [Payment] Date, the period from and including the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date; and

•	with respect to all other Classes of notes and each Class of certificates, a one-month period in a 360-day year of 12 30-day months.

       “Michigan Tax Counsel” means Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer.

       “Note Owner” means a person acquiring a beneficial ownership interest in notes.

       [“Note Prepayment Amount” means the amount of interest that would accrue on [the notes’] [such Class’] Pre-Funded Percentage of any remaining Pre-Funded Amount at the rate of interest on [the] [such Class of] notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the noteholders [of such Class] to but excluding —

•	[ ], in the case of the Class A-1 Notes;

•	[ ], in the case of the Class A-2 Notes; and

•	[ ], in the case of the Class A-3 Notes].

       [“Note Prepayment Premium” [for each Class of notes] will equal the excess, if any, discounted as described below, of —

(1)	the Note Prepayment Amount; over

(2)	the amount of interest that would have accrued on the Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on —

•	the [ ], in the case of the Class A-1 Notes;

•	the [ ], in the case of the Class A-2 Notes; and

•	the [ ], in the case of the Class A-3 Notes.

       The excess described above will be discounted to present value to such Distribution Date at the applicable yield described in clause (2) above.]

       “Offered Notes” means collectively the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

       “OID” means original issue discount.

       “OID Regulations” means the Treasury regulations governing OID.

       “owner trustee” means [          ], as owner trustee under the trust agreement under which the trust is formed.

       “Payahead Account” is an account which the servicer will establish in the name of the related indenture trustee into which it will deposit Payaheads.

       “Payment Date” means the date occurring [monthly] [quarterly] on [each      ,      , and      ] [the [     ] day of each month] or, if any such day is not a Business Day, on the next succeeding Business Day, commencing [          ].

       “Pool [/ Pre-Funding] Balance” [will represent [is the sum of (1)] the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the [Initial] Cutoff Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [and (2) the amount on deposit in the Pre-Funding Account (excluding any investment earnings on that amount].

       [“Pre-Funded Amount” means an amount equal to $[          ], which is available to the trust to purchase Subsequent Receivables.]

       [“Pre-Funding Account” means an account in the name of the indenture trustee into which amounts available to the trust to purchase Subsequent Receivables will be deposited.]

       [“Pre-Funding Percentage” is equal to:

PB

APB

Where:
PB	=	the remaining principal amount of [that Class of] notes or [that Class of] certificates, as the case may be; and
APB	=	the aggregate remaining principal balance of the notes and the certificates.]

       “Prepayable Obligation” means an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the indenture trustee for the benefit of the holders of notes and certificates entitled the “Principal Distribution Account” and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount or the Regular Principal Distribution Amount, as applicable.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Pool” means the pool of receivables which the trust owns at any time.

       “Receivables Transfer and Servicing Agreements” means collectively the purchase agreement, the sale and servicing agreement, the trust agreement and the administration agreement.

       “Record Date”, with respect to any Distribution Date means —

•	with respect to the notes, the day immediately preceding the Distribution Date or, if the notes are issued as Definitive Notes, the last day of the preceding month;

•	and with respect to the certificates, the last day of the month preceding the Distribution Date.

       “Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to the greater of —

A1 + A2 — (FPDA + SPDA); and

(OS — (PB — [SOA + YSOA]) — (FPDA + SPDA)

Where:
A1	=	the aggregate outstanding principal amount of the Class A-1 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A-1 Notes on such preceding Distribution Date);
A2	=	the aggregate outstanding principal amount of the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A-2 Notes on such preceding Distribution Date and the Class A-2 Notes);
OS	=	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date (after giving effect to any principal payments to be made on the securities on such preceding Distribution Date) or the Closing Date, as the case may be;
PB	=	the Pool Balance at the end of the Collection Period preceding such Distribution Date;
SOA	=	the Specified Overcollateralization Amount with respect to such Distribution Date;
[YSOA	=	the Yield Supplement Overcollateralization Amount];
FPDA	=	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; and
SPDA	=	the Second Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

       provided, however, that the Regular Principal Distribution Amount —

•	shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date, after giving effect to any principal payments made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

•	on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class C Certificates to zero; and

•	on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       [“Replacement Guaranteed Rate Agreement” means a guaranteed rate agreement which meets the following conditions:

•	it is substantially similar to the original guaranteed rate agreement;

•	the obligor on the agreement is an insurance company, trust company, commercial bank or other entity which has a commercial paper or certificate of deposit rating of no less than A-1+ or P1 by the applicable Rating Agency rating notes or certificates; and

•	the agreement provides for either the payment of interest on funds invested pursuant thereto at a rate per annum at least equal to the weighted average of the interest rates on the notes and the certificates.]

       “Reserve Account Excess Amount”, with respect to any Distribution Date, means an amount equal to the excess if any, of —

•	the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution Date), over

•	the Specified Reserve Balance with respect to that Distribution Date.

       “Reserve Initial Deposit” means the $ [     ] initially deposited into the Reserve Account [together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date].

       “Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to:

                   (N — (PB — YSOA)) — FPDA

             Where:

N =	the aggregate outstanding principal amount of the notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding Distribution Date);

PB =	the Pool Balance at the end of the Collection Period preceding such Distribution Date;

YSOA =	the Yield Supplement Overcollateralization Amount; and

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

provided, however, that —

•	the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such [Payment] [Distribution] Date (after giving effect to any principal payments to be made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Servicer Fee” means the Servicing Fee together with the Supplemental Servicing Fee.

       “Servicing Fee” means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of one-twelfth of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Distribution Date, the greatest of —

•	$[ ];

•	[ ]% of the Pool Balance at the end of the Collection Period preceding that Distribution Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the securities on such preceding Distribution Date).

       “Specified Overcollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of —

•	the Specified Credit Enhancement Amount with respect to such Distribution Date, over

•	the Specified Reserve Balance with respect to such Distribution Date.

       “Specified Reserve Balance” means the lesser of —

•	$[ ]; and

•	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date, after giving effect to any principal payments made on the securities on such preceding Distribution Date.

       [“Subsequent Cutoff Date” means the date as of which the seller conveys Subsequent Receivables to the trust.]

       [“Subsequent Receivables” means the receivables which the seller will transfer to the trust after the Closing Date and during the Funding Period.]

       [“Subsequent Transfer Date” each of the dates on which the seller conveys Subsequent Receivables to the trust.]

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account and the Payahead Account during the Collection Period.

       “Total Required Payment” means, on any Distribution Date, the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

•	all interest payable on the certificates, including any accrued interest and interest on accrued interest;

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Class A Notes, including any accrued interest thereon;

•	all interest payable on the Class B Notes, including any accrued interest thereon; and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       [“Yield Supplement Account” means the account which Ford Credit will establish with the indenture trustee for the benefit of the noteholders and certificateholders which will be designed solely to hold funds to be applied to provide payments to the noteholders and certificateholders in respect of receivables which bear yield lower than the weighted average interest rates on the notes and certificates.]

       [The “Yield Supplement Agreement” means the agreement which Ford Credit, the seller and the indenture trustee will enter into relating to the Yield Supplement Account.]

       [The “Yield Supplement Amount” means the aggregate amount[, discounted to present value at [  ]% in the manner specified in the sale and servicing agreement], by which —

•	interest on the principal balance of each [Initial Receivable] receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made, at a rate equal to the required rate described above; exceeds

•	interest on the principal balance of that receivable at the APR of that receivable.]

       [“Yield Supplement Overcollateralization Amount” means, with respect to any Distribution Date, the amount specified below with respect to such Distribution Date:

Closing Date	$	[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

[month] [year]		[ ]

       [The Yield Supplement Overcollateralization Amount has been calculated for each Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of —

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable, over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at [ ]%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.]

ANNEX I

FORM OF INVESTMENT LETTER — [CLASS C] CERTIFICATES

[Date]

Ford Credit Auto Owner Trust [       ],

  as Issuer
[                    ],
  as Owner Trustee and
  as Certificate Registrar
[                    ]
[          ], [          ]

Ladies and Gentlemen:

       In connection with our proposed purchase of the Class C [     ]% Asset Backed Certificates (the “Certificates”) of Ford Credit Auto Owner Trust [            ] (the “Issuer”), a trust formed by Ford Credit Auto Receivables Two LLC (the “Depositor” or “Seller”), we confirm that:

       1.  We are either:

       (a)  not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing “plan assets” of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

       (b)  an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned’s initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

       2.  We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over

I-1

the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

       3.  We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a “Transfer”) of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a “Void Transfer”), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

       4.  We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

       You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Name:
Title:

Securities To Be Purchased:

$[          ] principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

I-2

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page 9 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates will represent interests in or obligations of the trust only and will not represent interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

Ford Credit Auto Trusts

Asset Backed Notes

Asset Backed Certificates

Ford Credit Auto Receivables Two LLC	Ford Motor Credit Company
Seller	Servicer

The trusts —

•	may periodically issue asset-backed notes and certificates in one or more classes; and

•	will own —

—	receivables in a portfolio of motor vehicle retail installment sale contracts;

—	collections on the receivables;

—	security interests in the vehicles securing those receivables;

—	funds in the accounts of the trust; and

—	any enhancements issued.

The notes —

•	will represent obligations of a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will include one or more classes of notes.

The certificates —

•	will represent beneficial interests in a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will include one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                   ]

Overview of the Information in this Prospectus and the Prospectus Supplement	3

Summary	4

Risk Factors	9

The Trusts	15

The Receivables	15

The Trustee	16

Ford Credit	16

PRIMUS	17

The Receivables Pools	17

Property of the Trusts	17

Origination	17

Underwriting	18

Subvention	18

Servicing and Collections	18

Repossession and Write-offs	19

Criteria for Selecting the Receivables	19

Simple Interest Receivables	19

Actuarial Receivables	20

Final Payment Receivables	20

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement	20

Maturity and Prepayment Considerations	21

Use of Proceeds	21

The Seller	22

Description of the Seller	22

Insolvency of the Seller May Result in Consolidation of Its Assets with the Trust	22

Trust Assets May be Adversely Affected if Sale of Receivables to the Seller Were Treated as a Loan	22

Description of the Notes	23

The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes	23

Principal and Interest on the Notes	23

The Indenture	25

The Indenture Trustee	30

Description of the Certificates	30

The Trusts Might Not Issue Physical Certificates Representing Certificates	31

Distributions of Principal and Interest	31

List of Certificateholders	32

Certain Information Regarding the Securities	32

Fixed Rate Securities	32

Floating Rate Securities	32

Physical Securities	34

Book-Entry Registration	34

Reports to Securityholders	39

Description of the Receivables Transfer and Servicing Agreements	40

Sale and Assignment of Receivables	41

Accounts	42

Servicing Procedures	43

Collections	43

Actuarial and Simple Interest Advances	44

Servicing Compensation and Expenses	44

Distributions	45

Credit and Cash Flow Enhancement	45

Net Deposits	46

Statements to Trustees and Trusts	46

Evidence as to Compliance	47

Certain Matters Regarding the Servicer	47

Events of Servicing Termination	48

Rights Upon Event of Servicing Termination	48

Waiver of Past Events of Servicing Termination	49

Amendment	49

Insolvency Event or Dissolution	49

Payment of Notes	49

Termination	50

Administration Agreement	50

Some Important Legal Issues Relating to the Receivables	50

Security Interests in Vehicles	50

Repossession	52

Notice of Sale; Cure Rights	52

Deficiency Judgments and Excess Proceeds	52

Consumer Protection Laws	53

Other Limitations	54

Transfers of Vehicles	54

Tax Matters	54

Scope of the Tax Opinions	55

ERISA Considerations	55

Prohibited Transaction Considerations	55

Investment in Notes	56

Investment in Certificates	56

Special Considerations Applicable to Insurance Company General Accounts	57

Plans Not Subject to ERISA or the Tax Code	57

General Investment Considerations	57

Plan of Distribution	58

Legal Opinions	58

Where You Can Find More Information	58

Incorporation of Certain Documents by Reference	59

Glossary of Terms in the Prospectus	60

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes and certificates to be issued by the trusts, some of which may not apply to a particular trust.

The related prospectus supplement will describe the specific terms of the trust and the notes and certificates, including:

•	the timing and amount of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement for each offered Class;

•	credit ratings; and

•	the method for selling the securities.

You should rely only on information on the notes and certificates provided in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections which provide the information in abbreviated form, followed by a more complete description. The introductory sections are:

•	Summary — gives an overview of the terms which the securities may have.

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a glossary of the defined terms that appear in this document under the caption “Glossary of Terms for Prospectus” beginning on page 60 in this prospectus.

SUMMARY

       The following summary is a short description of the information contained elsewhere in this prospectus. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be a Delaware business trust or a common law trust created by a trust agreement between the seller and the trustee.

The Seller

Ford Credit Auto Receivables Two LLC, a Delaware limited liability company.

The Servicer

Ford Motor Credit Company, a Delaware corporation.

The Trustees

Each prospectus supplement will specify —

•	the trustee(s) of the trust; and

•	the indenture trustee relating to the notes.

The Notes

Each trust will issue one or more Classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

Some of the notes issued by each trust may not be offered to the public. Each prospectus supplement will specify the Class or Classes of notes that are being offered.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Notes

For each Class of notes, the prospectus supplement will state —

•	the principal amount;

•	either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable;

•	the final scheduled distribution date; and

•	any other payment terms.

The Certificates

Each trust may issue one or more Classes of certificates. The certificates will be governed by a trust agreement.

Some of the certificates in any trust may not be offered to the public. Each prospectus supplement will specify the Class or Classes of certificates that are being offered by it.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Certificates

For each Class of certificates, the prospectus supplement will state —

•	the certificate balance;

•	the rate of interest or the method of determining the rate of interest. The rate of interest on the certificates may be fixed, variable or adjustable;

•	the final scheduled distribution date; and

•	any other payment terms.

Subordination to Notes

Distributions on the certificates will be subordinated to payments on the notes to the extent described in the related prospectus supplement.

Optional Redemption

The servicer has the option to purchase the receivables of each trust on any payment date on which the aggregate principal balance of the receivables declines to 10% or less of the balance of the receivables on the closing date, and, upon the purchase, the notes and the certificates will be prepaid in full.

A Trust May Issue Multiple Classes With Different Characteristics

Each trust may issue more than one Class of notes and certificates. In these cases, the characteristics of the securities issued by the trust may differ from one another. Some of these characteristics are:

•	the rate at which interest accrues (if at all);

•	whether the interest rate is fixed, variable or adjustable;

•	timing and/or frequency of interest payments;

•	amount of payments of interest and principal;

•	priority of interest and principal payments relative to the other Classes;

•	whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events;

•	whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and

•	allocations of losses on the receivables.

Any differences in characteristics will be specified in the prospectus supplement.

Variable Pay Term Notes May Be Issued

A trust might issue additional notes on dates specified in the prospectus supplement and use the proceeds to repay certain Classes of notes prior to their final scheduled distribution date.

Residual Payment Securities May Be Issued

A trust might issue one or more Classes of notes or certificates entitled to all or some of the remaining payments of principal and interest on the related receivables after the trust has made all other payments it is required to make.

Strip Securities May Be Issued

A trust might issue one or more Classes of notes or certificates providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including —

•	distributions of interest with no or only a nominal distribution of principal; or

•	distributions of principal with no or only a nominal distribution of interest.

Physical Securities Might Not Be Issued

The notes are available only in book-entry form. Each investor’s interest in the notes would be represented through an agent, rather than by a physical note held by the investor. A trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

For a more detailed description of the events under which physical notes will be issued, see “Certain Information Regarding the Securities — Definitive Securities.”

The Receivables and Other Trust Property

The receivables supporting the securities of each trust will consist of a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks and other property, including:

•	the rights to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	various accounts and the proceeds thereof; and

•	any proceeds from claims on various related insurance policies.

Various motor vehicle dealers will have originated the receivables and sold them to Ford Credit or to PRIMUS (which immediately assigned them to Ford Credit), and Ford Credit will in turn sell them to the seller. A receivables purchase agreement will govern the sale of the receivables by Ford Credit to the seller and will specify eligibility criteria for the receivables.

The seller will transfer the receivables to the trust on the closing date under a sale and servicing agreement. The prospectus supplement will specify the aggregate principal balance of any receivables initially transferred to the trust.

For a more detailed description of the receivables, including the criteria they must meet, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables;

•	a reserve account or other account relating to credit enhancement;

•	an account into which deposits are made until applied to the notes on the dates targeted for payment of principal; and

•	any other account identified in the related prospectus supplement.

Purchase of Receivables After the Closing Date

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables during a specified period after the closing date which may include a Funding Period or other period as specified in the related prospectus supplement.

Funding Period

To the extent provided in the related prospectus supplement, a trust may purchase additional receivables through the use of amounts deposited on the closing date in a pre-funding account. If amounts in the pre-funding account are not used to purchase additional receivables during the Funding Period, one or more Classes of notes or certificates may be prepaid as further described in the prospectus supplement. In such an event, the holders of securities that are prepaid due to additional receivables not being purchased may be entitled to a prepayment premium if so specified in the prospectus supplement.

The prospectus supplement will specify the amount of the deposit to the pre-funding account. The prospectus supplement will also describe (1) how often receivables may be purchased and (2) the time period during which additional receivables may be purchased, which can be up to one year.

To the extent provided in the related prospectus supplement, the seller may be required to sell, and the trust may be required to purchase, receivables with an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account. These requirements will be subject to —

•	the availability of additional receivables; and

•	any conditions provided in the related sale and servicing agreement.

Credit and Payment Enhancement

The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

•	subordination of one or more Classes of securities;

•	a reserve account;

•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the securities;

•	collateralization greater than the principal amount of securities issued;

•	letters of credit;

•	liquidity facilities;

•	surety bonds;

•	guaranteed investment contracts;

•	guaranteed rate agreements;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	yield supplement arrangements;

•	cash deposits; or

•	other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

Reserve Account

If there is a reserve account, the seller will initially deposit in it cash or other investments having a value equal to the amount specified in the prospectus supplement.

Any reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements — Credit and Cash Flow Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The seller will transfer the related receivables to each trust under the sale and servicing agreement and each trust will assign its rights and benefits under the sale and servicing agreement to the indenture trustee as collateral for the notes. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Servicing Fees

Each trust will pay the servicer a fee based on the outstanding balance of the receivables for providing servicing of the receivables. The amount of the fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation —

•	late fees;

•	prepayment charges;

•	extension fees;

•	other administrative fees or similar charges; and

•	reinvestment earnings on payments received in respect of the receivables.

Servicer Advances Certain Late Payments

When actual collections received on the receivables are less than the scheduled collections received in a collection period, the servicer is required to advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors (excluding principal of simple interest receivables). On each date on which payments are due on the securities, the servicer is required to advance to the applicable trust —

•	any shortfall in the scheduled payments under any actuarial receivable; and/or

•	any shortfall in interest (but not principal) due under each simple interest receivable.

The servicer will be entitled to reimbursement from future collections by the trust for these advances before any payments are made on notes or certificates.

Repurchase/ Advances May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to —

•	repurchase the receivable; or

•	advance funds to the trust with respect to the receivable.

For a discussion of the representations and warranties given by the servicer and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

Ford Credit will make representations and warranties relating to the receivables when it sells them to the seller. The seller will make similar representations and warranties when it sells the receivables to the trust.

•	Ford Credit will be required to repurchase a receivable from the seller or the trust if (1) one of Ford Credit’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach. The seller has assigned its rights against Ford Credit to the trust.

•	The seller will be required to repurchase a receivable from the trust if (1) one of the seller’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

The Trust’s Security Interest in the Receivables and the Vehicles Securing the Receivables

Ford Credit will assign to the seller its ownership interest in the receivables and its security interest in the financed vehicles securing the receivables, and the seller will in turn assign to the trust a security interest in the receivables and the financed vehicles.

For more information about the trust’s security interest in the vehicles securing the receivables see “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles” in this prospectus.

Tax Status

Upon the issuance of securities by a trust —

•	Special Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

•	Michigan tax counsel to the trust is required to deliver an opinion that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on the securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford Credit’s accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust’s interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust’s interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the securities.

The trust’s security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

• Ford Credit or PRIMUS has failed to perfect its security interest in a receivable;

• Ford Credit or PRIMUS has failed to perfect its security interest in a financed vehicle;

• the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

• the trust may lose its security interest in vehicles confiscated by the government; and

• the trust could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Bankruptcy of Ford Credit could result in delays in payment or losses on the securities	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Ford Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

• the “automatic stay” provision of the U.S. Bankruptcy Code which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and other provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that is senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the vehicles securing the receivables or (2) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

In a 1993 case, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. The reasoning appears to be inconsistent with other cases and of expert commentators to the Uniform Commercial Code, including comments made after the 1993 decision, and we are not aware of any subsequent cases that have been similarly decided. However, if Ford Credit enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in payments on your securities.

Only the assets of the trust are available to pay your securities	None of the seller, Ford Credit or Ford Motor Company or any of their affiliates is obligated to make any payments relating to (1) the notes or certificates of a trust or (2) the receivables owned by a trust. Therefore, you may seek payment of your securities only from the assets of the trust. If these assets are insufficient, you may suffer losses on your securities. There are, however, two exceptions:

• first, the seller will make representations and warranties regarding the characteristics of the receivables it sells to the trust and may have to repurchase receivables if any of these representations and warranties are breached and the receivable is materially and adversely affected by the breach; and

• second, the servicer may have to purchase a receivable if it breaches certain of its servicing obligations, including extending the payment schedule of the receivable beyond the date specified in the prospectus supplement.

Each trust will have the receivables as assets and, to the extent specified in the related prospectus supplement, various deposit accounts and any credit enhancement.

Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited in amount. After the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on your securities. The balance in any reserve account will decrease as —

• the outstanding balance of the receivables decreases; and

• amounts are paid out to cover shortfalls in distributions of principal and interest on the securities.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. If the receivables of any trust are liquidated, the related securityholders may suffer losses if the trust sells the receivables for less than the total amount due on the securities. If an Event of Default occurs under the related indenture, the indenture trustee may sell the receivables owned by the related trust, subject to the conditions set forth in “Description of the Notes — The Indenture — Rights Upon Events of Default” in this prospectus. The market value of the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. Therefore, upon an event of default with respect to the notes of any trust, there can be no assurance that sufficient funds will be available to repay the related securityholders in full.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. Ford Credit can be removed as servicer if it defaults on its servicing obligations as described in the prospectus section titled “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination”.

Subordination may cause some classes of securities to bear additional credit risk	The rights of the holders of any Class of notes to receive payments of interest and principal may be subordinated to one or more other Classes of notes or to the rights of other parties such as swap counterparties. In addition, the rights of the holders of any Class of certificates to receive payments of interest and principal may be subordinated to one or more Classes of notes, to other parties such as swap counterparties and to one or more other Classes of certificates.

Holders of subordinated Classes of securities will bear more credit risk than more senior Classes. Subordination may take the following forms:

• interest payments on any date on which interest is due will first be allocated to the more senior Classes or to other parties such as swap counterparties;

• principal payments on the subordinated Classes might not begin until principal of the more senior Classes is repaid in full;

• subordinated Classes bear the first risk of losses; and

• if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior Classes or to other parties such as swap counterparties.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective Classes of securities of any trust will be described in the related prospectus supplement.

For more information about these credit risks, see “Description of the Notes” and “Description of the Certificates” in this prospectus and, as applicable, in the related prospectus supplement.

You may have to reinvest your principal at a lower rate of return because of prepayments on the securities	If your securities are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities.

Potential prepayment of securities due to prepayment of receivables. All the receivables may be prepaid at any time. “Prepayments” may include:

• prepayments in full;

• partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums);

• liquidations due to default;

• receipts of proceeds from physical damage, credit life and disability insurance policies; and

• repurchases for other administrative reasons.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including the structure of the loan and the fact that the vehicle securing a receivable may not be sold without the consent of the servicer. Faster than expected prepayments on the receivables will require the trust to make payments on the notes and certificates earlier than expected.

You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds	The servicer will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the next date distributions are due to be made on the securities. During this time, the servicer may invest collections and repurchase price amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

On or before the business day preceding a date when payments are due to be made on the securities, the servicer must deposit to the related collection account (1) all the collections it received and (2) the aggregate purchase amount of any receivables to be purchased from the trust.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Collections” in this prospectus.

The Controlling Class controls removal of the servicer upon a default on its servicing obligations	The indenture trustee or majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the Owner Trustee or a majority of the Certificate Balance of the Controlling Certificate Class) can remove the servicer if the servicer —

• does not deliver to the applicable trustee the available funds for application to a required payment [after a grace period after notice or discovery];

• defaults on a servicing obligation which materially and adversely affects the trust [after a grace period after notice]; or

• becomes the subject of certain insolvency proceedings.

A majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the majority of the Certificate Balance of the Controlling Certificate Class) may also waive a default by the servicer. The holders of any subordinate Class of securities do not have any rights to participate in such determinations for so long as any of the more senior Classes are outstanding, and the subordinate Classes of securities may be adversely affected by determinations made by the more senior Classes. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination”.

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency	If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual securityholders. These securityholders will not be recognized directly by the trustee of the trust or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled “Certain Information Regarding the Securities — Definitive Securities”. The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream Luxembourg or Euroclear.

THE TRUSTS

       The seller will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement.

The Receivables

       Certain information concerning Ford Credit’s experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

       In addition to the receivables, the trust will also have a right to —

•	in the case of Actuarial Receivables, all payments due thereunder on or after the applicable Cutoff Date;

•	in the case of Simple Interest Receivables, all payments due or received thereunder on or after the applicable Cutoff Date; and

•	monies received prior to the applicable Cutoff Date on any receivable that are due on or after the applicable Cutoff Date and were not used to reduce the principal balance of the receivable.

       On the Closing Date, the seller will sell and transfer the Initial Receivables to the trust in an amount specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey any Subsequent Receivables to the trust during the Funding Period or any other period as specified in the prospectus supplement. During a Funding Period, the trusts may purchase any Subsequent Receivables with amounts on deposit in a pre-funding account. Up to 100% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account to later purchase Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust and will be subject to the prior rights of the related indenture trustee and the noteholders, if any, therein. The property of each trust will also include:

•	security interests in the financed vehicles;

•	the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s rights to certain documents and instruments relating to the receivables;

•	such amounts as from time to time may be held in one or more accounts maintained under the related sale and servicing agreement;

•	certain rights under the related sale and servicing agreement;

•	certain rights under the purchase agreement;

•	certain payments and proceeds with respect to the receivables held by the servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	security interests in any other property securing the receivable whether attaching prior to or subsequent to the purchase of the receivable by Ford Credit;

•	certain rights under interest rate protection agreements, if any; and

•	any and all proceeds of the above items.

       The relevant rights and benefits with respect to the property of the trust will be assigned by the seller and the applicable trustee to the related indenture trustee for the benefit of the noteholders. Any yield supplement account will be maintained with the related indenture trustee or applicable trustee, as the case may be, for the benefit of the holders of the related securities.

       Assets relating to credit enhancement may be part of the property of the trust. If and to the extent specified in the related prospectus supplement, one or more of the following may be a part of the property of the trust:

•	a yield supplement account (including any rights under the related yield supplement agreement);

•	a reserve account; or

•	another form of credit enhancement.

The Trustee

       The trustee for each trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of each trust may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

       In either of these circumstances, the administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

       The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

FORD CREDIT

       Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford Motor Company.

       Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, Ford Credit provides these financing services in the United States, Europe, Canada and Australia to non-Ford dealers. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford Motor Company. In the United States, Ford Credit (exclusive of PRIMUS) purchases automotive retail contracts from about 7,100 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches.

       Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances certain receivables of Ford Motor Company and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road’s

business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

       The mailing address of Ford Credit’s executive offices is One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000.

PRIMUS

       Primus Automotive Financial Services, Inc., a New York corporation, was formed in October 1991 and is the successor corporation to Marine Midland Automotive Financial Corporation, which was purchased by Ford Credit in 1990. Approximately 1,800 Ford Credit employees conduct PRIMUS’ operations in the United States through 29 branch offices and its headquarters located in suburban Nashville, Tennessee.

       Commencing in 1991, and until August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit. Until August 1999, PRIMUS assigned receivables it generated, together with the related financing documents, security interests in the related vehicles and any other property securing the receivables, to Ford Credit immediately after being acquired by PRIMUS. Commencing in August 1999, PRIMUS Automotive Financial Services, Inc. ceased its business operations, and Ford Credit began conducting the business using the d/b/a Primus Financial Services.

       PRIMUS offers a full array of automotive financing products, including indirect retail and lease programs, wholesale lines of credit, mortgages, capital loans and revolving lines of credit, all designed for non-Ford dealers and their retail customers. These non-Ford dealers include those selling vehicles manufactured by DaimlerChrysler, General Motors, Honda, Jaguar, Mazda, Nissan, Saturn, Subaru, Suzuki, Toyota and Volkswagen. In addition to offering financing under the PRIMUS name, PRIMUS offers private-label financial services to Subaru of America, Inc., Jaguar Cars, Inc., Mazda North American Operations, American Suzuki Motor Company and Kia Motors America, Inc. PRIMUS also is the source of choice for The Hertz Corporation and Aston Martin. In addition, PRIMUS purchases receivables from other finance sources.

       The retail installment sale contracts purchased by PRIMUS are usually purchased without recourse to the dealer or the seller, subject to exceptions for certain breaches of representations and warranties and delivery to PRIMUS of a valid, enforceable and correctly issued lien on the related vehicle. PRIMUS services the receivables it originates in accordance with substantially the same servicing guidelines and criteria as Ford Credit.

THE RECEIVABLES POOLS

Property of the Trusts

Origination. The receivables in each trust consist of retail installment sale contracts secured by new and used automobiles and light trucks. The receivables have been or will be purchased directly by Ford Credit or by PRIMUS from vehicle dealers in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge usually is paid or credited to the dealer.

       Generally, no more than 100% of the negotiated purchase price of a vehicle, plus related amounts such as taxes, insurance, etc., is financed, which amount generally is less than or equal to the MSRP of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

Underwriting. Ford Credit and PRIMUS utilize common underwriting standards and credit evaluation criteria which emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being produced. Each applicant for a contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

       These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to extend credit. The final credit decision also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on a principle of offering the dealer or seller a minimum rate that reflects the level of risk associated with the customer’s credit evaluation. The dealer establishes the retail rate with the obligor. Each obligor is required on each related receivable to obtain or agree to obtain physical damage insurance.

       Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit or PRIMUS for accuracy and regulatory compliance. The dealer is required to perfect the security interest of either Ford Credit or PRIMUS, as applicable, in the vehicles.

Subvention. Subvention programs are marketing tools of automobile manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile. Subvention programs, if any, require the respective automobile manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust.

Servicing and Collections. Ford Credit and PRIMUS separately service their respective accounts, but utilize common servicing practices and procedures. Ford Credit services over 4.2 million retail accounts. Ford Credit is in the process of relocating its servicing operations into seven regional service centers in the U.S. PRIMUS services over 0.5 million retail accounts in the United States from its service center in Franklin, Tennessee. Servicing personnel do not know if a receivable that they are servicing has been sold to a third party.

       Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Collection accounts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

       A customer collection representative will attempt to contact a delinquent obligor to determine the reason for a delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, extensions and rewrites are the primary options used to adjust a delinquent account. A rewrite is a refinancing of the obligor’s outstanding balance with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest, as appropriate, is usually collected on extensions and rewrites to cover the costs associated with revised terms. Periodic management reports (delinquencies, extensions, rewrites, etc.) and operating audits are the primary methods used to maintain control over the use of collection actions.

Repossession and Write-offs. Reasonable efforts will be made to collect on delinquent accounts and keep obligors’ accounts current. Repossession is considered as a last resort when:

•	the obligor has demonstrated the inability to pay or the intention not to pay;

•	the security interest in the vehicle is impaired; and/or

•	the customer has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation.

       All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered an average of 20% of the remaining balances (after application of repossession proceeds). The collection activities for accounts written off by PRIMUS have been performed by PRIMUS employees and by outside collection agencies, but are expected to be consolidated and performed by Ford Credit in the near future. Collection activities are continued until an account is paid or settled in full, legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

Criteria for Selecting the Receivables. The receivables to be held by each trust will be selected from Ford Credit’s portfolio for inclusion in a Receivables Pool by several criteria, including that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U.S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable); and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement.

       No selection procedures which the seller believes to be adverse to the noteholders or the certificateholders of any trust will be used in selecting the related receivables. All terms of the retail installment sale contracts constituting such receivables which are material to investors are described in this prospectus and in the related prospectus supplement.

Simple Interest Receivables. If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

       Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

       In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment. The servicer, however, is required to make a non-reimbursable advance to the trust of interest which would have accrued to the next scheduled due date of the receivable.

Actuarial Receivables. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

Final Payment Receivables. If so provided in the related prospectus supplement, only the principal and interest payments due on Final Payment Receivables prior to the final scheduled payment and not the final scheduled payment will be included in a trust; the final scheduled payment will be retained by the seller. However, the seller may also transfer the final scheduled payments with respect to the related Final Payment Receivables to a trust and cause that trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

       We will provide information about each Receivables Pool in the related prospectus supplement, including, to the extent appropriate:

•	the portion of such Receivables Pool originated by Ford Credit and by PRIMUS;

•	the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables;

•	the portion of such Receivables Pool secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APRs;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by APR and by the states of origination.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the notes and the certificates of any trust will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	Prepayments in full. All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller. The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer. The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the date specified in the prospectus supplement.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes or the certificates of a given trust on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. To the extent provided in the related prospectus supplement, the weighted average life of a Class of notes or certificates may be dependent upon the issuance of another Class of notes or certificates, the proceeds of which would be applied to pay such previously issued notes or certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of a given trust. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related securities of the trust.

USE OF PROCEEDS

       The net proceeds from the sale of the securities of a given trust will be applied by the Seller —

•	to the purchase of the receivables from Ford Credit;

•	to make the initial deposit into any pre-funding account;

•	to make the initial deposit into any yield supplement account;

•	to make the initial deposit into any reserve account; and

•	for any other purposes specified in the related prospectus supplement.

       The net proceeds of any securities issued by a trust after its Closing Date will be applied as set forth in the related prospectus supplement.

THE SELLER

Description of the Seller

       The seller was organized as a Delaware limited liability company in January 2001. The seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

Insolvency of the Seller May Result in Consolidation of Its Assets with the Trust

       The seller has taken steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of the seller with those of Ford Credit. These steps include the creation of the seller as a separate, limited-purpose limited liability company under a limited liability company agreement containing certain limitations (including restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous consent of the Managers, including two managers who qualify under the limited liability company agreement as “Independent Managers”. However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

       The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of the seller and to require the consolidation of the assets and liabilities of such entity with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that the seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. The seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, in the event that the seller did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of such entity should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the securities (and possible reductions in the amount of such distributions which may be substantial) could occur.

Trust Assets May be Adversely Affected if Sale of Receivables to the Seller Were Treated as a Loan

       Ford Credit and the seller each intend that each transfer of receivables by Ford Credit to the seller under a purchase agreement constitute a “true sale” of such receivables to the seller. If the transfer constitutes such a “true sale,” the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate under Section 541 of the U.S. Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the receivables to the seller. The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of receivables to the seller, the transfer of such receivables by Ford Credit to the seller under the related purchase agreement would be characterized as a “true sale” of such receivables from Ford Credit to the seller and such receivables and the proceeds thereof would not form part of Ford Credit’s bankruptcy estate under Section 541 of the U.S. Bankruptcy Code.

       In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a “true sale,” the accounts would nevertheless constitute property of the seller’s bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court’s reasoning, securityholders might experience delays in payment or possibly losses on their investment in the securities. As part of the advice of counsel described above, counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court’s interpretation of Article 9 of the Uniform Commercial Code as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

DESCRIPTION OF THE NOTES

       One or more Classes of Asset Backed Notes of the related trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes

       Each Class of notes may initially be represented by one or more notes, in each case registered in the name of DTC’s nominee, unless they are Definitive Notes. The notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of the notes issued in book-entry form. If a Class of notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder of such Class of notes will be entitled to receive a physical certificate representing a note of such Class. If a Class of notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by noteholders of such Class of notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of such Class of notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of such Class of notes, for distribution to noteholders of such Class of notes in accordance with DTC’s procedures with respect thereto.

Principal and Interest on the Notes

       Each Class of notes will have a stated principal or notional amount and may bear interest at the Note Interest Rate. The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each Class of notes of a given trust will be described in the related prospectus supplement. The right of holders of any Class of notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other Class or Classes of notes of such trust, as described in the related prospectus supplement. Payments of interest on the notes of such trust may be made prior to payments of principal thereon. The dates for payments of interest and principal on the notes of such trust may be different from the Distribution Dates for the certificates of such trust. To the extent provided in the related prospectus supplement, the trust may include one or more Classes of notes designated as planned amortization Classes, targeted amortization Classes, companion Classes or Variable Pay Term Notes, each as described in the related prospectus supplement.

       Strip Notes and Residual Cash Flow Notes. To the extent provided in the related prospectus supplement, the trust may include one or more Classes of notes that are —

•	Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments; or

•	Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions on each Distribution Date.

       Note Interest Rates. Each Class of notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable rate. For certain Classes of Strip Notes, the Note Interest Rate may be zero. The related prospectus supplement will specify the Note Interest Rate for each Class of notes of a given trust or the method for determining such Note Interest Rate.

       Prepayment of Notes. One or more Classes of notes of the trust may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any Funding Period from any amounts remaining in the pre-funding account or as a result of the servicer’s exercising its option to purchase the related Receivables Pool. In the event of a redemption at the end of any Funding Period, the noteholders may be entitled to receive a redemption premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

       Fixed Principal Payments. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have fixed principal payment schedules; noteholders of such notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the related prospectus supplement.

       Targeted Scheduled Distribution Dates. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have targeted scheduled distribution dates on which such notes will be paid in full to the extent the trust is able to issue a Variable Pay Term Note in sufficient principal amount. The proceeds of issuance of such Variable Pay Term Note, which may be issued publicly or privately, will be applied to pay the specified Class of notes, in the manner set forth in the related prospectus supplement and such Variable Pay Term Note will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

       Priority. If so specified in the related prospectus supplement, payments of interest to all noteholders of a particular Class or to one or more other Classes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case each noteholder of a particular Class will receive its ratable share (based upon the aggregate amount of interest due to such Class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of such trust. See “Description of the Receivables Transfer and Servicing Agreements — Distributions” and “— Credit and Cash Flow Enhancement.”

       If a trust issues two or more Classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any Class of notes will be made on a pro rata basis among all the noteholders of such Class.

The Indenture

       Events of Default. With respect to the notes issued by a given trust, “Events of Default” under the related indenture will consist of:

•	a default for five days or more in the payment of any interest on notes of the Controlling Class;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	a default in the observance or performance of any material covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere in the indenture as an Event of Default and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	any representation or warranty made by the trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

•	such other events, if any, set forth in the related prospectus supplement.

       The amount of principal required to be paid to noteholders of such trust under the related indenture, however, generally will be limited to amounts available to be deposited in the applicable note payment account. Therefore, the failure to pay principal on a Class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled Distribution Date for such Class of notes.

       Rights upon Event of Default. With respect to the notes of a given trust, if an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the Note Balance of the Controlling Class then outstanding if both of the following occur:

(1) the issuer has paid or deposited with the indenture trustee enough money to pay:

•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

(2) all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables, subject to the limitations set forth below. Upon the occurrence of an Event of Default relating to the payment of principal of or a default for five days or more in the payment of interest of any note of such trust, in each case resulting in acceleration of the notes, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the applicable trust maintain possession of such receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following any other Event of Default, unless

•	the holders of 100% of the Note Balance of the Controlling Class issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of such trust at the date of such sale and any payments (including swap termination payments) that may be due to swap counterparties (if any), or

•	the indenture trustee determines that the assets of the trust pledged to secure the securities would not be sufficient on an ongoing basis to make all payments on the notes of such trust and to the swap counterparties under the interest rate swap agreements, if any, as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance of the Controlling Class of such trust.

       In addition, if the Event of Default relates to a default by a trust in observing or performing any material covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of such trust.

       Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority of the Note Balance of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority of the Note Balance of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless —

•	such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the Note Balance of the Controlling Class of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered such indenture trustee reasonable indemnity;

•	such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority of the Note Balance of the Controlling Class.

       Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

       The trusts will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

•	Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

—	the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

—	such entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

—	no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

—	the trust, the seller, the servicer, the trustee and the indenture trustee have been advised in writing that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,

—	the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

—	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

—	the trust has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

•	Other negative covenants. Each trust will not, among other things —

—	except as expressly permitted by the applicable Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

—	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

—	dissolve or liquidate in whole or in part,

—	permit the lien of the related indenture to be subordinated or otherwise impaired,

—	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

—	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related indenture and except for liens on financed vehicles by obligors.

       No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Trust.” No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

       List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the Note Balance of the Controlling Class may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such trust.

       Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture as required by certain federal securities law.

       Indenture Trustee’s Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

       Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

       Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to the Rating Agencies, execute a supplemental indenture for the purpose of:

•	further protecting the indenture trustee’s interest in the property subject to the lien of the related indenture;

•	evidencing any successor to the trust and the assumption of the obligations of the trust by such successor;

•	adding to the covenants of the trust made for the benefit of the noteholders;

•	surrendering any right or power conferred to the trust under the related indenture;

•	conveying or pledging any property to the related indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision of the related indenture or making the terms of the related indenture consistent, so long as such action does not materially adversely affect the noteholders;

•	evidencing a successor indenture trustee or changing any provision necessary to facilitate administration of the trust; and

•	qualifying the related indenture under any federal statute.

       Any trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of such trust but with prior notice to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

•	such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

•	such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any Class of such notes to be withdrawn or reduced; and

•	an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action.

       Any trust, together with the indenture trustee, may with prior notice to the Rating Agencies and the consent of holders of a majority of the Note Balance of the Controlling Class enter into an indenture or indenture supplement for the purpose of adding provisions to, or changing or modifying the rights of noteholders, provided that (1) such actions will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any Class of notes to be withdrawn or reduced, and (2) an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action. Notwithstanding the foregoing, however, without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the Note Balance of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

•	reduce the percentage of the Note Balance of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

•	decrease the percentage of the Note Balance of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

•	affect the calculation of the amount of interest or principal payable on any note on any distribution date (including the calculation of any of the individual components of such calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

The Indenture Trustee

       The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such trust. The trust will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Note Balance of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

DESCRIPTION OF THE CERTIFICATES

       One or more Classes of certificates of the related trust will be issued under the terms of a trust agreement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

The Trusts Might Not Issue Physical Certificates Representing Certificates

       Except for the certificates, if any, of a given trust retained by the seller, each Class of certificates may initially be represented by one or more certificates registered in the name of DTC’s nominee, except as set forth below. Except for the certificates, if any, of a given trust retained by the seller, the certificates will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any Class of certificates issued in book-entry form that is not retained by the seller. If a Class of certificates is issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder of such Class of certificates will be entitled to receive a physical certificate representing a certificate of such Class. If a Class of certificates is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by certificateholders of such Class of certificates refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such Class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such Class of certificates, for distribution to certificateholders of such Class of certificates in accordance with DTC’s procedures with respect thereto. Any certificates of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that such certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents. See also “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities.”

Distributions of Principal and Interest

       Each Class of certificates will have a stated Certificate Balance and may accrue interest on such Certificate Balance at the Certificate Rate. The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each Class of certificates will be described in the related prospectus supplement. Distributions of interest on such certificates will be made prior to distributions with respect to principal of such certificates on the Distribution Date specified in the prospectus supplement.

       To the extent provided in the related prospectus supplement, the trust may include one or more Classes of certificates that are —

•	Strip Certificates entitled to (1) distributions in respect of principal with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no distributions in respect of principal; or

•	Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the related receivables after the trust has made all other distributions on each Distribution Date.

       Certificate Rates. Each Class of certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate. The Certificate Rate for certain Classes of Strip Certificates may be zero. The related prospectus supplement will specify the Certificate Rate for each Class of certificates of a given trust or the method for determining such Certificate Rate. See also “Certain Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.”

       Certificates are subordinated to Notes. Distributions in respect of the certificates of a trust are subordinate to payments in respect of the notes of such trust and in respect of interest rate swap agreements, if any, as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any Class of certificates will be made on a pro rata basis among all the certificateholders of such Class. One or more Classes of certificates of the trust may be prepaid in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any Funding Period or as a result of the servicer’s exercising its option to purchase the related Receivables Pool. In the event of a prepayment, the certificateholders may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement. See “Description of the Receivables Transfer and Servicing Agreements Termination.”

       Certificates may be subordinated to one or more Classes of other certificates. In the case of a certificates of a trust which includes two or more Classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related prospectus supplement.

List of Certificateholders

       With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the Certificate Balance of such certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

       Each Class of securities (other than certain Classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each Class of Fixed Rate Securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable prospectus supplement. See “Description of the Notes — Principal and Interest on the Notes” and “Description of the Certificates — Distributions of Principal and Interest.”

Floating Rate Securities

       Each Class of Floating Rate Securities will bear interest for each applicable Interest Reset Period at a rate determined by reference to the Base Rate, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement.

       The applicable prospectus supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

       •   the CD Rate,

       •   the Commercial Paper Rate,

       •   the Federal Funds Rate,

       •   LIBOR,

       •   the Treasury Rate, or

•	such other Base Rate as is set forth in such prospectus supplement.

       As specified in the applicable prospectus supplement, Floating Rate Securities of a given Class may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Class of Floating Rate Securities, the interest rate applicable to any Class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

       Each trust with respect to which a Class of Floating Rate Securities will be issued will appoint, and enter into agreements with a Calculation Agent to calculate interest rates on each such Class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each such Class of Floating Rate Securities of a given trust, which may be either the related trustee or indenture trustee with respect to such trust. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given Class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

       CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable prospectus supplement.

       Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

       Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

Physical Securities

       The related prospectus supplement will specify whether the notes or the certificates will be issued in fully registered, physical form to the noteholders or certificateholders or their respective nominees.

       As may be further specified in the related prospectus, distributions of principal of and interest on such physical securities will be made by the indenture trustee or trustee, as applicable, in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of physical securities in whose names the physical securities were registered as the close of business on the applicable record date. The final payment on any such physical security will be made only upon presentation and surrender of such physical security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Physical securities will be transferable and exchangeable at the offices of the related indenture trustee or related trustee, as applicable, or of a note or certificate registrar named in a notice delivered to holders of the physical securities. No service charge will be imposed for any registration of transfer or exchange, but the related indenture trustee or related trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Book-Entry Registration

       The prospectus supplement related to a given trust will specify whether the holders of the notes or certificates of such trust may hold their respective securities as Book-Entry Securities.

       Investors in the global securities may hold them through any of The Depository Trust Company, Clearstream Luxembourg or the Euroclear System. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

       Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references in this prospectus and in the related prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to holders of Book-Entry Securities in accordance with DTC’s procedures with respect thereto.

       In the event that any of DTC, Clearstream Luxembourg or Euroclear should discontinue its services, the related administrator of each trust would seek an alternative depository (if available) or cause the issuance of Definitive Securities to securityholders or their nominees in the manner described under “— Definitive Securities” below.

       Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading between Clearstream Luxembourg customers and/or Euroclear participants. Secondary market trading between Clearstream Luxembourg customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg customer or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg customer’s or Euroclear participant’s particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Trading between Clearstream Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Luxembourg customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

       Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Luxembourg customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg customer or Euroclear participant.

       The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

       DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

       Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

       The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

       Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg customers through electronic book-entry changes in accounts of Clearstream Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in any of 36 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg customer, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

       The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Luxembourg and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

       With respect to any Class of notes and any Class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the related administrator of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the applicable trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such Class advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given Class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

       Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities were registered at the close of business on the applicable record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

       On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee a statement to be delivered to the related noteholders on such Distribution Date. With respect to securities of each trust, on or prior to each Distribution Date, the servicer or the administrator will prepare and provide to the related trustee a statement to be delivered to the related certificateholders on such Distribution Date. With respect to securities of each trust, each such statement to be delivered to noteholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the notes of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the certificates of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

(1)	the amount of the distribution allocable to principal of each Class of such notes and to the Certificate Balance of each Class of such certificates;

(2)	the amount of the distribution allocable to interest on or with respect to each Class of securities of such trust;

(3)	the amount of the distribution allocable to draws from any reserve account, any yield supplement account or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each Class of such notes and the Certificate Balance for each Class of such certificates and any related factors needed to compute the principal amount outstanding of the notes or certificates, each after giving effect to all payments reported under clause (1) above on such date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

(8)	the amount of the aggregate Realized Losses (as defined in the related prospectus supplement), if any, for such Collection Period;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on the notes and the certificates, in each case as applicable to each Class of securities, and the change in such amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on the notes and the certificates, in each case as applicable to each Class of securities, and the change in such amounts from the preceding statement;

(11)	the aggregate Purchase Amounts for receivables, if any, that were repurchased in such Collection Period;

(12)	the balance of any reserve account on such date, after giving effect to changes therein on such date;

(13)	the balance of any yield supplement account on such date, after giving effect to changes therein on such date;

(14)	the amount of Advances on such date;

(15)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(16)	for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust;

(17)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement; and

(18)	any other matters specified in the related prospectus supplement.

       Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

       Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Tax Matters.”

DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

       The following summary describes certain terms of the Receivables Transfer and Servicing Agreements. Forms of the Receivables Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Transfer and Servicing Agreements.

Sale and Assignment of Receivables

       Sale and Assignment by Ford Credit. Before each trust issues the related securities, Ford Credit will sell and assign to the seller under a purchase agreement, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related financed vehicles in exchange for the net proceeds received by the seller from the sale of the notes and the certificates of the trust and certain classes of securities if so provided in the related prospectus supplement.

       Sale and Assignment by the Seller. When the trust issues the related securities, the seller will sell and assign to the trust under a sale and servicing agreement, without recourse, the seller’s entire interest in the Initial Receivables, including its security interests in the related financed vehicles, in exchange for the notes and certificates issued by the trust. Each such receivable will be identified in a schedule to the related sale and servicing agreement. The applicable trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates to the seller in exchange for the receivables.

       Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by Ford Credit to the seller and by the seller to the applicable trust from time to time during any Funding Period, or other period specified in the related prospectus supplement on each Subsequent Transfer Date.

       Representations and Warranties. In each purchase agreement, Ford Credit will represent and warrant to the seller, and in each sale and servicing agreement the seller will represent and warrant to the applicable trust among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date —

•	the information provided about the related receivables is correct in all material respects;

•	the obligor on each related receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit’s normal requirements;

•	the related receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the related receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS; and

•	each related receivable, at the time it was originated, complied, and at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

       Seller must repurchase the receivables relating to a breach of representation or warranty. As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless the breach has been cured, will purchase such receivable from the trust. Ford Credit will then be required to purchase such receivable from the seller, at a price equal to the Purchase Amount. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

       Servicing of the receivables. Under each sale and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the related receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because such receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles.”

Accounts

       The servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders and certificateholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with such indenture trustee a note payment account (which may be a subaccount of the collection account), in the name of such indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any pre-funding account, reserve account or other credit enhancement for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. The servicer may establish and maintain with the related trustee one or more certificate distribution accounts, in the name of the trustee on behalf of such certificateholders, into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

       If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee into which, to the extent required by the sale and servicing agreement, Payaheads will be deposited until such time as the payment falls due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal with respect to the related receivables and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account initially will be maintained with the applicable indenture trustee. So long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to holding Payaheads as may be required by the applicable sale and servicing agreement is satisfied, Payaheads may be retained by the servicer until the applicable Distribution Date.

       Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

       For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement in Permitted Investments. Permitted Investments are

generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

       The trust accounts will be maintained as Eligible Deposit Accounts.

Servicing Procedures

       Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the related sale and servicing agreement.

       Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase or make Advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the latest date that a receivable matures, as set forth in the related prospectus supplement, changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related financed vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

       Ford Credit may from time to time take additional security securing payment of any receivable held by a trust.

Collections

       With respect to securities of each trust, so long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable Distribution Date. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the related collection account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

       Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the servicer with respect to such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections shall be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.

Actuarial and Simple Interest Advances

       To the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable shall be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Actuarial Advances in the related collection account on or prior to the business day preceding the applicable Distribution Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables in the related Receivables Pool.

       On or before each applicable Distribution Date, the servicer shall deposit into the related collection account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to such amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

       In the event that an obligor shall prepay a receivable in full, if the related contract did not require such obligor to pay a full month’s interest for the month of prepayment, at the APR, generally the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such advance. The servicer may instruct the indenture trustee to withdraw such Advances instead from the reserve account provided that the servicer within two business days replaces in the reserve account any funds so used.

Servicing Compensation and Expenses

       The servicer will be entitled to receive a servicing fee for each Collection Period equal to a specified percentage of the Pool Balance as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment, and other administrative fees and expenses collected during such Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable Distribution Date.

       The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

Distributions

       With respect to securities of each trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such securities entitled thereto will be made by the applicable trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of noteholders and all distributions to each Class of certificateholders of such trust will be set forth in the related prospectus supplement.

       With respect to securities of each trust, on each Distribution Date, collections on the related receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders, to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to the related trust to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, distributions in respect of principal of a Class of securities of a given trust will be subordinate to distributions in respect of interest on such Class, and distributions in respect of one or more Classes of certificates of such trust may be subordinate to payments in respect of notes of such trust or other Classes of certificates of such trust.

       Allocation of Collections on Receivables. Distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer shall allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On each Determination Date, the indenture trustee, if any, or, otherwise, the trustee, shall determine the amount in the collection account available to make payments or distributions to securityholders on the related Distribution Date and will make the distributions as described in the related prospectus supplement.

Credit and Cash Flow Enhancement

       Any form of credit enhancement may be limited and may only apply to certain Classes of securities. The presence of a reserve account and other forms of credit enhancement for the benefit of any Class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such Class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The credit enhancement for a Class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

       Seller may replace credit enhancement with rating confirmation. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any Class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any Class of securities of the related trust.

       Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period or other period specified in the related prospectus supplement, may also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each Distribution Date thereafter up to the specified reserve balance (which may be increased upon the occurrence of certain trigger events, if so provided in the related prospectus supplement) by the deposit therein of the amount of collections on the related receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the seller.

       Seller may assign rights in reserve account subject to conditions. The seller may at any time, without consent of the securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account provided that —

•	the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any Class of securities;

•	the seller provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

•	such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

Net Deposits

       As an administrative convenience and for so long as certain conditions are satisfied (see “— Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to any related payahead account, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees and Trusts

       Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such trust described under “Certain Information Regarding the Securities — Reports to Securityholders.”

Evidence as to Compliance

       Each sale and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and certain other matters.

       Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each indenture trustee and each trustee notice of certain Events of Servicing Termination under the related sale and servicing agreement.

       Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

       Each sale and servicing agreement will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon a determination that Ford Credit’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed Ford Credit’s servicing obligations and duties under such sale and servicing agreement.

       Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

       Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement. For as long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer under a particular sale and servicing agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company and the servicer may at any time perform certain specific duties as servicer through other subcontractors.

Events of Servicing Termination

       “Events of Servicing Termination” under each sale and servicing agreement will consist of:

•	any failure by the servicer or the seller, as the case may be, to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for three business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

•	any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or (B) to the servicer, the seller and the applicable trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% of the Note Balance of the Controlling Class (or, if no notes are outstanding, 25% of the Certificate Balance of the Controlling Certificate Class;

•	the occurrence of certain Insolvency Events specified in the sale and servicing agreement with respect to the servicer or the seller; and

•	such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

       As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may terminate all the rights and obligations of the servicer under such sale and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement and will be entitled to similar compensation arrangements.

       If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement.

Waiver of Past Events of Servicing Termination

       The holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may, on behalf of all such noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with such sale and servicing agreement.

Amendment

       The parties to each of the Receivables Transfer and Servicing Agreements may amend such agreements without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such noteholders or certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related indenture trustee and trustee materially and adversely affect the interest of any such noteholder or certificateholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer and the trust with the consent of (1) the related indenture trustee to the extent its respective rights or obligations are affected, (2) the holders of notes of such trust evidencing not less than a majority in principal amount of each Class of notes, voting separately, and (3) the holders of the certificates of such trust evidencing not less than a majority of the Certificate Balance of such certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust and provided that an opinion of counsel as to certain tax matters is delivered if required.

Insolvency Event or Dissolution

       If provided in the related prospectus supplement, upon the occurrence of certain Insolvency Events of the seller or the General Partner, the related receivables will be liquidated and the trust will be terminated as further described in the related prospectus supplement.

Payment of Notes

       Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the indenture trustee will continue to carry out its obligations under the sale and servicing agreement as agent for the trustee(s) of the trust.

Termination

       Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (excluding the seller, the servicer or their affiliates) of the trust and the delivery to the trustee by each such certificateholder (excluding the seller, the servicer or their affiliates) of a certificate certifying that such certificateholder reasonably believes that the trust is insolvent.

       With respect to each trust, the obligations of the servicer, the seller, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

       In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the receivables held by the trust is 10% or less of the Initial Pool Balance, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

       If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

       As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

Administration Agreement

       Ford Credit, will be the administrator of each trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Vehicles

       In all states in which the receivables have been originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS, as the case may be.

       With respect to each trust, under the related purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the related receivables to the seller. Under the related sale and servicing agreement, the seller will assign its security interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust under the related sale and servicing agreement. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables.”

       In most states, assignments such as those under the purchase agreement and the sale and servicing agreement relating to each trust together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the related purchase agreement and of the seller’s warranties under the related sale and servicing agreement and would create an obligation of Ford Credit under such purchase agreement and of the seller under such sale and servicing agreement to purchase the related receivable if such breach shall materially adversely affect the interest of the trust in such receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, that trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under each purchase agreement to the related trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default would be adversely affected.

       Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. With respect to each trust, Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the applicable trustee or certificateholders or any indenture trustee or noteholders, if any, in the event such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the closing date with respect to a receivable.

Repossession

       In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit and PRIMUS in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

       In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions.

       The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments. Repossessed vehicles are generally disposed of by Ford’s Vehicle Marketing Department at auction.

Deficiency Judgments and Excess Proceeds

       The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

       The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

       Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each trust, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of the Receivables.”

       Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Ford Credit and the seller will warrant under each purchase agreement and the applicable sale and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, such violation would constitute a breach of warranty under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of the Receivables.”

Other Limitations

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

       The receivables prohibit the sale or transfer of the vehicle securing a receivable without consent and permit acceleration of the maturity of the receivable upon a sale or transfer without consent except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates of any trust.

       The following summary is based upon current provisions of the tax code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Special Tax Counsel to each trust specified in the related prospectus supplement regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

Scope of the Tax Opinions

       It is expected that Special Tax Counsel will, upon issuance of notes and/or certificates of the trust, deliver its opinion that the applicable trust will not be Classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

       In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements in this prospectus and in the related prospectus supplement under the heading “Summary — Tax Status” as they relate to federal income tax matters and under the heading “Tax Matters,” and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the Classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the notes and/or certificates.

ERISA CONSIDERATIONS

       ERISA and the tax code impose certain requirements on Plans and on persons who are fiduciaries of Plans. In accordance with ERISA’s general fiduciary standards, before investing in securities, a Plan fiduciary should determine, among other factors, whether the investment:

•	is permitted under the governing Plan;

•	is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and

•	is prudent considering the factors discussed in this prospectus.

       ERISA and the tax code prohibit some transactions involving assets of a Plan and persons who are “parties in interest” under ERISA or “disqualified persons” under the tax code. Prohibited transactions may generate excise taxes and other liabilities.

       A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any securities of a trust could give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code, and should refer to “ERISA Considerations” in the related prospectus supplement regarding any restrictions on the purchase and/or holding of the securities offered thereby.

Prohibited Transaction Considerations

       Whether or not an investment in the notes or the certificates will give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code will depend on the structure of the trust.

       Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the tax code if assets of the trust were deemed to be assets of a Plan investing in securities issued by the trust. Under the Plan Assets Regulation issued by the DOL, the assets of the trust would be treated as plan assets of a Plan for purposes of ERISA and the tax code if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.”

       Equity participation in an entity by Benefit Plan Investors is “significant” on any date if the 25% Limitation is exceeded. For purposes of making determinations under the 25% Limitation, (i) the value of any equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person is disregarded, and (ii) only the proportion of an issuance company general account’s equity investment in the entity that represents plan assets is taken into account.

       The certificates will most likely be deemed Equity Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

Investment in Notes

       The seller believes that the notes of a trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. (If provided in the prospectus supplement that notes of any Class are not to be treated as indebtedness for ERISA purposes, the discussion in “— The Certificates” below will apply to any such Class of notes.) However, without regard to whether the notes of the trust are treated as an Equity Interest for such purposes, the acquisition or holding of such notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable trust, trustee, indenture trustee, any holder of the certificates of such trust or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a note. Included among these exemptions are PTCE 90-1, PTCE 95-60, PTCE 91-38, PTCE 96-23, and PTCE 84-14. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment in Certificates

       The certificates will most likely be treated as Equity Interests under the Plan Assets Regulation. Accordingly, if equity participation in the certificates by Benefit Plan Investors is “significant” within the meaning of the Plan Asset Regulation, the assets of the trust could be deemed to be the assets of Plans investing in the certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and of the tax code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

       In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related notes without being covered by one or more of the exemptions described above in “The Notes.”

Special Considerations Applicable to Insurance Company General Accounts

       The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. Under Section 401(c), the Department of Labor issued final regulations effective January 5, 2000, (the General Account Regulations), with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the issuer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until June 8, 2001, the date that is 18 months after the general account regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plans Not Subject to ERISA or the Tax Code

       Certain employee benefit plans, such as governmental plans and certain church plans (each of which is defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the tax code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of any trust without regard to the factors described in this prospectus and under “ERISA Considerations” in the related prospectus supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code is subject to the prohibited transaction rules set forth in Section 503 of the tax code.

General Investment Considerations

       Prospective investors who are Plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in any securities of the trust with respect to such investors’ specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan’s portfolio with respect to diversification by type of asset; the Plan’s funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the trust is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

PLAN OF DISTRIBUTION

       The seller will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement the notes and certificates of the trust that the seller agrees to sell in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each Class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

       Each prospectus supplement (or supplemental prospectus supplement, as described below) will either —

•	set forth the price at which each Class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates; or

•	specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

       After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed. Each prospectus supplement, together with a supplemental prospectus supplement, may also be used by Ford Credit, Ford Financial Services, Inc. or another affiliate for the sale of a specified Class of notes or certificates originally purchased from the seller by Ford Credit or by Ford Financial Services, Inc. or any other affiliate.

       The seller and Ford Credit will indemnify the underwriters of securities purchased from the seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the underwriters of securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

       Each trust may, from time to time, invest the funds in its trust accounts in Permitted Investments acquired from such underwriters or from the seller.

       Under each underwriting agreement with respect to a given trust, the closing of the sale of any Class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such Classes of securities of that trust (some of which may not be registered or may not be publicly offered).

       The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

       Certain legal matters relating to the securities of any trust will be passed upon for the related trust, the seller and the servicer by counsel satisfactory to the underwriters and specified in the related prospectus supplement. Certain Michigan state tax and other matters will be passed upon for each trust by counsel to the servicer acceptable to the underwriters and specified in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

       The seller, as originator of each trust, has filed with the SEC a Registration Statement, Registration No.             under the Securities Act, with respect to the notes and the certificates offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the trust, Ford Credit, the seller or Ford Motor Company has filed or causes to be filed and obtain copies of the Registration Statement at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC’s regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the Public Room by calling the SEC at 1-800-SEC-0330. You may also obtain more information about the Ford Motor Company and Ford Credit on the World Wide Web. The respective Internet addresses of such World Wide Web sites are http://www.Ford.com and http://www.FordCredit.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by each trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities issued by such trust (including any market-making transactions with respect to such securities unless exempt from the registration requirements of the Securities Act) shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, One American Road, Dearborn, Michigan 48126 (Telephone: (313) 322-3000).

GLOSSARY OF TERMS FOR THE PROSPECTUS

       Set forth below is a list of the defined terms used in this prospectus. The terms appear in bold faced type whenever used.

       The “25% Limitation” is met if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any Class of equity interest in the entity is held by Benefit Plan Investors.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “Actuarial Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to   1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

       “Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

       “administrator” means Ford Credit, in its capacity as administrator of the trust under an administration agreement.

       “APR” means, with respect to a receivable, its annual percentage rate and with respect to the Receivables Pool, the weighted average annual percentage rate of all of the receivables in that pool.

       “Base Rate” means, with respect to Floating Rate Securities, an interest rate basis upon which a Spread is applied to calculate the interest rate of the Floating Rate Securities for a particular period.

       “Basic Documents” means the applicable trust agreement, purchase agreement, sale and servicing agreement, indenture, administration agreement, control agreement and certain other related documents.

       “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e)(1) of the tax code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

       “Book-Entry Securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream Luxembourg or Euroclear.

       “Calculation Agent” means, for each trust that issues Floating Rate Securities, that the calculation agent appointed to calculate interest rates on each Class of Floating Rate Securities issued by the trust.

       “Calculation Date” means:

(1)	with respect to any CD Rate Determination Date, any Commercial Paper Rate Determination Date or any Treasury Rate Determination Date, the first to occur of:

•	the tenth calendar day after the respective determination date or, if it is not a business day, the next business day, or

•	the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date; and

       (2)  with respect to any Federal Funds Rate Determination Date, the next business day.

       “CD Rate” for each Interest Reset Period shall be the rate as of the CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the CD Rate shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the CD Rate will be calculated by the Calculation Agent for such CD Rate Security from the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers selected by the Calculation Agent for such CD Rate Security in negotiable U.S. dollar certificates of deposit in The City of New York for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

       “CD Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “CD Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the CD Rate.

       “Certificate Balance” means with respect to each Class of certificates and as the context so requires, (i) with respect to all certificates of such Class, an amount equal to, initially, the initial Certificate Balance of such Class of certificates and, thereafter, an amount equal to the initial Certificate Balance of such Class of certificates, reduced by all amounts distributed to certificateholders of such Class of certificates and allocable to principal or (ii) with respect to any certificate of such Class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

       “Certificate Rate” with respect to each Class of certificates, the rate specified in the prospectus supplement at which interest may accrue.

       “Class” means a class of notes or certificates issued by a trust having the same interest rate, maturity and alphabetical and numerical designation.

       “Clearstream Luxembourg” means Clearstream Banking Luxembourg S.A., a professional depository under the laws of Luxembourg, formerly known as Cedelbank, sociéte anonyme.

       “Clearstream Luxembourg Customer” means a participating organization of Clearstream Luxembourg.

       “Closing Date” means the date specified in the prospectus supplement on which the seller will sell and transfer the Initial Receivables to the trust.

       “Collection Period” means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

       “Commercial Paper Rate” for each Interest Reset Period shall be the Money Market Yield on the Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper selected by the Calculation Agent for such Commercial Paper Rate Security in The City of New York for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized Rating Agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

       “Commercial Paper Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “Commercial Paper Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Commercial Paper Rate.

       “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

       “Controlling Certificate Class” shall mean, with respect to any Certificates outstanding, the Class C Certificates as long as any Class C Certificates are outstanding and thereafter the Class D Certificates so long as any Class D Certificates are outstanding.

       “Controlling Class” means, with respect to any trust, the Class A Notes described in the related prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the related prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of notes described in the prospectus supplement in order of seniority.

       “Cutoff Date” means the “Cutoff Date” specified in the applicable prospectus supplement.

       “Definitive Certificates” means with respect to any Class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Notes” means with respect to any Class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

       “Determination Date” means the business day immediately preceding each Distribution Date.

       “Distribution Date” means the dates specified in each related prospectus supplement for the payment of principal of and interest on the securities.

       “DOL” means the United States Department of Labor.

       “DTC” means The Depository Trust Company and any successor depository selected by the trust.

       “Eligible Deposit Account” means either —

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

       “Eligible Institution” means, with respect to securities of the trust —

•	the corporate trust department of the indenture trustee or the related trustee, as applicable; or

•	a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

       “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

       “Events of Default” under the related indenture will consist of the events specified under “Description of the Notes — The Indenture” in this prospectus.

       “Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Transfer and Servicing Agreements — Events of Servicing Termination” in this prospectus.

       “Federal Funds Rate” for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/ Effective Rate.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York on or before 3:00 p.m., New York City time on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such prospectus supplement for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such prospectus supplement on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

       “Federal Funds Rate Determination Date” means the Interest Reset Date for the related Interest Reset Period.

       “Federal Funds Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Federal Funds Rate.

       “Final Payment Receivables” are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by —

•	payment in full in cash of such amount;

•	transfer of the vehicle to Ford Credit provided certain conditions are satisfied; or

•	refinancing the final scheduled payment in accordance with certain conditions.

       “Final Payment Securities” indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the seller and subsequently added to the trust.

       “Fixed Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) which bear interest at a fixed rate per annum.

       “Floating Rate Securities” securities (other than certain Classes of Strip Notes or Strip Certificates) may bear interest at a variable or adjustable rate per annum.

       “Ford Credit” means Ford Motor Credit Company.

       “Funding Period” the period specified in the related prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

       “Index Maturity” for any Class of Floating Rate Securities means the period of maturity of the instrument or obligation from which the Base Rate is calculated.

       “Initial Pool Balance” means the Pool Balance on the related Closing Date, as described in the related prospectus supplement.

       “Initial Receivables” means the receivables the seller will sell or transfer to the trust on the Closing Date specified in the related prospectus supplement having an aggregate principal balance specified in the related prospectus supplement as of the applicable cutoff date.

       “Insolvency Event” means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       “Insolvency Laws” means the United States Bankruptcy Code or similar applicable state laws.

       “Interest Reset Date” means the first day of the applicable Interest Reset Period, or such other day as may be specified in the related prospectus supplement with respect to a Class of Floating Rate Securities.

       “Interest Reset Period” means with respect to any Class of Floating Rate Securities, each period for which interest is accrued, as defined in the related prospectus supplement

       “LIBOR” with respect to the London Inter-Bank Offering Rate indexed to the offered rates for U.S. dollar deposits, for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and “Telerate Page 3750” means the display designated as page “3750” by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

(2)	If such rate does not appear on the Telerate Page 3750 on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent of such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

       “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Reset Period.

       “LIBOR Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to LIBOR.

       “Liquidation Proceeds” means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer’s customary servicing procedures.

       “Liquidated Receivables” means a receivable which:

•	by its terms, is in default; and

•	as to which the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the related financed vehicle.

       “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D × 360 × 100

360 -(D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

       “MSRP” means with respect to a motor vehicle, the manufacturer’s suggested retail price.

       “Note Balance” means with respect to each Class of notes and as the context so requires, (i) with respect to all notes of such Class, an amount equal to, initially, the initial Note Balance of such Class of notes and, thereafter, an amount equal to the initial Note Balance of such Class of notes, reduced by all amounts distributed to noteholders of such Class of notes and allocable to principal or (ii) with respect to any note of such Class, an amount equal to, initially, the initial denomination of such note and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such note and allocable to principal.

       “Note Interest Rate” with respect to each Class of notes, the rate specified in the prospectus supplement at which interest may accrue.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the applicable Cutoff Date.

       “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

•	investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

•	any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next distribution date.

       “Plan” means any of the following

•	employee benefit plans (as defined in Section 3(3) of ERISA),

•	plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts or Keogh plans, and

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, as applicable, an insurance company general account.

       “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

       “Pool Balance” is the aggregate principal balance of the receivables as of the Cutoff Date or the end of a Collection Period, as further described in the prospectus supplement.

       “PRIMUS” means —

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Rating Agencies” means the nationally recognized Rating Agencies providing a rating on the securities issued by the applicable trust.

       “Receivables Pool” means the pool of receivables sold to the applicable trust.

       “Receivables Transfer and Servicing Agreements” means collectively each purchase agreement under which Ford Credit will sell receivables to the seller, each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which Ford Credit will undertake certain administrative duties.

       “Residual Cash Flow Certificates” are certificates which are entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions required on each distribution date.

       “Residual Cash Flow Notes” are notes which are entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions required on each distribution date.

       “Revolving Period” the period specified in the related prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “seller” means Ford Credit Auto Receivables Two LLC, a Delaware limited liability company, as the seller of the securities being offered by the prospectus supplement.

       “servicer” means Ford Credit acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement.

       “Simple Interest Advance” means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means the special federal tax counsel to each trust specified in the related prospectus supplement that will provide an opinion regarding certain federal income tax matters.

       “Spread” means the number of basis points (one basis point is equal to one one-hundredth of a percentage point), as specified in the applicable prospectus supplement, to be added to or subtracted from the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Spread Multiplier” means the percentage, if any, specified in the applicable prospectus supplement, to be multiplied by the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Strip Certificates” means any certificates issued that are entitled to:

•	distributions in respect of principal with disproportionate, nominal or no interest distributions, or

•	interest distributions with disproportionate, nominal or no distributions in respect of principal.

       “Strip Notes” means any notes issued that are entitled to:

•	principal payments with disproportionate, nominal or no interest payments, or

•	interest payments with disproportionate, nominal or no principal payments.

       “Subsequent Receivables” means additional receivables sold by the seller to the applicable trust after the Closing Date during a Funding Period or other period specified in the prospectus supplement.

       “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

       “tax code” means the Internal Revenue Code of 1986, as amended.

       “Treasury Rate” for each Interest Period shall be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of U.S. Treasury bills having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Securities — Treasury bills — auction average (investment)”. If such rate is not published on or to 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above on or before 3:00 p.m., New York City time on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected by such Calculation Agent are not quoting bid rates, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

       “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

       “Treasury Rate Security” means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Treasury Rate.

       “Trustee” means the trustee of the trust identified in the related prospectus supplement.

       “Variable Pay Term Notes” means notes issued by any trust which are issued to pay in full or in part another security issued by such trust.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission(1)	$	*

Rating agency fee	$	*

Printing	$	*

Legal fees and expenses	$	*

Accountants’ fees	$	*

Fees and expenses of Indenture Trustee	$	*

Fees and expenses of Owner Trustee	$	*

Miscellaneous expenses	$	*

Total	$	*

(1)	Includes registration of an indeterminate amount of asset-backed securities which may be sold in market-making transactions from time to time by Ford Financial Services, Inc.

*	To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

       Section 18-108 of the Delaware Limited Liability Act, 6 Del. C. ss.18-101 et seq., provides as follows:

       18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

       Article VIII of the Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC provides as follows:

       Section 8.1.  Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

       Section 8.2.  Liabilities: Indemnification.  (a) Subject to Section 8.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party”), shall be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

       (b).  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

       (c).  Subject to Section 8.2(f), expenses (including attorneys’ fees and disbursements) incurred by a Manager, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager, employee or agent to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

       (d).  No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

       (e).  The indemnification and advancement of expenses provided by this Section 8.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

       (f).  Any amounts payable by the Company in accordance with this Section 8.2 shall be payable solely to the extent of funds actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 8.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations.

       Section 8.3  Amendments: Indemnification.  The indemnities contained in Section 8.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VIII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

       Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified,

continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

       Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two LLC who serve as such at the request of Ford Motor Company or Ford Motor Credit Company provide as follows:

5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware General Corporation Law or

(iv) for any transaction from which the director derived an improper personal benefit.

       If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

5.2. Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

5.3. Indemnification and Insurance.

5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

       Ford Credit Auto Receivables Two LLC is insured for liabilities it may incur pursuant to Article EIGHTH of its Limited Liability Company Agreement relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two LLC’s Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford Motor Company.

Item 16.  Exhibits and Financial Statements.

       (A)  Exhibits:

1.1	—	*Form of Underwriting Agreement for the Notes and Certificates.
3.1	—	*Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC.
4.1	—	*Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
4.2	—	*Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).
5.1	—	*Opinion of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of Ford Credit Auto Receivables Two LLC with respect to legality.
8.1	—	*Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.
8.2	—	*Opinion of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of the Servicer with respect to tax matters under Michigan law.
10.1	—	*Form of Interest Rate Swap between the Trust and the Swap Counterparty.
23.1	—	*Consent of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of Ford Credit Auto Receivables Two LLC.
23.2	—	*Consent of Skadden, Arps, Slate, Meagher & Flom LLP.
23.3	—	*Consent of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of the Servicer.
24.1	—	Powers of Attorney.
25.1	—	*Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.
99.1	—	*Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.
99.2	—	*Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.
99.3	—	*Form of Purchase Agreement between Ford Credit and the Seller.
99.4	—	*Form of Appendix A — Defined Terms.

*	To be filed by amendment.

Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 30th day of January, 2001.

FORD CREDIT AUTO RECEIVABLES TWO LLC

By:	/s/ B. BOERIO*

(B. Boerio, Chairman of the Board of Managers of Ford Credit Auto Receivables Two LLC)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following managers of FORD CREDIT AUTO RECEIVABLES TWO LLC in the capacities and on the date indicated.

Signature	Title	Date

/s/ B. BOERIO* (B. Boerio)	Chairman of the Board of Managers and Manager (principal executive officer)	January 30, 2001

/s/ T.J. KUEHN (T.J. Kuehn)	Controller (principal accounting officer)	January 30, 2001

/s/ DAVID M. BRANDI* (David M. Brandi)	Manager and President and Treasurer (principal financial officer)	January 30, 2001

/s/ SANJEEV AGRAWAL (Sanjeev Agrawal)	Manager	January 30, 2001

*By:	/s/ RICHARD P. CONRAD

(Richard P. Conrad, Attorney in Fact)

EXHIBIT INDEX

Description
Exhibits

1.1	—	*Form of Underwriting Agreement for the Notes and Certificates.
3.1	—	*Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC.
4.1	—	*Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
4.2	—	*Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).
5.1	—	*Opinion of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of Ford Credit Auto Receivables Two, LLP with respect to legality.
8.1	—	*Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.
8.2	—	*Opinion of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of the Servicer with respect to tax matters under Michigan law.
10.1	—	*Form of Interest Rate Swap between the Trust and the Swap Counterparty.
23.1	—	*Consent of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of Ford Credit Auto Receivables Two LLP.
23.2	—	*Consent of Skadden, Arps, Slate, Meagher & Flom LLP.
23.3	—	*Consent of Richard P. Conrad, Esq., Assistant Secretary and Associate Counsel — Corporate of the Servicer.
24.1	—	Powers of Attorney.
25.1	—	*Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.
99.1	—	*Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.
99.2	—	*Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.
99.3	—	*Form of Purchase Agreement between Ford Credit and the Seller.
99.4	—	*Form of Appendix A — Defined Terms.

*	To be filed by amendment.